Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PG&E Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PG&E Corporation and Pacific Gas and Electric Company Joint Notice of 2013 Annual Meetings • Joint Proxy Statement

March 25, 2013

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

You are cordially invited to attend the 2013 annual meetings of PG&E Corporation and Pacific Gas and Electric Company. The meetings will be held concurrently on Monday, May 6, 2013, at 10:00 a.m., at the PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California. Entry will be through the atrium on Beale Street, between Market Street and Mission Street.

The following Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings.

•
PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the following matters: (i) nominees for director, (ii) ratification of the appointment of the independent registered public accounting firm for 2013, and (iii) advisory approval of executive compensation. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote "FOR" each of these items.

•
PG&E Corporation shareholders also will be asked to vote on a proposal submitted by an individual PG&E Corporation shareholder described in the Joint Proxy Statement. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote "AGAINST" this proposal.

Your vote on these items at the annual meetings is important. For your convenience, we offer you the option of submitting your proxy and voting instructions over the Internet, by telephone, or by mail. Whether or not you plan to attend the annual meetings, please vote as soon as possible so that your shares can be represented at the annual meetings.

Sincerely,

Anthony F. Earley, Jr.
Chairman of the Board, Chief Executive Officer,
and President of PG&E Corporation

Christopher P. Johns
President of
Pacific Gas and Electric Company

Joint Notice of Annual Meetings of Shareholders
of PG&E Corporation and Pacific Gas and Electric Company

March 25, 2013

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Monday, May 6, 2013, at 10:00 a.m., at the PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California, for the purpose of considering the following matters:

For PG&E Corporation and Pacific Gas and Electric Company shareholders:

•
To elect the following 12 and 13 individuals, respectively, nominated by the applicable Board of Directors to each serve as director on each Board for the ensuing year:

David R. Andrews	Maryellen C. Herringer	Forrest E. Miller
Lewis Chew	Christopher P. Johns*	Rosendo G. Parra
C. Lee Cox	Roger H. Kimmel	Barbara L. Rambo
Anthony F. Earley, Jr.	Richard A. Meserve	Barry Lawson Williams
Fred J. Fowler
*
Christopher P. Johns is a nominee for director of Pacific Gas and Electric Company only.
•
To ratify each Audit Committee's appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2013 for PG&E Corporation and Pacific Gas and Electric Company,

•
To provide an advisory vote on each company's executive compensation, and

•
To transact any other business that may properly come before the meetings and any adjournments or postponements of the meetings. If such matters are raised by shareholders, those matters must be properly submitted consistent with the respective company's advance notice Bylaw requirements and other applicable requirements.

For PG&E Corporation shareholders only:

•
To act upon a proposal submitted by a PG&E Corporation shareholder and described beginning on page 68 of the Joint Proxy Statement.

This notice serves as the notice of annual meetings for those shareholders of PG&E Corporation or Pacific Gas and Electric Company who previously elected to receive their proxy materials in paper format. All other shareholders were sent an "Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 6, 2013 and Notice of Annual Meeting of Shareholders" for PG&E Corporation or Pacific Gas and Electric Company, as applicable.

The Boards of Directors have set the close of business on March 7, 2013 as the record date for determining which shareholders are entitled to receive notice of and to vote at the annual meetings.

By Order of the Boards of Directors of
PG&E Corporation and Pacific Gas and Electric Company,

Linda Y.H. Cheng
Vice President, Corporate Governance and Corporate Secretary of
PG&E Corporation and
Pacific Gas and Electric Company

2013 Proxy Statement Summary

This summary highlights information to assist you in your review of this Joint Proxy Statement. The summary does not contain all of the information that you should consider, and you should read the entire Joint Proxy Statement carefully before voting.

Annual Meetings of Shareholders

•	Time and Date	10:00 a.m., Pacific Daylight Time, on Monday, May 6, 2013
•	Place	PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California
•	Record Date	March 7, 2013
•	Voting
Shareholders as of the record date are entitled to vote.
Each share of PG&E Corporation common stock, Pacific Gas and Electric Company common stock, and Pacific Gas and Electric Company preferred stock is entitled to cast one vote for the respective company's director nominees, and one vote for each of that company's other proposals.
•	Admission	All shareholders are invited to attend the meeting, but must have an admission ticket and valid photo identification before they are permitted to enter. Please see the instructions on page 79.

Meeting Agenda and Voting Recommendations

The following items are expected to be voted on at the annual meetings. No additional matters have been raised by shareholders.

PG&E Corporation

Item	Board's Voting Recommendation	Page Reference (for more detail)

Election of 12 directors	FOR all nominees	2
Ratification of Deloitte & Touche LLP as independent auditor for 2013	FOR	26
Advisory vote to approve executive compensation	FOR	30
Shareholder proposal: independent board chairman	AGAINST	68

Pacific Gas and Electric Company

Item	Board's Voting Recommendation	Page Reference (for more detail)

Election of 13 directors	FOR all nominees	2
Ratification of Deloitte & Touche LLP as independent auditor for 2013	FOR	26
Advisory vote to approve executive compensation	FOR	30

i

Director Nominees

We are asking shareholders of each company to vote "FOR" all of the director nominees listed below. Each nominee currently serves as a director and is therefore seeking re-election. In 2012, each PG&E Corporation director attended at least 94 percent of the total number of applicable PG&E Corporation Board and Board committee meetings, and each Pacific Gas and Electric Company ("Utility") director attended at least 88 percent of the total number of applicable Utility Board and Board committee meetings. Each director is elected annually, by a majority of the votes represented and voting.

Below is summary information about each director nominee.

Nominee	Age	Director Since	Principal Occupation	Committee Memberships	Other Public Company Boards

David R. Andrews	71	August 2000	Retired Senior Vice President, Government Affairs, General Counsel, and Secretary, PepsiCo. Inc.	• Audit • Executive • Nominating and Governance • Nuclear, Operations, and Safety • Public Policy
Lewis Chew	50	September 2009	Executive Vice President and Chief Financial Officer, Dolby Laboratories, Inc.	• Audit • Public Policy

C. Lee Cox	71	February 1996	Retired Vice Chairman, AirTouch Communications, Inc.	• Compensation • Executive • Finance • Nuclear, Operations, and Safety
Anthony F. Earley, Jr.	63	September 2011 (PG&E Corporation) June 2012 (Utility)	Chairman of the Board, Chief Executive Officer, and President, PG&E Corporation	• Executive	• Ford Motor Company

Fred J. Fowler	67	March 2012	Chairman of the Board, Spectra Energy Partners, LP	• Nuclear, Operations, and Safety	• Encana Corporation
Maryellen C. Herringer	69	October 2005	Retired Executive Vice President, General Counsel, and Secretary, APL Limited	• Audit • Executive • Nominating and Governance	• ABM Industries Incorporated

Christopher P. Johns*	52	February 2010	President, Pacific Gas and Electric Company	• Executive
Roger H. Kimmel	66	January 2009	Vice Chairman, Rothschild Inc.	• Finance • Public Policy	• Endo Health Solutions Inc.

Richard A. Meserve	68	December 2006	President, Carnegie Institution of Washington	• Executive • Nominating and Governance • Nuclear, Operations, and Safety • Public Policy
Forrest E. Miller	60	February 2009	Retired Group President – Corporate Strategy and Development, AT&T Inc.	• Audit • Compensation

Nominee	Age	Director Since	Principal Occupation	Committee Memberships	Other Public Company Boards

Rosendo G. Parra	53	September 2009	Retired executive, Dell, Inc.	• Finance • Nominating and Governance	• Brinker International • NII Holdings, Inc.
Barbara L. Rambo	60	January 2005	Chief Executive Officer, Taconic Management Services	• Compensation • Executive • Finance • Nominating and Governance	• International Rectifier Corporation • West Marine, Inc.
Barry Lawson Williams	68	September 1990	Retired Managing General Partner, Williams Pacific Ventures, Inc.	• Audit • Compensation • Executive • Finance	• CH2MHill Companies, Ltd. • The Simpson Manufacturing Company Inc. • SLM Corporation

  *Christopher P. Johns is a nominee for the Utility Board only and a member of the Utility Executive Committee only.

Corporate Governance Highlights

• Substantial majority of independent directors (11 of 12 PG&E Corporation directors and 11 of 13 Utility directors)	• No supermajority vote requirements
• Independent key Board committees (excluding Executive Committees)	• Succession planning for CEO and senior management
• Independent lead director since 2003	• Executive and director stock ownership guidelines
• Executive sessions of independent directors at each regular Board meeting	• Board oversight of risk management
• Annual evaluation of CEO performance by independent directors	• Board oversight and transparent public disclosure of political activities
• Annual Board and committee self-assessments	• Policy against obtaining certain types of services from the independent registered public accountant
• Annual election of directors	• No poison pill; shareholder approval required for adoption
• Majority vote for directors, with mandatory resignation policy and plurality carve-out for contested elections	• Confidential voting policy
• One share one vote

Auditors

As a matter of good corporate governance, we are asking shareholders of each company to ratify the selection of Deloitte & Touche LLP ("D&T") as each company's independent auditor for 2013. We provide information on fees paid to D&T on page 27.

Advisory Approval of Executive Compensation

We are asking shareholders of each company to approve on an advisory basis our named executive officer compensation. Each Board recommends a "FOR" vote because it believes that the companies' compensation policies and practices are effective in achieving the companies' goals of rewarding sustained financial and operating performance and excellence, aligning the executives' long-term interests with those of our shareholders, and motivating executives to remain with the companies for long and productive careers.

Below are significant developments from 2011 and 2012 regarding executive compensation.

•
The officer severance policy was amended to eliminate gross-ups on payments made upon severance in connection with a change in control.

•
The officer severance policy was amended to generally reduce the benefits payable upon termination without cause (both before and after a change in control).

•
Executive stock ownership guidelines were increased to 6 times base salary for the PG&E Corporation CEO and 3 times base salary for the Utility President, the PG&E Corporation CFO, and the PG&E Corporation Senior Vice President and General Counsel.

•
The Long-Term Incentive Plan ("LTIP") was amended to prohibit share recycling and cash buyouts for stock options and stock appreciation rights ("SARs").

Executive Compensation Elements

Named Executive Officers received the following types of compensation during 2012.

TYPE	FORM	TERMS

Cash	Salary	• Determined annually, though merit increase adjustments may be made mid-year.
Short-Term Incentive

•

Based on corporate performance against pre-established operational and performance goals that are set annually.

•

Board and Compensation Committee have discretion to adjust payments (e.g., for external factors or individual performance) and to reduce awards to zero.

Equity	Restricted Stock Units	• Generally vest after a four-year vesting period (20 percent in years 1-3, and 40 percent in year 4) while employed or after retirement.
	Performance Shares	• Generally vest after three-year performance period.
• Payout based on Total Shareholder Return ("TSR") relative to 12 peer companies selected by the Compensation Committee.
	Special Incentive Stock Ownership Premiums ("SISOPs")	• Phantom stock granted in connection with prior executive stock ownership program. Forfeited if executive does not meet ownership targets. SISOP program has been terminated.

Retirement	Pension	• Benefits based on final average pay. • Vested benefits payable at age 55. • Benefits reduced unless at least 35 years of service or age 65.
Supplemental pension

•

Benefits based on final average pay plus short-term incentive, and number of years of service.

•

Benefit reduced unless at least 35 years of service or age 65 and by amounts payable from pension.

•

Vested benefits payable at later of age 55 or separation from service.

Other	Perquisites

•

Limited perquisites include security-based transportation services for the PG&E Corporation CEO and the Utility President, on-site parking, executive health services, partial subsidy of financial services, and insurance.

•

Also includes the following items that are available to other management employees: health club fee reimbursement and relocation services.

•

Lump-sum annual cash stipend paid in lieu of providing broader perquisite benefits.

Other Key Compensation Features

• Since 2010, annual say-on-pay vote, and investor outreach to key institutions	• Increased executive stock ownership guidelines with retention requirements
• Clawback policy	• Policy against granting additional credited service under the Supplemental Executive Retirement Plan ("SERP")
• "Double trigger" for change-in-control severance	• No tax gross-ups (except for programs generally available to all management employees)
• Policy restricting hedging and pledging of either company's stock	• Golden Parachute Restriction Policy
• Use of tally sheets	• Policy regarding independence of compensation consultant
• Shareholder approval required for option repricing	• Consideration of realizable pay

Shareholder Proposal

In accordance with Securities and Exchange Commission rules, this Joint Proxy Statement includes a proposal submitted by an individual PG&E Corporation shareholder. The PG&E Corporation Board carefully considered this proposal and recommends a vote "AGAINST" the proposal for the reasons set forth on page 68 of this Joint Proxy Statement.

2014 Annual Meeting

• Deadline for submission of shareholder proposals for inclusion in the proxy statement:	November 25, 2013

• Deadline for written notice of other business and nominations for director:	February 7, 2014

General Information About the Annual Meetings and Voting

Answers to many frequently asked questions about the annual meetings and voting, including how to vote shares held in employee benefit plans, can be found in the Q&A section beginning on page 77 of this Joint Proxy Statement.

v

PG&E Corporation and Pacific Gas and Electric Company

Joint Proxy Statement

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company ("Utility") (each a "Board" and together, the "Boards") are soliciting proxies for use at the companies' annual meetings of shareholders, including any adjournments or postponements.

This Joint Proxy Statement describes certain matters that management expects will be voted on at the annual meetings, gives you information about PG&E Corporation and the Utility and their respective Boards and management, and provides general information about the voting process and attendance at the annual meetings.

A Notice of Annual Meeting and Internet Availability of Proxy Materials ("Notice of Internet Availability") or a copy of the Joint Notice of Annual Meetings of Shareholders ("Joint Notice"), the Joint Proxy Statement, a proxy card or voting instruction card, and the PG&E Corporation and Pacific Gas and Electric Company 2012 Annual Report ("Annual Report") were mailed to shareholders beginning on or about March 25, 2013. The materials were sent to anyone who owned shares of common stock of PG&E Corporation and/or shares of preferred stock of the Utility at the close of business on March 7, 2013. This date is the record date set by the Boards to determine which shareholders may vote at the annual meetings.

Item No. 1:
Election of Directors of PG&E Corporation and
Pacific Gas and Electric Company

Shareholders are being asked to elect 12 directors to serve on the Board of PG&E Corporation and 13 directors to serve on the Board of the Utility. The 12 nominees for director of PG&E Corporation also are nominees for director of the Utility. Christopher P. Johns is a nominee for director of the Utility only.

All nominees for the PG&E Corporation Board are current directors who were elected by shareholders at the 2012 annual meeting. All nominees for the Utility Board are current directors who were elected by shareholders at the 2012 annual meeting, with the exception of Mr. Earley, who was elected as a director of the Utility in June 2012.

If elected as director, all of the nominees have agreed to serve and will hold office until the next annual meetings or until their successors shall be elected and qualified, except in the case of death, resignation, or removal of a director.

If any of the nominees become unavailable at the time of the annual meetings to accept nomination or election as a director, the proxyholders named on the PG&E Corporation or Utility proxy card (as applicable) will vote for substitute nominees at their discretion.

The following pages provide information about the nominees for director, including principal occupations and directorships held during the past five years, certain other directorships, age, length of service as a director of PG&E Corporation and/or the Utility, and membership on Board committees. Information regarding each nominee's ownership of PG&E Corporation and Utility stock is provided in the section entitled "Security Ownership of Management," which begins on page 71 of this Joint Proxy Statement.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR Each of the Nominees for Director Presented in This Joint Proxy Statement.

Nominees for Directors of PG&E Corporation and
Pacific Gas and Electric Company

The Boards select nominees for director, based on recommendations received from the Nominating and Governance Committee of the PG&E Corporation Board.

The Boards believe that each nominee for director is a qualified, dedicated, ethical, and highly regarded individual. The information provided below includes a chart and a description of each nominee's specific experience, qualifications, attributes, and skills that indicate why that person should serve as a director of the applicable company, in light of the company's business and structure. The Boards do not believe that each nominee must possess all of the characteristics shown in the chart below in order for each Board, as a whole, to function effectively.

Collectively, the distribution of the nominees' experience, skills, and expertise, among other characteristics, reflects a balanced and multi-disciplinary Board, and appropriately meets the needs of the companies.

*
Includes Christopher P. Johns, who is a nominee for the Utility only.

In considering whether to re-nominate Maryellen C. Herringer for election to the Boards of PG&E Corporation and the Utility, the PG&E Corporation Nominating and Governance Committee and each company's Board (with Ms. Herringer recusing herself) considered, among other factors, her former service on the board and the risk committee of Wachovia Corporation. The PG&E Corporation and Utility Boards concluded that, based on a number of factors, including shareholder support from at least approximately 80 percent of the shares voted at each of the companies' 2010, 2011, and 2012 annual meetings, as well as Ms. Herringer's overall experience, expertise, and skills, she is a valuable member of the Boards, her continued service would serve the best interests of the companies, and she should be nominated for re-election.

David R. Andrews
 Mr. Andrews is retired Senior Vice President, Government Affairs, General Counsel, and Secretary of PepsiCo, Inc. (food and beverage businesses). Prior to joining PepsiCo, Inc., he was a partner in the international law firm of McCutchen, Doyle, Brown & Enersen, LLP (now Bingham McCutchen) and served as Chairman of the firm. Mr. Andrews has been senior counsel to three federal agencies: the U.S. Department of State, the U.S. Department of Health and Human Services, and the U.S. Environmental Protection Agency.

Mr. Andrews has been a director of UnionBanCal Corporation (financial holding company) and Union Bank, N.A. (commercial bank, formerly Union Bank of California) since April 2000 and has been the lead director of UnionBanCal Corporation since 2009. He previously served on the supervisory and joint boards of directors of James Hardie Industries N.V. (fiber cement manufacturing) (2007 to 2009) and was chair of that company's compensation committee and a member of its nomination and governance committee.

Mr. Andrews, 71, has been a director of PG&E Corporation and the Utility since August 2000. He currently is a member of the PG&E Corporation and Utility Audit Committees and Executive Committees, and a member of the PG&E Corporation Nominating and Governance Committee, the PG&E Corporation Nuclear, Operations, and Safety Committee, and the PG&E Corporation Public Policy Committee. Mr. Andrews brings management, leadership, and business skills from his professional experience described above, including as an executive and a director of, and legal counsel to, other large public companies and as legal counsel to the Executive Branch. His specific experience and expertise include legal, corporate governance, executive compensation, environmental, governmental, and public policy matters, as well as an in-depth knowledge of PG&E Corporation and the Utility.

Lewis Chew
Mr. Chew is Executive Vice President and Chief Financial Officer of Dolby Laboratories, Inc. (audio, imaging, and voice technologies for the entertainment industry) and has held that position since 2012. He previously was Senior Vice President, Finance and Chief Financial Officer of National Semiconductor Corporation (design, manufacturing, and sale of semiconductor products) (2001 to 2011). Mr. Chew also was a Partner and certified public accountant at KPMG, LLP (accounting firm), where he served mainly technology and financial institution clients.

Mr. Chew, 50, has been a director of PG&E Corporation and the Utility since September 2009. He currently is Interim Chair of the PG&E Corporation Public Policy Committee and a member of the PG&E Corporation and Utility Audit Committees. As an executive of a large business customer in the Utility's service area, he brings insights from a customer's perspective to the Board. Mr. Chew has specific financial expertise and executive management and leadership skills gained from serving as a chief financial officer of other large public companies and as an audit partner at KPMG, LLP. He also has experience managing and overseeing all financial functions at a large public company, as well as information technology, investor relations, business planning, corporate controllership, strategic planning, business development, worldwide operations finance, and global internal audit functions.

C. Lee Cox
 Mr. Cox is retired Vice Chairman of AirTouch Communications, Inc. (wireless service provider) and retired President and Chief Executive Officer ("CEO") of AirTouch Cellular (cellular telephone services). He was an executive officer of AirTouch Communications, Inc. and its predecessor, PacTel Corporation (telecommunications utility). His positions at those entities included, among others, Vice President of Corporate Communications, Executive Vice President of Operations, and Executive Vice President of Marketing.

Mr. Cox currently is a board member of the SPCA for Monterey County and the Nancy Buck Ransom Foundation. He is a past member of the Board of Governors of the Commonwealth Club of California and the Board of Trustees of the World Affairs Council.

Mr. Cox, 71, served as interim Chairman, Chief Executive Officer, and President of PG&E Corporation from May 1 to September 12, 2011, prior to Mr. Earley's election effective September 13, 2011. Mr. Cox has been a director of PG&E Corporation and the Utility since 1996 and served as the non-executive Chairman of the Board of the Utility from January 2008 to April 2011. He also served as the lead director of PG&E Corporation and the Utility from April 2004 to April 2011. He was reappointed as lead director of both companies and as the non-executive Chairman of the Board of the Utility effective September 13, 2011. He currently is Chair of the PG&E Corporation Compensation Committee and a member of the PG&E Corporation Finance Committee, the PG&E Corporation Nuclear, Operations, and Safety Committee, and the PG&E Corporation and Utility Executive Committees. As the lead director of each company, Mr. Cox has an in-depth knowledge of PG&E Corporation and the Utility, as well as experience in the companies' corporate governance, compensation, finance, and strategic planning matters. He brings executive management, business, and leadership skills gained as the chief executive officer and a director of other large public companies. Mr. Cox's experience and expertise also include managing and directing operations, corporate communications, and marketing functions at other large companies that are regulated by the California Public Utilities Commission.

Anthony F. Earley, Jr.
Mr. Earley is Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation and has held that position since September 2011. Prior to joining PG&E Corporation, Mr. Earley was the Executive Chairman of DTE Energy Company (integrated energy company) (October 2010 to September 2011). He also served as that company's Chairman of the Board and Chief Executive Officer (1998 to 2010) and President and CEO. He previously served as President and Chief Operating Officer of Long Island Lighting Company (electric and gas utility in New York).

Mr. Earley has been a director of Ford Motor Company (global automotive and financial services company) since 2009 and serves on that company's compensation, nominating and governance, and sustainability committees. Previously, he was a director of Masco Corporation (home improvement and building products and services) (2001 to 2012) and a director of Comerica Incorporated (financial services) (2000 to 2009). Mr. Earley is a member of the executive committee of the Edison Electric Institute and is former Chairman of that association. He also serves as a director of the Nuclear Energy Institute and is a member of its executive committee and its organization and compensation committee. In addition, he has served as a director or trustee of many community organizations.

Mr. Earley, 63, has been a director of PG&E Corporation since September 2011 and a director of the Utility since June 2012. He currently is Chair of the PG&E Corporation and Utility Executive Committees. Mr. Earley has extensive knowledge and experience across all aspects of the energy industry, including electric and gas utility operations, nuclear energy, and energy policy and regulation. He brings executive management, business, and civic leadership skills gained from a significant number of years as a CEO and a director of other large public companies.

Fred J. Fowler
Mr. Fowler is Chairman of the Board of Spectra Energy Partners, LP (master limited partnership that owns natural gas transmission and storage assets) and has held that position since December 2008. He was President and Chief Executive Officer of Spectra Energy Corp (natural gas gathering and processing, transmission and storage, and distribution company) from 2006 to 2008, and served as a director of that company from 2006 to 2009. Previously, Mr. Fowler held various executive positions with Duke Energy Corporation (gas and electric energy company) and its subsidiaries and predecessor companies, including President and
Chief Operating Officer of Duke Energy.

Mr. Fowler has been a director of Encana Corporation (natural gas producer) since 2010 and is a member of that company's corporate responsibility, environment, health and safety committee and its human resources and compensation committee. Previously, he was Chairman of the Board of DCP Midstream Partners, LP (owner, operator, and developer of midstream energy assets) (2007 to 2009) and a director of DCP Midstream, LLC (natural gas gatherer and processor and natural gas liquids producer) (2000 to 2009). He also is the former Chairman of the Board of the Interstate Natural Gas Association of America and a former director of the Gas Research Institute, the Gas Technology Institute, and the Institute of Nuclear Power Operations.

Mr. Fowler, 67, has been a director of PG&E Corporation and the Utility since March 2012. He currently is a member of the PG&E Corporation Nuclear, Operations, and Safety Committee. Mr. Fowler brings extensive knowledge, experience, and skills in gas and electric utility operations, nuclear power, and regulatory matters. He also brings leadership, management, and business skills developed as an executive and a director of numerous public and privately held companies.

Maryellen C. Herringer
Ms. Herringer is retired Executive Vice President, General Counsel, and Secretary of APL Limited (international transportation and logistics services company). She held various executive positions at APL Limited and was responsible for overseeing the legal, risk management, corporate communications, human resources, internal audit, tax, and community affairs functions. Prior to joining APL Limited, Ms. Herringer was a partner in the international law firm of Morrison & Foerster LLP, Senior Vice President and General Counsel of Transamerica Corporation (insurance and financial services), and a partner in the law firm of Orrick, Herrington & Sutcliffe LLP.

Ms. Herringer has been a director of ABM Industries Incorporated (facilities services) since 1993 and has served as that company's non-executive Chairman of the Board since March 2006. She is a member of that company's compensation committee and its executive committee. In addition, Ms. Herringer was a director of Wachovia Corporation (bank holding company) and a member of that company's risk committee until it merged with Wells Fargo & Company in December 2008. She currently is a member of the boards of trustees of Mills College, Vassar College, and the San Francisco Museum of Modern Art.

Ms. Herringer, 69, served as interim lead director of PG&E Corporation and the Utility and interim non-executive Chairman of the Utility Board from May 1 to September 12, 2011. She has been a director of PG&E Corporation and the Utility since October 2005. She currently is Chair of the PG&E Corporation Nominating and Governance Committee and a member of the PG&E Corporation and Utility Audit Committees and Executive Committees. Ms. Herringer brings leadership, business, legal, and management skills developed as an executive and a director of, and legal counsel to, other large public companies. Her specific expertise includes legal, corporate governance, risk management, and internal audit matters, as well as corporate transactions and mergers and acquisitions.

Christopher P. Johns
Mr. Johns is President of Pacific Gas and Electric Company and has held that position since August 2009. During his career at the Utility, he has held the positions of Senior Vice President, Financial Services (May 2009 to July 2009), Senior Vice President and Treasurer (October 2005 through April 2009), and other officer positions within the finance and accounting functions. Mr. Johns also has held a number of executive positions at PG&E Corporation, including Chief Financial Officer (2005 through 2007).

Prior to becoming an officer of the Utility, Mr. Johns was a partner at KPMG Peat Marwick (accounting firm). Mr. Johns is a graduate of the Massachusetts Institute of Technology Reactor Technology Course for Utility Executives. He serves on the executive committees of the boards of the American Gas Association and the Western Energy Institute, and on the boards of directors of the Edison Electric Institute, the California Chamber of Commerce, The First Tee of San Francisco, and San Francisco RBI. He also is a member of the Board of Trustees of the San Francisco Ballet.

Mr. Johns, 52, has been a director of the Utility since February 2010. He currently is a member of the Utility's Executive Committee. He brings a detailed knowledge of the Utility's operations, including oversight of electric and gas operations, energy supply, information technology, shared services, strategy, and regulatory relations. He also has experience with the Utility's and PG&E Corporation's finance and accounting functions, along with management, leadership, and problem-solving skills gained in his years as an executive of PG&E Corporation and the Utility and as a partner at KPMG Peat Marwick.

Roger H. Kimmel
Mr. Kimmel is Vice Chairman of Rothschild Inc. (international investment banking firm) and has held that position since January 2001. His investment banking work includes cross-border and domestic public company mergers and acquisitions, capital market transactions, corporate governance, and advising special committees of boards of directors. Prior to joining Rothschild Inc., Mr. Kimmel was a partner in the international law firm of Latham & Watkins LLP, where his practice focused on mergers and acquisitions, capital markets, and corporate governance matters.

Mr. Kimmel has been non-executive Chairman of Endo Health Solutions Inc. (formerly Endo Pharmaceuticals Holdings Inc.) (pharmaceutical company) since May 2007, and also serves as chair of that company's nominating and governance committee and as a member of its audit committee and transactions committee. Previously, he served as a director of Schiff Nutrition International, Inc. (vitamins and nutritional supplements company) until that company was acquired in December 2012. Mr. Kimmel has been Chairman of the Board of Trustees of the University of Virginia Law School Foundation (not-for-profit) since 2009.

Mr. Kimmel, 66, has been a director of PG&E Corporation and the Utility since January 2009. He currently is a member of the PG&E Corporation Finance Committee and the PG&E Corporation Public Policy Committee. Mr. Kimmel brings business, finance, and legal skills, as well as leadership and problem-solving skills developed as an executive and a director of, and legal counsel to, other large public companies. His specific expertise includes corporate transactions, finance, investment banking, international business, corporate governance, and legal matters.

Richard A. Meserve
Dr. Meserve is President of the Carnegie Institution of Washington (not-for-profit scientific research institution) and has held that position since April 2003. He has a Ph.D. in applied physics and a law degree, and has served on a part-time basis as Senior Of Counsel to the international law firm of Covington & Burling LLP since April 2004. Prior to joining the Carnegie Institution of Washington, Dr. Meserve was Chairman of the U.S. Nuclear Regulatory Commission. He also has served as a member of the Blue Ribbon Commission on America's Nuclear Future (chartered by the Secretary of Energy) (2010 to 2012), as legal counsel to President Carter's science and technology advisor, and as a law clerk to Justice Harry A. Blackmun of the U.S. Supreme Court. He is the Chairman of the International Nuclear Safety Group, which is chartered by the International Atomic Energy Agency.

Dr. Meserve has served as chair of the nuclear committee of Energy Future Holdings Corporation since 2010, and also has been a director of Tri Alpha Energy, Inc. since 2012. He previously was a director of Luminant (competitive power generation subsidiary of Energy Future Holdings Corporation) (2008 to 2010). He is a member of the independent advisory committees of UniStar Nuclear Energy LLC (design, licensing, construction, and operation of new nuclear power plants) and Constellation Energy Nuclear Group, LLC (existing nuclear power plant owner and operator). Dr. Meserve also serves as a member of the board of trustees of Universities Research Association, Inc. (consortium of research-oriented universities), is President of the Board of Overseers of Harvard University, and serves on the Council and Trust of the American Academy of Arts and Sciences.

Dr. Meserve, 68, has been a director of PG&E Corporation and the Utility since December 2006. He currently is Chair of the PG&E Corporation Nuclear, Operations, and Safety Committee and a member of the PG&E Corporation Nominating and Governance Committee, the PG&E Corporation Public Policy Committee, and the PG&E Corporation and Utility Executive Committees. Dr. Meserve brings technical, legal, regulatory, and public policy expertise in numerous areas, including nuclear power, energy policy, and climate change, as well as leadership and business skills developed as an executive and a director of, and an advisor to, national and international scientific, research, and legal organizations.

Forrest E. Miller
Mr. Miller served as Group President-Corporate Strategy and Development of AT&T Inc. (communications holding company) from 2007 until his retirement in March 2012. In that position, he was responsible for enterprise-wide strategic planning, business development, and mergers and acquisitions. Mr. Miller also has served as Group President-Strategic Initiatives and Human Resources of AT&T Inc. and Group President of AT&T Corp., the Global Enterprise division of AT&T Inc., and held a variety of executive positions at SBC Communications (communications holding company) and its predecessor
Pacific Telesis Group.

Mr. Miller has been a director of YP Holdings, LLC (print and digital media company) since April 2012 and serves on that company's finance committee. He currently serves as a trustee of Trinity University in San Antonio, Texas, the Dallas Museum of Art, and the Baylor Health Care System Foundation in Dallas, Texas.

Mr. Miller, 60, has been a director of PG&E Corporation and the Utility since February 2009. He currently is a member of the PG&E Corporation and Utility Audit Committees and the PG&E Corporation Compensation Committee. Mr. Miller brings strategic management, leadership, and business skills developed as an executive of other large public companies in both regulated and competitive markets, as well as specific expertise in a number of areas, including strategic planning, corporate finance, audit, mergers and acquisitions, government and regulatory affairs, and human resources.

Rosendo G. Parra
Mr. Parra is a retired executive of Dell Inc. (international information technology company). He held various executive and senior management positions at Dell Inc., including Senior Vice President for the Home and Small Business Group and Senior Vice President and General Manager, Dell Americas. In those roles, he led Dell Inc.'s activities in the Americas, including marketing, sales, manufacturing, logistics/distribution, call center operations, and services to all customer segments in the Americas. Mr. Parra also is a co-founder of Daylight Partners (technology-focused venture capital firm) and has been a Partner of that firm since December 2007.

Mr. Parra has been a director of Brinker International (casual restaurant dining company) since December 2004 and is chair of that company's compensation committee and a member of its governance and nominating committee. He also has been a director of NII Holdings, Inc. (mobile communications services in Latin America) since October 2008 and is chair of that company's corporate governance and nominating committee and a member of its compensation committee.

Mr. Parra, 53, has been a director of PG&E Corporation and the Utility since September 2009. He currently is a member of the PG&E Corporation Finance Committee and the PG&E Corporation Nominating and Governance Committee. Mr. Parra brings business management, leadership, and problem-solving skills developed as an executive and a director of other large public companies, and specific experience in various areas, including technology, product development, manufacturing, sales, marketing, and customer service.

Barbara L. Rambo
 Ms. Rambo is Chief Executive Officer of Taconic Management Services (management consulting and services company) and has held that position since October 2009. Prior to joining Taconic Management Services, she was CEO, Vice Chair, and a director of Nietech Corporation (payments technology company) (during the period 2002 to 2009). Ms. Rambo previously held various executive and management positions at Bank of America, including Group Executive Vice President and head of Commercial Banking.

Ms. Rambo has been a director of International Rectifier Corporation (power management technologies) since December 2009 and serves on that company's compensation and governance committees. She also has been a director of West Marine, Inc. (boating supply retailer) since November 2009 and is chair of that company's governance and compensation committee and a member of its audit committee. In addition, Ms. Rambo has been a director of UnionBanCal Corporation (financial holding company) and Union Bank, N.A. (commercial bank, formerly Union Bank of California) since October 2007 and is a member of those companies' audit and compensation committees.

Ms. Rambo, 60, has been a director of PG&E Corporation and the Utility since January 2005. She currently serves as Chair of the PG&E Corporation Finance Committee and is a member of the PG&E Corporation Compensation Committee (having served as its interim Chair from May 1 to September 12, 2011), the PG&E Corporation Nominating and Governance Committee, and the PG&E Corporation and Utility Executive Committees. Ms. Rambo brings leadership and business skills developed as an executive and a director of other large public companies, with a focus on the financial services and technology sectors, and specific experience in various areas, including corporate finance, capital markets, sales and marketing, operations, and executive management.

Barry Lawson Williams
 Mr. Williams is retired Managing General Partner of Williams Pacific Ventures, Inc. (business investment and consulting) and also has served as President of that company since 1987. Mr. Williams has been a general partner in various real estate joint ventures located primarily within the Utility's service territory.

Mr. Williams has been a director of CH2M Hill Companies, Ltd. (engineering) since 1996 and is chair of that company's audit committee and a member of its compensation and risk committees. In addition, he has been a director of The Simpson Manufacturing Company Inc. (building construction products) since 1995 and is chair of that company's acquisitions and strategy committee and a member of its compensation and leadership development committee and its governance and nominating committee. Mr. Williams also has been a director of SLM Corporation (student loans and financial services) since July 2000 and is a member of that company's finance and operations committee. He has been a member of the Board of Trustees of The Northwestern Mutual Life Company (life and disability insurance and annuities) since 1986 and is a member of that company's marketing and agency committee. Previously, Mr. Williams was a director of Ameron International Corporation (2010 to 2011) and R.H. Donnelley Corporation (1998 to 2010). He also is a director or trustee of numerous not-for-profit organizations.

Mr. Williams, 68, has been a director of the Utility since September 1990 and a director of PG&E Corporation since December 1996. He currently serves as Chair of the PG&E Corporation and Utility Audit Committees and is a member of the PG&E Corporation Compensation Committee, the PG&E Corporation Finance Committee, and the PG&E Corporation and Utility Executive Committees. Mr. Williams brings management, leadership, and business skills developed as an executive and a director of numerous public and privately held companies. He has experience in numerous areas, including financial, audit, engineering, construction, real estate, and environmental matters, as well as mediation expertise. Mr. Williams' involvement in the local community provides a valuable perspective on the Utility's customer base. He also has an in-depth knowledge of PG&E Corporation and the Utility, based on his tenure as a director.

Corporate Governance

PG&E Corporation and the Utility are committed to good corporate governance practices that provide a framework within which the Boards and management of PG&E Corporation and the Utility can pursue the companies' business objectives. The foundation for these practices is the independent nature of each Board and its fiduciary responsibility to the company's shareholders. These practices are reviewed against industry trends and input from the companies' top institutional investors. The following section discusses the companies' key corporate governance practices, and focuses on:

•
Corporate Governance Guidelines

•
Board Leadership Structure

•
Board and Director Independence

•
Board Committee Duties and Composition

•
Committee Membership

•
Compensation Committee Interlocks and Insider Participation

•
Director Meeting Attendance During 2012

•
Director Nomination Process

•
Executive Compensation-Setting Process

•
Risk Management

•
Board Oversight of Political Contributions and Advocacy

•
Board Oversight of Management Succession

•
Board and Committee Self-Evaluations

•
Director Orientation and Continuing Education

•
Director and Officer Communications

Corporate Governance Guidelines

Our corporate governance practices are documented in Corporate Governance Guidelines that are adopted by the Boards of PG&E Corporation and the Utility. The Guidelines are reviewed and updated from time to time as recommended by the Nominating and Governance Committee of the PG&E Corporation Board. Other corporate governance practices also are set forth in the charters of the various committees of the PG&E Corporation and Utility Boards.

Many of the practices discussed in this "Corporate Governance" section are set forth in each company's Corporate Governance Guidelines or other Board-level governance documents.

Board Leadership Structure

Independent Lead Director; Executive Session Meetings

PG&E Corporation and the Utility each have an independent lead director, who is elected from among the independent chairs of the standing PG&E Corporation and Utility Board committees. The lead director must have at least one year of experience as a director of the respective company, and serves a term of three years (as lead director) and may be re-elected to consecutive terms. Specific duties for the lead director are substantially similar at both companies.

The lead director schedules and presides over executive session meetings at all meetings of the companies' Boards or any other meeting at which the Chairman is not present. Each such executive session meeting has an agenda that includes standing items for discussion by the independent directors without management present. These executive session meetings are used to, among other things, review the performance of the PG&E Corporation CEO, review executive development for management succession planning, discuss corporate governance issues, and provide feedback to the CEO. The lead director also actively participates in the planning of the regular meetings of the Boards, including suggesting and reviewing agenda topics and approving information sent to the Boards, and otherwise acting as a liaison between management (including any executive Chairman) and the Boards.

The lead director may receive written communications (in care of the Corporate Secretary) from the company's shareholders and other interested parties. The lead director also is available for consultation and direct communication with major shareholders.

C. Lee Cox is the independent lead director of both PG&E Corporation and the Utility, and held that position throughout 2012.

Chairman of the Board

At both PG&E Corporation and the Utility, the Chairman of the Board is a member of the Board of Directors. The primary duty of the Chairman is to preside over meetings of the Board, including special meetings. The Chairman also is consulted regarding nominees for the Board and the composition and chairmanship of Board committees. If the Chairman is not an independent director, then following each executive session meeting of the independent directors, the lead director, or his or her designee, has a discussion with the Chairman regarding the executive session meeting.

PG&E Corporation and the Utility each believe that it is in the best interests of the company and its shareholders to have a flexible rule regarding whether the offices of Chairman and CEO should be separate. When a vacancy occurs in the office of either the Chairman or the CEO, the applicable Board will consider the circumstances existing at that time and will determine whether the role of Chairman should be separate from that of the CEO and, if the roles are separate, whether the Chairman should be elected from management or from among the non-management directors. In addition, at least annually, each Board reviews the respective company's Board leadership structure to assess whether it is appropriate.

In the past, PG&E Corporation and the Utility each have had both combined and separate Chairman and CEO positions. In each case, the applicable Board was able to consider all eligible directors and not exclude any eligible candidate from consideration for the position of Chairman. More recently, when the positions have been combined, each company also has had a strong and independent lead director.

At PG&E Corporation, Anthony F. Earley, Jr. has served as the Chairman, CEO, and President since September 13, 2011. The PG&E Corporation Board believes that having Mr. Earley serve concurrently as the company's Chairman and CEO is the appropriate Board leadership structure at this time because, among other things, his extensive utility and leadership experience allows him to serve as an effective link between the Board and management, and to raise key issues (including those related to various business risks overseen by the Boards) and stakeholder interests to the Board's attention as the Board carries out its duties. Because the CEO bears primary responsibility for managing the Corporation's day-to-day business issues, he is well positioned to chair regular Board meetings and help ensure that key issues, business risks, and stakeholder interests are addressed by the Board. Further, the presence of an independent lead director enhances the Board's authority to act independently from management, notwithstanding the fact that the Chairman also is an executive officer of the company.

At the Utility, the positions of Chairman and principal executive officer have been separated. The Chairman of the Utility is C. Lee Cox, the independent lead director. Christopher P. Johns is President of the Utility, serving as the principal executive officer. The Utility Board believes that by separating the roles of Chairman and principal executive officer, the Utility is able to benefit from the complementary skill sets and business experiences of Messrs. Cox and Johns. As a subsidiary of PG&E Corporation, the Utility also benefits from Mr. Earley's position as Chairman and CEO of PG&E Corporation. Mr. Earley, however, may not serve in either capacity at the Utility. In conformance with certain rules of the California Public Utilities Commission, the same individual may not serve as Chairman of the Board, CEO, or President, or in a functionally equivalent position, of both PG&E Corporation and the Utility.

Board and Director Independence

The PG&E Corporation Corporate Governance Guidelines set forth a policy that at least 75 percent of the directors should be independent, as defined in the Guidelines. The New York Stock Exchange ("NYSE") rules also require that a majority of PG&E Corporation's directors be independent, as defined by the NYSE, and that independent directors meet regularly. The definition of "independence" in the PG&E Corporation Corporate Governance Guidelines is more stringent than, and satisfies, the NYSE definitions.

The Utility's Corporate Governance Guidelines also set forth a policy that at least 75 percent of the directors should be independent, as defined in the Guidelines. The NYSE MKT (formerly Amex) rules also require that the Utility's independent directors meet regularly. The Utility Board is exempt from NYSE MKT rules requiring that at least a majority of the directors meet the stock exchange's definition of "independent director" because PG&E Corporation holds approximately 96 percent of the voting power of the Utility and the Utility is a "controlled subsidiary." The definition of "independence" in the Utility's Corporate Governance Guidelines is more stringent than, and satisfies, the NYSE MKT definitions.

The Boards of PG&E Corporation and the Utility each have affirmatively determined that each of the following directors is independent: David R. Andrews, Lewis Chew, C. Lee Cox, Fred J. Fowler, Maryellen C. Herringer, Roger H. Kimmel, Richard A. Meserve, Forrest E. Miller, Rosendo G. Parra, Barbara L. Rambo, and Barry Lawson Williams. The Boards have determined that each is independent because he or she:

•
Does not have any relationship with either PG&E Corporation or the Utility that would interfere with the exercise of independent judgment,

•
Is "independent" as defined by applicable NYSE and NYSE MKT rules, and

•
Satisfies each of the categorical standards adopted by the Boards for determining whether a specific relationship is "material" and a director is independent. These categorical standards are set forth in Exhibit A to each company's Corporate Governance Guidelines.

In the process of determining each director's independence, the Boards considered transactions between PG&E Corporation or the Utility and their respective directors and their immediate family members, and certain entities with which the directors or their immediate family members were affiliated. Other than transactions with AT&T Inc. and Covington & Burling LLP, these transactions only involved the Utility's provision of utility services at rates or charges fixed in conformity with law or governmental authority, which the Boards determined were not material and did not affect the director's independence.

PG&E Corporation and the Utility received from AT&T Inc. (of which Mr. Miller served as an executive officer until March 2012) utility services at rates or charges fixed in conformity with law or governmental authority, and other telecommunications services and related equipment purchased in the ordinary course of business, which the Boards determined were not material and did not affect Mr. Miller's independence. Within the past three years, PG&E Corporation and the Utility have received legal services from Covington & Burling LLP (to which Dr. Meserve is Senior Of Counsel on a part-time basis), all of which were performed in the ordinary course of business. The annual dollar value of such services was less than the $10,000 per year disclosure threshold for review pursuant to the companies' Related Party Transaction Policy. The Boards have determined that these transactions were not material and did not affect Dr. Meserve's independence.

Committee Membership Requirements

Each of the permanent standing committees (other than the Executive Committees) must be composed entirely of independent directors, as defined in the applicable company's Corporate Governance Guidelines and the Committee's charters. In addition, the PG&E Corporation Compensation Committee and the PG&E Corporation Nominating and Governance Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines and by the NYSE. Because PG&E Corporation holds approximately 96 percent of the voting power of the Utility, the Utility is a "controlled subsidiary" of PG&E Corporation and is not subject to certain rules of NYSE MKT that otherwise would impose requirements on the Utility's director nomination and compensation-setting processes and require that the Utility's Board committees responsible for executive compensation and governance be comprised of "independent" directors, as defined by NYSE MKT.

Each member of the PG&E Corporation and Utility Audit Committees is subject to heightened audit committee independence rules, as set forth in the applicable company's Corporate Governance Guidelines, in Securities and Exchange Commission ("SEC") rules regarding audit committee independence, or in applicable stock exchange rules. Each member of the PG&E Corporation and Utility Audit Committees must be financially literate, and at least one member of each Audit Committee also must have accounting and related financial management expertise and financial sophistication. If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than PG&E Corporation, the Utility, and their respective subsidiaries, that Committee member must inform the applicable company's Board. In order for that member to continue serving on the PG&E Corporation and Utility Audit Committees, each Board must affirmatively determine that the simultaneous service does not impair that committee member's ability to serve effectively on the applicable Audit Committee.

Each company's Board and its committees satisfy the applicable independence and qualification standards. No member of either Audit Committee serves on more than three other public companies' audit committees.

Board Committee Duties and Composition

The standing committees of the PG&E Corporation Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, the Nuclear, Operations, and Safety Committee, and the Public Policy Committee. The Utility Board has two standing committees: the Executive Committee and the Audit Committee. For each of the standing committees listed above, the applicable company's Board has adopted a formal charter that sets forth the committee's duties and responsibilities, and that is available on the companies' websites (see "Website Availability of Governance Documents" on page 76 of this Joint Proxy Statement). The duties and responsibilities of each committee are described below.

Executive Committees

The PG&E Corporation and Utility Boards each have an Executive Committee that may exercise any of the powers and perform any of the duties of the applicable Board. This authority is subject to provisions of law and certain limits imposed by the PG&E Corporation Board or the Utility Board (as the case may be). The Executive Committees meet as needed.

Audit Committees

The PG&E Corporation and Utility Boards each have an Audit Committee that advises and assists the applicable Board with respect to, among other things:

•
The integrity of the respective company's financial statements,

•
Financial and accounting practices,

•
Internal controls, and external and internal auditing programs,

•
Selection and appointment of the applicable company's independent registered public accounting firm, pre-approval of all audit and non-audit services provided by the independent registered public accounting firm, and evaluation of the independence, qualifications, and performance of the independent registered public accounting firm,

•
Business ethics, and compliance with laws, regulations, and policies,

•
Related party transactions, and

•
Guidelines and policies for managing and assessing major risks, and, to the extent that any aspect of risk assessment and management is delegated to another Board committee, review of processes by which such risk assessment and management are undertaken.

Compensation Committee

The Compensation Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to:

•
Compensation of directors,

•
Employment, compensation, and benefits policies and practices,

•
Potential risks arising from compensation policies and practices,

•
Development, selection, and compensation of policy-making officers,

•
Evaluation of management and long-range planning for officer development and succession, and

•
Retention and oversight of any of the Committee's independent compensation consultants, legal counsel, or other advisors.

Among other things, the Compensation Committee:

•
Reviews and acts upon the compensation of officers of PG&E Corporation and its subsidiaries, although the Committee has delegated to the PG&E Corporation CEO the authority to approve compensation for certain officers, and

•
Recommends to the independent members of the applicable Board the compensation of the CEOs of PG&E Corporation and the Utility (or, if the office of Utility CEO is not filled, the President of the Utility).

The Performance Award Subcommittee of the Compensation Committee takes action regarding executive compensation that is intended to qualify for exemption under Internal Revenue Code Section 162(m). This Subcommittee consists solely of "outside directors," as defined in federal income tax laws and regulations.

Finance Committee

The Finance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiaries, including specific actions required to achieve those objectives. Among other things, the Committee reviews:

•
Long-term financial and investment plans and strategies,

•
Annual financial plans,

•
Dividend policy,

•
Short-term and long-term financing plans,

•
Proposed capital projects,

•
Proposed divestitures,

•
Strategic plans and initiatives,

•
Major commercial banking, investment banking, financial consulting, insurance, and other financial relationships, and

•
Major financial risk exposures associated with (i) energy commodities and derivatives, (ii) merger and acquisition transactions considered by the Committee, and (iii) selected risks identified in consultation with the PG&E Corporation and Utility Boards and their respective committees and assigned by the Audit Committee to the Finance Committee for discussion.

Each year, the Finance Committee also presents for the PG&E Corporation and Utility Boards' review and concurrence (1) a multi-year outlook for PG&E Corporation and its subsidiaries that, among other things, summarizes projected financial performance and establishes the basis for the annual budget, and (2) an annual financial performance plan that establishes financial objectives and sets operating expense and capital spending budgets that reflect the first year of the approved multi-year outlook. Members of the Boards receive a monthly report that compares actual to budgeted financial performance and provides other information about financial performance.

Nominating and Governance Committee

The Nominating and Governance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to:

•
The selection of directors, including reviewing the appropriate skills and characteristics required of Board members, reviewing the qualifications of Board candidates, and recommending nominees for election to the Boards,

•
The chairmanship and membership of Board committees, and the nomination of a lead director of each company's Board,

•
Corporate governance matters, including the companies' governance principles and practices, and the review of shareholder proposals, and

•
Evaluation of the Boards' performance and effectiveness.

Nuclear, Operations, and Safety Committee

The Nuclear, Operations, and Safety Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to the oversight and review of (i) significant safety (including public and employee safety), operational performance, and compliance issues related to the Utility's nuclear, generation, gas and electric transmission, and gas and electric distribution operations and facilities ("Operations and Facilities"), and (ii) risk management policies and practices related to the Operations and Facilities.

Among other things, the Nuclear, Operations, and Safety Committee:

•
Reviews safety and operational issues related to (1) the impact of new or changing laws, regulations, policies, and practices, (2) continuous improvement in the Operations and Facilities, and (3) incorporation of safety and operational goals into executive compensation programs,

•
Reviews the principal risks arising out of the Operations and Facilities, the process used by management to analyze and identify these risks, and the effectiveness of programs to manage or mitigate these risks,

•
Reviews the results of the Utility's goals, programs, policies, and practices with respect to promoting a strong safety culture, and

•
Periodically visits the Utility's nuclear and other operating facilities.

Public Policy Committee

The Public Policy Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to public policy and corporate responsibility issues that could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation or its subsidiaries.

Among other things, the Public Policy Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to:

•
Protection and improvement of the quality of the environment, and compliance with environmental and hazardous waste management standards and regulations,

•
Charitable contributions and community investment programs and activities,

•
Political contributions and political activities,

•
Diversity, inclusion, and workforce development,

•
Development of diverse suppliers to PG&E Corporation, the Utility, and their respective subsidiaries, and

•
Significant societal, governmental, and environmental trends and issues that may affect operations.

Committee Membership

The current membership of PG&E Corporation's and the Utility's standing Board committees is shown in the table below.

	Executive Committees		Audit Committees		Compensation Committee		Finance Committee		Nominating and Governance Committee		Nuclear, Operations, and Safety Committee		Public Policy Committee

Independent Non-Employee Directors:

D. R. Andrews	X		X						X		X		X

L. Chew(1)			X										X	*

C. L. Cox(2)	X				X	*	X				X

F. J. Fowler											X

M. C. Herringer	X		X						X	*

R. H. Kimmel							X						X

R. A. Meserve	X								X		X	*	X

F. E. Miller(1)			X		X

R. G. Parra							X		X

B. L. Rambo	X				X		X	*	X

B. L. Williams(1)	X		X	*	X		X

Employee Directors:

A. F. Earley, Jr.	X	*

C. P. Johns(3)	X

Number of Meetings in 2012 (PG&E Corporation/Utility where applicable)	0/0		6/6		4		5		6		5		3

*
Committee Chair

(1)
Independent audit committee financial expert, as defined by the SEC and applicable stock exchanges, and as determined by the Boards. Background information on each audit committee financial expert can be found in the director biographies beginning on page 4 of this Joint Proxy Statement.

(2)
Independent lead director of PG&E Corporation and the Utility and the non-executive Chairman of the Board of the Utility.

(3)
Member of the Utility Executive Committee only.

Compensation Committee Interlocks and Insider Participation

C. Lee Cox., Forrest E. Miller, Barbara L. Rambo, and Barry Lawson Williams served on the PG&E Corporation Compensation Committee during 2012. None of the Compensation Committee members served as an employee of PG&E Corporation or the Utility during 2012, nor has any of those individuals ever served as an officer of either company, with the exception of Mr. Cox, who served as interim Chairman, Chief Executive Officer, and President of PG&E Corporation from May 1 to September 12, 2011, following the retirement of the former PG&E Corporation CEO and prior to election of Mr. Earley as Chairman, CEO, and President of PG&E Corporation. During that period, Mr. Cox did not serve on the Compensation Committee. In September 2011, following his resignation as interim Chairman, CEO, and President of PG&E Corporation, Mr. Cox rejoined the Compensation Committee as an independent member. During 2012, none of the executive officers of PG&E Corporation or the Utility served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the PG&E Corporation Compensation Committee.

Director Meeting Attendance During 2012

During 2012, there were 8 meetings of the PG&E Corporation Board and 29 meetings of the PG&E Corporation standing Board committees. Each incumbent PG&E Corporation director attended at least 94 percent of the total number of applicable Board and Board committee meetings held during the period of his or her service on the Board and Board committees during 2012.

During 2012, there were 8 meetings of the Utility Board and 6 meetings of the Utility standing Board committees. Each incumbent Utility director attended at least 88 percent of the total number of applicable Board and Board committee meetings held during the period of his or her service on the Board and Board committees during 2012.

Each member of the Board of PG&E Corporation or the Utility is expected to attend that company's annual meetings. All 12 then-current directors attended PG&E Corporation's 2012 annual meeting, and all 12 then-current directors attended the Utility's 2012 annual meeting.

Director Nomination Process

The Boards of PG&E Corporation and the Utility each select nominees for director based on recommendations received from the PG&E Corporation Nominating and Governance Committee. The Committee's recommendations are based upon a review of the qualifications of Board candidates and consultation with the Chairman of PG&E Corporation or the Utility, as applicable, and the PG&E Corporation CEO.

Qualifications and Characteristics

The Nominating and Governance Committee's goal is to create for each company a balanced and multi-disciplinary Board composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the company's operations, understand the complexities of the company's business environment, and possess capabilities to provide valuable insight and oversight.

In conducting this review, the Committee considers factors such as diversity, age, skills, and any other factors that it deems appropriate, and annually reviews and recommends to the Boards the appropriate skills and characteristics required of Board members, given the current composition and needs of each company's Board. In addition to the skills and characteristics noted above, for 2013, the Committee also considered the extent to which the nominees (both individually and as a group) possessed the experience, skills, and expertise shown in the chart on page 3 of this Joint Proxy Statement.

Although the Boards may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 72, this policy may be waived if the Committee and the applicable company's Board determine that it is in the best interests of the company to re-nominate a director who is 72 years old or older.

In general, the Nominating and Governance Committee will recommend, and the Boards will re-nominate, an existing director for re-election if, among other things, the Committee and Board each believe that the individual would continue to be a productive and effective contributor to the Board, and that his or her continued service would serve the best interests of the company.

With respect to diversity, the Committee seeks a range of different backgrounds, perspectives, skills, and experiences. Although there is no set policy regarding diversity of nominees for director, the Committee and the Boards annually review the diversity of the director nominees and the extent to which diverse backgrounds, perspectives, skills, and experiences are represented by the members of the Boards.

Sources of Nominees

The Nominating and Governance Committee accepts recommendations for director nominees from a variety of sources, including executive search firms, shareholders, management, and Board members. The Committee reviews all recommended candidates for nomination at the annual meetings at the same time and uses the same review criteria for all candidates.

Shareholders may recommend a person for the Committee to consider as a nominee for director of PG&E Corporation or the Utility, as applicable, by writing to that company's Corporate Secretary. Each recommendation must include:

1.
A brief description of the candidate,

2.
The candidate's name, age, business address, and residence address,

3.
The candidate's principal occupation and the class and number of shares of the company's stock owned by the candidate, and

4.
Any other information that would be required under the rules of the SEC in a proxy statement listing the candidate as a nominee for director.

Recommended candidates may be required to provide additional information.

Executive Compensation-Setting Process

Details regarding the compensation-setting process can be found below, as well as in the Compensation Discussion and Analysis section of this Joint Proxy Statement.

Executive Officer Compensation

Each year, the independent members of the applicable Board, based on the PG&E Corporation Compensation Committee's recommendation, approve the amounts of total target compensation for the CEO of PG&E Corporation and the CEO or the President of the Utility. Such approvals are made following a review of comparative data and advice from the Compensation Committee's independent compensation consultant. The Compensation Committee approves the amounts of total target compensation for all other senior executive officers based upon a review of comparative data, advice from its independent compensation consultant, and recommendations from the PG&E Corporation CEO. The Committee uses comparative data throughout the year to set the total target compensation of new executive officers. The Committee also reviews other benefits provided to executive officers.

If required with respect to compensation that is intended to be "qualified performance-based compensation" under Internal Revenue Code Section 162(m), the Compensation Committee's Performance Award Subcommittee takes action with respect to such compensation.

The PG&E Corporation Board has delegated to the Compensation Committee the authority to administer the PG&E Corporation 2006 Long-Term Incentive Plan ("LTIP"), under which equity-based awards are made. In addition, the PG&E Corporation Board has delegated to the PG&E Corporation CEO the authority to grant LTIP awards to certain eligible participants within the guidelines adopted by the Compensation Committee.

The PG&E Corporation CEO generally attends a portion of each Compensation Committee meeting, but absents himself from the Committee's deliberations or decisions with respect to his pay. No other officer attends Compensation Committee meetings to provide input into executive compensation decisions. At the Committee's request, the CEO reviews with the Committee the performance of the other officers named in the Summary Compensation Table (the "named executive officers" or "NEOs"). The CEO also recommends adjustments, if any, in base pay, annual incentive awards, and LTIP awards for the other NEOs. These recommendations are given appropriate weight by the Committee in the compensation-setting process, given the CEO's direct knowledge of the performance and contributions of each NEO. The Committee may exercise its discretion to accept, reject, or modify the CEO's recommendations based on the Committee members' collective assessment of the NEOs' performance and pay position relative to the peer group, as well as PG&E Corporation's overall financial and operating performance.

The Compensation Committee may delegate its authority with respect to ministerial matters under the LTIP to the PG&E Corporation CEO or the PG&E Corporation Senior Vice President, Human Resources. The Committee also oversees other employee benefit plans.

The PG&E Corporation Board has delegated to the PG&E Corporation CEO the authority to approve compensation, within guidelines approved by the Compensation Committee, to lower-level officers and to non-officer employees. With respect to annual equity awards, such Committee-approved guidelines include the LTIP award value ranges for different categories of employees, and the terms and conditions of all LTIP awards to be made during the year. The guidelines also specify the grant date for annual LTIP awards. Actual awards are generally made within the range of target LTIP values previously approved by the Committee.

Consultants and Advisors

The Compensation Committee retains an independent compensation consultant to advise on compensation programs and practices, including pay levels for non-employee directors and for officers. Under a policy adopted by the Committee, this consultant must be "independent," i.e., (1) the consultant must be retained by, and report solely to, the Compensation Committee, and (2) the consultant and its affiliates may not perform any work for PG&E Corporation or its affiliates, except at the request of the Committee or its Chair, and in the capacity of the Committee's agent.

For 2012, the Compensation Committee retained Frederic W. Cook & Co., Inc. ("FWC") as its independent consultant. FWC does not provide services to management of PG&E Corporation, the Utility, or their affiliates, although FWC maintains a working relationship with management in order to fulfill FWC's primary role as advisor to the Compensation Committee. FWC is a nationally recognized independent firm providing consulting assistance to corporations in order to develop compensation programs for senior executives, key employees, and boards of directors. FWC was first selected as the Compensation Committee's independent consultant for 2010, following the Committee's review of numerous candidate firms.

During 2012, FWC advised the Compensation Committee on the following matters:

•
Non-employee director compensation,

•
Executive compensation competitive market,

•
Executive compensation emerging trends and best practices,

•
Shareholder advisory firms' pay and performance analyses,

•
Proxy disclosures,

•
Severance and change-in-control practices and policies,

•
Risk issues relative to compensation policies and practices, and

•
Corporate governance best practices.

The Compensation Committee also has discretion to engage other compensation consultants, as well as legal counsel and other advisors, taking into account whether the work of such advisors and consultants will raise any conflict of interest. PG&E Corporation pays the reasonable compensation costs for such advisors.

Management also may retain compensation consultants to assist management and the Compensation Committee in determining or recommending the amount or form of executive and director compensation. During 2012, management engaged Aon plc's subsidiary Aon Hewitt to assist in the review of executive pension benefits. Aon Hewitt researched competitive market trends and practices and provided pension plan alternatives for review.

The Compensation Committee has determined that no conflicts of interest were raised by the work of FWC or Aon Hewitt during 2012.

Shareholder Outreach

PG&E Corporation and the Utility believe that it is important to provide shareholders with the means to provide input on PG&E Corporation's executive compensation programs and the clarity of the company's disclosures regarding such programs.

PG&E Corporation is committed to investor engagement and listening to investor views on corporate governance matters and executive compensation policies and programs. Since 2009, management has annually contacted PG&E Corporation's top institutional investors to discuss executive compensation and any other corporate governance matters of interest to them.

Prior to the SEC ruling that required large public companies to provide advisory say-on-pay votes, in 2010, PG&E Corporation and the Utility provided its shareholders with the right to cast an annual advisory vote on the compensation paid to the NEOs. In 2012, the companies' NEO compensation for 2011 was approved by 80.7 percent and 99.8 percent, respectively, of PG&E Corporation and Utility shares that voted on this proposal. The Compensation Committee considers these votes as part of its review of executive compensation programs and practices.

Risk Management

As part of their oversight functions, the PG&E Corporation and Utility Boards generally oversee the companies' risk management policies and programs. Oversight for specific risk categories is allocated to various Board committees, consistent with the substantive scope of each committee's charter. Each such committee provides a report of its activities to the applicable Board.

Management has the day-to-day responsibility for assessing and managing PG&E Corporation's and the Utility's exposure to various risks.

As described below, the risk management governance structures also allow risks to be investigated both under a Board-directed review process and also from a "bottoms-up" approach that allows operational experts to add their knowledge and identify emerging issues for the companies.

Board-Level Duties

The Boards and their respective committees have specific oversight responsibility for risk management in the following areas:

•
The Boards evaluate risks associated with major investments and strategic initiatives, with assistance from the PG&E Corporation Finance Committee.

•
The Boards oversee the implementation and effectiveness of the overall legal compliance and ethics programs, with assistance from the PG&E Corporation and Utility Audit Committees.

•
Each company's Audit Committee discusses the guidelines and policies that govern the processes for assessing and managing major risks (including the Enterprise and Operational Risk Management ("EORM") program that is discussed in more detail below), allocates to other Board committees the specific responsibility to oversee identified enterprise risks, generally oversees regulatory and legal compliance risks, and considers risk issues associated with overall financial reporting and disclosure processes.

•
The PG&E Corporation Finance Committee discusses risk exposures related to energy procurement, including energy commodities and derivatives, and other enterprise risks, as assigned by the Audit Committees.

•
The PG&E Corporation Nuclear, Operations, and Safety Committee discusses risks related to the safety of the Utility's nuclear, electric, gas, and other operations and facilities, and oversees other enterprise risks, as assigned by the Audit Committees.

•
The PG&E Corporation Compensation Committee oversees potential risks arising from the companies' compensation policies and practices.

Other risk oversight responsibilities also have been allocated, consistent with the overall substantive scope and duties of each Board and their respective committees.

This allocation of Board-level risk oversight was last reviewed by the PG&E Corporation and Utility Audit Committees in November 2012.

The Boards' role in risk oversight has had no significant effect on either Board's leadership structure.

Management-Level Duties

Management has day-to-day responsibility for assessing and managing PG&E Corporation's and the Utility's exposure to various risks. With respect to supporting the Board's oversight activities:

•
Management provides various reports to the Boards and their respective committees regarding different elements of corporate risk management programs and activities, as requested by the Boards and the committees.

•
The companies' EORM program identifies and evaluates potential risks facing the enterprise, and nominates specific enterprise risks for Board-level oversight. EORM is conducted under the supervision of the PG&E Corporation Risk Policy Committee (which was established by the PG&E Corporation Board) and the Utility Risk Management Committee. The EORM program as a whole is overseen by the PG&E Corporation and Utility Audit Committees, which assign Board-level responsibility for oversight of specific enterprise risks to committees of either company's Board.

•
Each line of business ("LOB") within the companies has its own risk and compliance committee. These LOB committees review all major operational and safety risks within that LOB, including public safety, review and approve risks analysis and mitigation strategies, and track mitigation progress. Each LOB risk and compliance committee is led by a senior officer and must include at least one appointed risk manager. All LOBs will review their risks with the entire senior management team in 2013 as part of the companies' integrated planning process, and plan to continue to do so thereafter on an annual basis.

•
PG&E Corporation and the Utility each have a Chief Risk and Audit Officer who functionally reports to the PG&E Corporation and Utility Audit Committees.

Compensation Risk Analysis

For 2012, FWC served as the independent compensation consultant for the PG&E Corporation Compensation Committee and assisted the companies with a review of the design of PG&E Corporation's and the Utility's incentive plans relative to general compensation plan risk factors (or the potential for unintended consequences).

The companies examined the balance between fixed and variable pay, the mix of equity-based awards, the existence of caps on incentive compensation, the composition and balance of performance metrics and the various performance thresholds, and stock ownership requirements. The analysis also considered the existence of governance practices, auditing oversight, and counterbalancing policies such as the Committee's retention of discretion to adjust incentive awards, the clawback policy authorizing recoupment of certain incentive-based compensation following a restatement of company financial statements, stock retention requirements, and restrictions on hedging.

The companies also noted that, to further ensure appropriate incentive metrics, the Compensation Committee receives advice regarding appropriate safety and operational incentive measures from the PG&E Corporation Nuclear, Operations, and Safety Committee.

FWC concluded that the companies' incentive plans are reasonably well aligned with compensation design principles, and that there are no significant risk areas from a compensation risk perspective.

Based on the foregoing, PG&E Corporation and the Utility concluded that the risks arising from the companies' overall compensation policies and practices are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Board Oversight of Political Contributions and Advocacy

The PG&E Corporation Public Policy Committee reviews PG&E Corporation's and the Utility's political contributions and recommends Board approval limits for political contributions from the companies to candidates, measures, initiatives, political action committees, and certain other organizations that may engage in activities involving elections. The Boards are apprised of significant advocacy efforts taken by the companies. The Public Policy Committee also directs preparation of an annual report detailing political contributions and certain other expenditures made by the companies during the preceding year. Additional information regarding each company's political engagement policies and political expenditures is available on PG&E Corporation's website at http://www.pgecorp.com/aboutus/corp_gov/political_engagement/political_engagement.shtml.

Board Oversight of Management Succession

At least annually, and often more frequently, the PG&E Corporation and Utility Boards each review the applicable company's plan for CEO succession, both in the ordinary course of business and in response to emergency situations. Each company's Board also develops a profile of appropriate responsibilities, attributes, and requirements for the position of CEO, which reflects PG&E Corporation's and the Utility's business functions, vision, and strategy. Potential candidates for CEO may be identified internally within the companies in consultation with the PG&E Corporation Compensation Committee (which oversees the evaluation of management) and the CEO, as well as externally through various sources, including independent third-party consultants.

The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for CEO, as well as candidates for other leadership positions within the company. The Compensation Committee also is responsible for reviewing the CEO's long-range plans for officer development and succession for PG&E Corporation and the Utility.

Throughout 2012, the Compensation Committee addressed management succession and executive development in connection with its review of officer elections, promotions, and compensation matters during the year. In addition, the Boards reviewed and discussed CEO and management succession planning and executive development at their meeting in February 2013.

Board and Committee Self-Evaluations

The PG&E Corporation Nominating and Governance Committee oversees the process for evaluating and assessing the performance of the Boards, including Board committees. At least annually, each Board or the Nominating and Governance Committee conducts an evaluation to determine whether the Board as a whole and its committees are functioning effectively.

If the evaluation is conducted by the Nominating and Governance Committee, that Committee presents its conclusions to the applicable full Board for review and concurrence.

The Board evaluation includes an assessment of the Board's contribution as a whole and of specific areas in which the Board and/or management believes that a better contribution could be made. The Audit Committees, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, the Nuclear, Operations, and Safety Committee, and the Public Policy Committee conduct annual evaluations. The Board committees provide the results of any evaluation to the Nominating and Governance Committee. These results are considered in the overall Board evaluation.

Director Orientation and Continuing Education

New directors receive information on subjects that would assist them in discharging their duties. All directors periodically receive briefing sessions or materials on such subjects. Each director also receives information regarding opportunities for continuing education, and is encouraged to stay current on important developments pertaining to such director's function and duties to the companies by attending such programs as appropriate or otherwise.

Director and Officer Communications

Correspondence to directors and executive officers should be sent to the applicable company's principal executive office, in care of the Corporate Secretary. The Corporate Secretary will forward to the independent lead director any communications addressed to the Board of Directors as a body, to all the directors in their entirety, or to a subset of the directors, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate. The Corporate Secretary also will receive communications directed to individual directors or officers, and will forward those as appropriate.

The address of the principal executive office for each company is:

PG&E Corporation
Pacific Gas and Electric Company
77 Beale Street, P.O. Box 770000
San Francisco, California 94177

Compensation of Non-Employee Directors

The Boards of PG&E Corporation and the Utility each establish the level of compensation for that company's non-employee directors, based on the recommendation of the PG&E Corporation Compensation Committee and considering the impact of compensation on director independence. Directors who also are current employees of either company receive no additional compensation for service as directors.

The Compensation Committee periodically reviews the amount and form of compensation paid to non-employee directors of PG&E Corporation and the Utility, considering the compensation paid to directors of other comparable U.S. companies. As part of this review, the Committee reviews the compensation provided to the companies' non-employee directors as compared to peer companies, with the objective of ensuring that non-employee director compensation is:

•
Market-competitive in terms of annual compensation value, and

•
Consistent with emerging best practices and trends.

Compensation for 2012 reflected the results of reviews conducted in December 2010. The Compensation Committee's most recent review was conducted in December 2012, and results of the review are reflected in compensation paid to non-employee directors starting in January 2013.

2012 Director Compensation

The following table summarizes the principal components of compensation paid or granted during 2012 to the non-employee directors of PG&E Corporation and the Utility.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
D. R. Andrews	120,000	89,967		95	210,062
L. Chew	92,500	89,967		2,595	185,062
C. L. Cox	155,250	89,967		95	245,312
F. Fowler(5)	66,935	89,967		71	156,973
M. C. Herringer	107,750	89,967		2,595	200,312
R. H. Kimmel	84,750	89,967		95	174,812
R. A. Meserve	103,500	89,967		2,595	196,062
F. E. Miller	92,500	89,967		95	182,562
R. G. Parra	90,000	89,967		2,595	182,562
B. L. Rambo	105,250	89,967		3,393	198,610
B. L. Williams	153,000	89,967		893	243,860
(1)
Represents receipt of retainers and meeting fees consistent with the schedule described in the narrative following this table. Retainers paid to Mr. Fowler reflect his election to the Boards effective March 1, 2012. Total meeting fees were: Mr. Andrews $55,000, Mr. Chew $37,500, Mr. Cox $40,250, Mr. Fowler $21,000, Ms. Herringer $42,750, Mr. Kimmel $29,750, Dr. Meserve $38,500, Mr. Miller $37,500, Mr. Parra $35,000, Ms. Rambo $40,250, and Mr. Williams $48,000.

(2)
Represents the grant date fair value of restricted stock units ("RSUs") granted in 2012 measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718"). Grant date fair value is measured using the closing price of PG&E Corporation common stock on the date of grant. In 2012, each non-employee director received 2,041 RSUs with a grant date value of $89,967. The aggregate number of stock awards outstanding for each non-employee director at December 31, 2012 was: Mr. Andrews 6,352, Mr. Chew 3,897, Mr. Cox 13,525, Mr. Fowler 2,084, Ms. Herringer 8,963, Mr. Kimmel 5,142, Dr. Meserve 8,443, Mr. Miller 5,142, Mr. Parra 3,897, Ms. Rambo 10,702, and Mr. Williams 10,091.

(3)
No stock options were granted in 2012. The aggregate number of option awards outstanding for each non-employee director at December 31, 2012 was: Mr. Andrews 34,327, Mr. Chew 0, Mr. Cox 0, Mr. Fowler 0, Ms. Herringer 2,491, Mr. Kimmel 4,090, Dr. Meserve 0, Mr. Miller 4,090, Mr. Parra 0, Ms. Rambo 0, and Mr. Williams 14,905.

(4)
Represents (i) premiums paid for accidental death and dismemberment insurance, (ii) matching gifts to qualified educational and environmental nonprofit organizations pursuant to the PG&E Corporation Matching Gifts Program, which establishes a set fund for matching eligible gifts made by employees and directors on a dollar-for-dollar basis, up to a total of $2,500 per calendar year per individual, as follows: Mr. Chew $2,500, Ms. Herringer $2,500, Dr. Meserve $2,500, Mr. Parra $2,500, and Ms. Rambo $2,500, and (iii) the cost of iPads provided for the purpose of accessing Board materials, as follows: Ms. Rambo $798 and Mr. Williams $798.

(5)
Mr. Fowler was elected a director of PG&E Corporation and the Utility effective March 1, 2012.

Director Retainers and Fees

The following retainers and fees were provided during 2012 to each director who was not an employee of PG&E Corporation or the Utility.

Board Retainer	$13,750 per quarter ($55,000 annually)

Board and Committee Meeting Fees	$1,750 per meeting
Other than: $2,750 per Audit Committee meeting

Shareholder Meeting Fees	$1,750 per meeting (if not held on the same day as a Board meeting)

Lead Director Retainer	$12,500 per quarter ($50,000 annually)

Committee Chair Retainers	$2,500 per quarter ($10,000 annually)
(Permanent Standing Committees)	Other than: Audit: $12,500 per quarter ($50,000 annually)

Any director who serves on the PG&E Corporation Board, Audit Committee, or Executive Committee does not receive additional retainers for concurrent service on the Utility Board, Audit Committee, or Executive Committee, as applicable. Separate meeting fees are paid for each meeting of the Utility Board, Audit Committee, or Executive Committee that is not held concurrently or sequentially with a corresponding meeting of the PG&E Corporation Board, Audit Committee, or Executive Committee. Because it is the usual practice that such meetings are held concurrently, in most cases a single meeting fee is paid to each director for each set of meetings.

Non-Employee Director Stock-Based Compensation

Under the LTIP, each non-employee director of PG&E Corporation is entitled to receive annual awards of stock-based compensation.

Awards for 2012 were granted on May 14, 2012. Such grants had a total aggregate value of $90,000 and consisted of RSUs that were granted to each non-employee director upon election to the Board. These RSUs vest after one year at the end of the director's elected term. RSUs also will vest upon the director's death or disability, and otherwise are forfeited if the director ceases to be a member of the Board during his or her elected one-year term.

A non-employee director's equity-based awards also will vest or accelerate in full if there is a Change in Control, as defined in the LTIP. Previously granted restricted stock and stock options become payable upon vesting. RSUs become payable in accordance with the normal settlement schedule.

2013 Non-Employee Director Compensation

In 2012, the Compensation Committee conducted a review of non-employee director compensation. Based on that review, the Committee recommended, and the Boards of both PG&E Corporation and Utility approved, the following changes effective January 1, 2013:

•
The Board retainer increased to $15,000 per quarter, and the Compensation Committee Chair retainer increased to $3,750 per quarter.

•
The aggregate value of annual LTIP awards for non-employee directors increased to $105,000. Directors may now defer payment of vested LTIP awards.

Director Stock Ownership Guidelines

Non-employee directors are expected to own shares of PG&E Corporation common stock having a dollar value of at least five times the value of the then-applicable annual Board retainer. Ownership will be measured annually as of December 31 of each calendar year, based on the closing price of PG&E Corporation common stock at the end of that year. Directors generally have five years to meet the guidelines. Ownership includes beneficial ownership of common stock, as well as RSUs and common stock equivalents.

Directors' Ability to Defer Retainers and Fees

Under the PG&E Corporation 2005 Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation and the Utility may elect to defer all of their retainers, all of their meeting fees, or both. Directors who participate in the Deferred Compensation Plan may elect either to (1) convert their deferred compensation into common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock, or (2) have their deferred compensation invested in the Utility Bond Fund (which is described in the narrative following the "Non-Qualified Deferred Compensation—2012" table beginning on page 59 of this Joint Proxy Statement).

Director Reimbursement for Travel and Other Expenses

Directors of PG&E Corporation and the Utility are reimbursed for reasonable expenses incurred in connection with attending Board, Board committee, or shareholder meetings, or participating in other activities undertaken on behalf of PG&E Corporation or the Utility.

Director Retirement Benefits from PG&E Corporation or the Utility

The PG&E Corporation Retirement Plan for Non-Employee Directors was terminated effective January 1, 1998. Directors who had accrued benefits under the Plan were given a one-time option of either (1) receiving the benefit accrued through 1997, upon their retirement, or (2) converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. Accrued retirement benefits, or distributions from the Deferred Compensation Plan relating to the conversion of retirement benefits, cannot be made until the later of age 65 or retirement from the Board.

Item No. 2:
Ratification of the Appointment of the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

The Audit Committees of PG&E Corporation and the Pacific Gas and Electric Company ("Utility") each have selected and appointed Deloitte & Touche LLP ("Deloitte & Touche") as the independent registered public accounting firm for that company to audit the consolidated financial statements as of and for the year ended December 31, 2013, and to audit the effectiveness of internal control over financial reporting as of December 31, 2013. Deloitte & Touche is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche has served as independent public accountants for PG&E Corporation and the Utility since 1999.

One or more representatives of Deloitte & Touche are expected to be present at the annual meetings. They will have the opportunity to make a statement if they wish and are expected to be available to respond to questions from shareholders.

PG&E Corporation and the Utility are not required to submit these appointments to a vote of their shareholders. However, the Boards of Directors have determined that it is desirable to request shareholder ratification of this selection as a matter of good corporate governance. If the shareholders of either PG&E Corporation or the Utility do not ratify the appointment, the applicable Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment. Even if a company's shareholders ratify the selection, the applicable Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of that company and its shareholders.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR the Proposal to Ratify the Appointment of Deloitte & Touche.

Information Regarding the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committees have reviewed the audit and non-audit fees that PG&E Corporation, the Utility, and their respective controlled subsidiaries have paid to the independent registered public accounting firm, in order to consider whether those fees are compatible with maintaining the firm's independence.

Table 1:    Fees Billed to PG&E Corporation
(Amounts include Fees Billed to Pacific Gas and Electric Company and its Subsidiaries shown in Table 2 below)

	2012	2011

Audit Fees	$4.7 million	$4.6 million

Audit-Related Fees	$0.4 million	$0.5 million

Tax Fees	$0	$0

All Other Fees	$0	$0

Table 2:    Fees Billed to Pacific Gas and Electric Company and its Subsidiaries
(Amounts are included in Fees Billed to PG&E Corporation shown in Table 1 above)

	2012	2011

Audit Fees	$3.9 million	$3.9 million

Audit-Related Fees	$0.3 million	$0.5 million

Tax Fees	$0	$0

All Other Fees	$0	$0

Audit Fees

Audit fees billed for 2012 and 2011 relate to services rendered by Deloitte & Touche in connection with reviews of Quarterly Reports on Form 10-Q, certain limited procedures on registration statements, the audits of the annual financial statements of PG&E Corporation and its subsidiaries and the Utility and its subsidiaries, and the audits of both PG&E Corporation's and the Utility's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees

Audit-related fees billed in 2012 and 2011 relate to services rendered by Deloitte & Touche for nuclear decommissioning trust audits, consultations on financial accounting and reporting standards, and required agreed-upon procedure reports related to contractual obligations of the Utility and its subsidiaries.

Tax Fees

Deloitte & Touche provided no services in this category during 2012 and 2011.

All Other Fees

Deloitte & Touche provided no services in this category during 2012 and 2011.

Obtaining Services from the Independent Registered Public Accounting Firm

The following section describes policies and procedures regarding how PG&E Corporation, the Utility, and their consolidated affiliates may obtain services from Deloitte & Touche, including limitations on the types of services that the companies may obtain, and approval procedures relating to those services.

Annual Review and Pre-Approval of Services

For each fiscal year, the PG&E Corporation and Utility Audit Committees approve a list of services that will be obtained by the companies and their controlled subsidiaries and affiliates from the independent registered public accounting firm during that year. The Audit Committees also approve maximum fee amounts for each approved service.

Three types of services may be obtained from the independent registered public accounting firm:

1.
"Audit services" generally include audit and review of annual and quarterly financial statements and services that only the independent registered public accounting firm reasonably can provide (e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC).

2.
"Audit-related services" generally include assurance and related services that traditionally are performed by the independent registered public accounting firm (e.g., agreed-upon procedure reports related to contractual obligations and attest services that are not required by statute or regulation).

3.
"Tax services" generally include compliance, tax strategy, tax appeals, and specialized tax issues, all of which also must be permitted under the Sarbanes-Oxley Act.

In evaluating any proposed services from the independent registered public accounting firm, the Audit Committees assess, among other things, the impact of that service on the accounting firm's independence.

Mid-Year Review and Approval of Additional Services

The Audit Committees also must pre-approve or ratify (1) any proposed engagement of the independent registered public accounting firm for services that were not approved during the annual review process, and (2) any increase in the authorized fee amounts for services that already have been approved.

In addition, management has adopted a policy under which PG&E Corporation, the Utility, and their respective controlled subsidiaries may not enter into new engagements with Deloitte & Touche and its affiliate, Deloitte Consulting, for any services other than audit services, audit-related services, and tax services that Deloitte & Touche and its affiliates are allowed to provide to Deloitte & Touche's audit clients under the Sarbanes-Oxley Act.

Delegation of Pre-Approval Authority

Each Audit Committee has delegated to the Committee Chair, or to any other independent Committee member if the Chair is not available, the authority to pre-approve or ratify audit, audit-related, and non-audit services provided by the company's independent registered public accounting firm. Any pre-approvals granted under this authority must be presented to the applicable full Audit Committee at the next regularly scheduled Committee meeting.

Monitoring Pre-Approved Services

During the year, management periodically updates each Audit Committee as to which of the pre-approved auditing and non-auditing services have already been provided by the independent public accounting firm.

Services Provided During 2012 and 2011

During 2012 and 2011, all services provided by Deloitte & Touche to PG&E Corporation, the Utility, and their respective consolidated affiliates were approved or ratified under the applicable pre-approval procedures.

Report of the Audit Committees

The Audit Committees ("Committees") of PG&E Corporation and Pacific Gas and Electric Company ("Utility") are comprised of independent directors and operate under written charters adopted by their respective Boards. The members of the Audit Committees of PG&E Corporation and the Utility are identical. At both PG&E Corporation and the Utility, management is responsible for internal controls and the integrity of the financial reporting process.

In this regard, management has assured the Committees that the consolidated financial statements of PG&E Corporation and the Utility were prepared in accordance with generally accepted accounting principles. In addition, the Committees reviewed and discussed these audited consolidated financial statements with management and the independent registered public accounting firm. The Committees also discussed with the independent registered public accounting firm matters that are required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Deloitte & Touche LLP was the independent registered public accounting firm for PG&E Corporation and the Utility in 2012. Deloitte & Touche LLP provided to the Committees the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding an independent registered public accounting firm's communications with an audit committee concerning independence, and the Committees discussed with Deloitte & Touche LLP that firm's independence.

Based on the Committees' review and discussions described above, the Committees recommended to the Boards that the audited consolidated financial statements for PG&E Corporation and the Utility be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

March 25, 2013

Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

Barry Lawson Williams, Chair
David R. Andrews
Lewis Chew
Maryellen C. Herringer
Forrest E. Miller

Item No. 3:
Advisory Vote on Executive Compensation for
PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation and Pacific Gas and Electric Company ("Utility") each ask their respective shareholders to approve the following:

  RESOLVED that the compensation paid to the executive officers named in the Summary Compensation Table of this Joint Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion, is hereby APPROVED.

PG&E Corporation and the Utility each believe that its executive compensation policies and practices are effective in tying a significant portion of pay to performance, while providing competitive compensation that attracts and retains talented executives, and aligns the interests of our executive officers with those of our shareholders.

In establishing PG&E Corporation's officer compensation programs for 2012 (which also cover officers of the Utility), the PG&E Corporation Compensation Committee established three objectives. These objectives, and how these objectives were met for 2012, are discussed in the Compensation Discussion and Analysis ("CD&A"), which can be found immediately following this Item No. 3. These objectives are summarized below.

•
A significant portion of every officer's compensation should be tied directly to PG&E Corporation's performance, without promoting excessive risk-taking.

  With the exception of base salary, all elements of annual officer compensation are tied to corporate operational and/or financial performance and, therefore, provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value. For Anthony F. Earley, Jr., the PG&E Corporation Chief Executive Officer, approximately 86 percent of 2012 target compensation was tied to corporate performance. For the other named executive officers listed in the Summary Compensation Table, more than 75 percent of 2012 target average compensation was tied to corporate performance.

  The Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc., has advised that PG&E Corporation's executive incentive compensation plans were reasonably well aligned with compensation design principles, and that the compensation risk from incentive plans is low.

•
A significant component of officer compensation should be tied to PG&E Corporation's long-term performance for shareholders, in the form of long-term incentive awards.

  The 2012 LTIP awards were comprised equally of restricted stock units ("RSUs") and performance shares, except that Mr. Earley received 40 percent RSUs and 60 percent performance shares. RSU awards vest over a four-year period, and their value is tied directly to the price of PG&E Corporation common stock. Performance shares vest, if at all, at the end of a three-year period, and their value is tied to the relative three-year performance of PG&E Corporation common stock price appreciation and dividends paid, or total shareholder return ("TSR") as compared to the TSR of companies in the Performance Comparator Group (see the CD&A for a discussion of the Performance Comparator Group). Mr. Earley's 2012 LTIP awards contained a greater proportion of performance shares in order to tie more of his compensation directly to PG&E Corporation's long-term performance for shareholders.

•
Target cash compensation (base salary and target short-term incentive) should be competitive with median target cash compensation for comparable officers in the Pay Comparator Group.

  Target cash compensation for 2012 generally was within a range of 15 percent above to 15 percent below the corresponding market median for companies in the Pay Comparator Group (see the CD&A for a discussion of the Pay Comparator Group).

This vote is non-binding and is required by Section 14A of the Securities Exchange Act of 1934. PG&E Corporation and the Utility each currently plan to submit this vote to shareholders again in connection with next year's annual shareholder meeting. If the shareholders of either company do not approve this proposal, the PG&E Corporation Compensation Committee and members of management will investigate the reasons for disapproval and will consider those reasons when developing future executive compensation programs, practices, and policies.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR This Proposal to Approve the Compensation of Each Company's Executive Officers Named in the Summary Compensation Table, as Described in This Joint Proxy Statement.

Compensation Discussion and Analysis ("CD&A")

The purpose of this CD&A is to explain the compensation philosophy for PG&E Corporation and Pacific Gas and Electric Company ("Utility"), and describe the design and operation of compensation programs for the named executive officers ("NEOs") listed in the Summary Compensation Table. Their compensation is disclosed in the tables following this CD&A.

Corporate Financial Performance

In 2012, PG&E Corporation's earnings per share from operations were $3.22(1) as compared to $3.58 per share for 2011. This represents a 10.1 percent decrease compared to 2011 but was within the guidance range of $3.10 to $3.30 that the company provided at the beginning of 2012 with respect to 2012 earnings per share from operations.

The companies' financial and operational performance for 2012 resulted in a calculated payout level of 137.2 percent of target under the Short-Term Incentive Plan ("STIP"), which measures financial and operating performance on an annual basis. Please refer to the "2012 STIP Structure and Results" section of this CD&A for information regarding the companies' financial and operational performance results as they relate to the STIP.

PG&E Corporation's financial performance for the three-year period from 2010 to 2012 also determined vesting and the payout percentage for performance shares granted in 2010 under the PG&E Corporation 2006 Long-Term Incentive Plan ("LTIP"). Performance for these purposes was determined by comparing PG&E Corporation's total shareholder return ("TSR") for the three years ended December 31, 2012 to that of its Performance Comparator Group of companies (see the section entitled "Benchmarking Details—Pay Comparator Group and Performance Comparator Group" in this CD&A for a discussion of the Performance Comparator Group).

(1)
PG&E Corporation discloses historical financial results and bases guidance on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations  are not a substitute or alternative for income available for common shareholders presented in accordance with Generally Accepted Accounting Principles ("GAAP") (see Exhibit A at the end of this CD&A for a reconciliation of results based on earnings from operations to results based on income available for common shareholders in accordance with GAAP).

For the performance period January 1, 2010 through December 31, 2012, PG&E Corporation's TSR ranked 12th in comparison to these companies. As a result, the performance shares granted in 2010 did not meet the minimum threshold performance level, and no payouts were made in 2013 with respect to these performance shares.

Corporate Governance and Compensation Developments

The PG&E Corporation Compensation Committee ("Committee") or the PG&E Corporation and Utility Boards of Directors (upon the Committee's recommendation) have adopted certain new programs, practices, and policies that reflect the Committee's and the Boards' continuing commitment to align to best practices and their commitment to sound corporate governance. Examples of recent enhancements made before 2012 include:

•
Annual review of tally sheets for NEOs,

•
Increased stock ownership guidelines and adoption of a policy requiring retention of 50 percent of net earned equity awards until the guidelines are met,

•
Implementation of the Executive Incentive Compensation Recoupment Policy (or clawback policy),

•
Adoption of a policy against granting additional years of credited service under the PG&E Corporation Supplemental Executive Retirement Plan,

•
Amendment of the LTIP to prohibit cash buyouts and share recycling for stock options and stock appreciation rights ("SARs"), and

•
Amendment of the officer severance policy to eliminate excise tax gross-ups on severance payments made in connection with a change in control.

In February 2012, the PG&E Corporation Board modified the officer severance program to generally reduce the benefits payable in the event of a termination without cause (both before and after a change in control). During 2012, the Committee also reviewed the structure and amount of executive retirement plans and policies provided to NEOs, and recommended structural changes that further bring benefits in line with competitive market practice. In February 2013, the Committee reviewed total compensation for the PG&E Corporation Chief Executive Officer ("CEO") and compared these realizable values to the total compensation values as disclosed in the "Summary Compensation Table" for the same years.

Each of these initiatives is discussed in more detail throughout this CD&A.

Information in the CD&A

This CD&A discusses the compensation for 2012 that was awarded to, earned by, or paid to the following NEOs whose compensation is reported in the tables in this Joint Proxy Statement.

Named Executive Officers of PG&E Corporation for 2012

•
Anthony F. Earley, Jr.—Chairman, CEO, and President, PG&E Corporation

•
Christopher P. Johns—President, Pacific Gas and Electric Company

•
Kent M. Harvey—Senior Vice President and Chief Financial Officer, PG&E Corporation, and Senior Vice President, Financial Services, Pacific Gas and Electric Company

•
Hyun Park—Senior Vice President and General Counsel, PG&E Corporation

•
John R. Simon—Senior Vice President, Human Resources, PG&E Corporation and Pacific Gas and Electric Company

Named Executive Officers of Pacific Gas and Electric Company for 2012

Messrs. Earley, Johns, and Harvey are considered NEOs of the Utility, as well as being NEOs of PG&E Corporation. The other NEOs of the Utility for 2012 are:

•
Edward D. Halpin—Senior Vice President and Chief Nuclear Officer (as of April 2, 2012)

•
Dinyar B. Mistry—Vice President, Chief Financial Officer, and Controller

2012 Officer Compensation Program Objectives

The Committee established its officer compensation program for 2012 to meet three primary objectives:

•
Performance-Based Pay—A significant portion of every officer's total compensation is at risk in both short-term and long-term performance-based pay. These awards will reflect short- and long-term performance against financial, operational, safety, and strategic goals, and long-term shareholder returns, without promoting excessive risk-taking.

•
Shareholder Alignment—A significant component of every officer's compensation should be tied directly to PG&E Corporation's performance for shareholders in the form of long-term incentive awards. Performance is defined as total shareholder return ("TSR"), measured by stock price appreciation and dividends paid relative to companies in the Performance Comparator Group.

•
Market-Competitive Compensation Levels—Target cash compensation (base salary and target short-term incentive) should be competitive with the median target cash compensation for comparable officers in the Pay Comparator Group.

PG&E Corporation's 2012 compensation policies and practices described below and elsewhere in this Joint Proxy Statement are designed to meet these objectives. These objectives are largely unchanged from 2011.

The Committee also considers shareholder advisory votes as part of its review of executive compensation programs and practices. In 2012, PG&E Corporation's and the Utility's shareholders approved the companies' NEO compensation for 2011 with votes of 80.7 percent and 99.8 percent, respectively.

What Are the Components of the 2012 Officer Compensation Program?

Total annual compensation for NEOs included:

•
Base salary,

•
Annual cash incentive under the STIP, and

•
The value of equity awards granted under the LTIP.

The following charts illustrate the percentage of target 2012 compensation allocated to base salary, short-term incentives, and long-term incentives for the PG&E Corporation CEO and for the other NEOs on average. (Short-term incentives are shown at target payout levels, and long-term equity incentives are shown at 100 percent payout.)

2012 PG&E Corporation CEO Target Compensation—Earley

Average 2012 Target Compensation for Other NEOs

The Committee believes that these proportions of base salary relative to target short-term and long-term incentives provide the right mix to attract, retain, and motivate officers with the necessary skills and experience for the development and successful operation of PG&E Corporation's businesses. They also provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value, as more fully described below.

A greater portion of the PG&E Corporation CEO's 2012 target compensation is tied to the long-term performance of the company, which the Committee believes is appropriate given the CEO's role.

How Was 2012 Officer Compensation Aligned with the Competitive Market?

For 2012, the Committee used (1) a Pay Comparator Group of publicly traded gas and electric utilities to evaluate market practice and assess PG&E Corporation's and the Utility's competitive pay position, and (2) a general industry comparator group of companies having a revenue and market capitalization scope similar to that of PG&E Corporation. All elements of total direct pay (base pay and short- and long-term incentive targets) for all officers were compared individually and in the aggregate to the Pay Comparator Group. Comparisons also were made to the general industry comparator group for officers whose job scope and skills are easily transferable to other industries, such as officers responsible for corporate support functions. Additional details regarding the Pay Comparator Group, the general industry comparator group, and the Performance Comparator Group (used to determine payouts under the performance shares) can be found beginning on page 45 under "Benchmarking Details—Pay Comparator Group and Performance Comparator Group."

The Committee does not adhere strictly to formulas or survey data to determine the actual mix and amounts of compensation. The Committee considers various additional factors, including each NEO's scope of responsibility and organizational impact, experience, and performance, as well as PG&E Corporation's overall financial and operating results. This flexibility is important in supporting the overall pay-for-performance philosophy and in meeting the Committee's objectives of attracting, retaining, and motivating a talented executive leadership team.

In February 2012, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Earley and Mr. Johns, respectively), in consultation with the Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("FWC"), approved the base salaries, target short-term incentive opportunities, and long-term incentives for NEOs effective March 1, 2012. Additional information regarding FWC is provided in the section entitled "Executive Compensation-Setting Process," which begins on page 18 of this Joint Proxy Statement.

In setting 2012 compensation levels, base pay and short-term incentive targets were aligned with the market median.

Target LTIP award values were designed to (1) provide LTIP payouts commensurate with PG&E Corporation's TSR performance as compared to the Performance Comparator Group of companies, and (2) deliver long-term incentive compensation at approximately the 75th percentile level of the Pay Comparator Group, upon achievement of 75th percentile TSR performance as compared to the Performance Comparator Group. If the company's TSR performance is at the 50th percentile level of the Performance Comparator Group, LTIP payouts would be realized at approximately the 50th percentile level of the Pay Comparator Group. Actual LTIP amounts realized by NEOs depend on company performance, as measured by stock price and relative TSR performance as compared to the Performance Comparator Group.

Base Salary

For NEO compensation, the base salary component falls within a range of 14 percent to 40 percent of target total compensation, depending on officer level.

This is consistent with the Committee's objective of tying a significant portion of every NEO's compensation directly to PG&E Corporation's performance for shareholders through short-term and long-term incentives.

For 2012, the Committee approved a base salary increase budget of 3 percent. The comparative data indicated that the companies in the Pay Comparator Group expected to provide officers a 2.8 percent average salary increase in 2012.

In the case of NEOs, base pay at PG&E Corporation and the Utility is generally within a range of between 15 percent above and 15 percent below (the "15 percent band") the median base pay of the appropriate benchmark position in the Pay Comparator Group at the time of benchmarking. The Committee believes that this level of comparability to the market is appropriate and consistent with the pay philosophy of aligning compensation with market median, while taking into consideration other factors relative to establishing individual pay levels.

Short-Term Incentives

The STIP is an at-risk component of pay. NEOs and other eligible employees may earn annual performance-based cash incentive compensation under the STIP based on achievement of financial and operational goals approved by the Compensation Committee and an individual executive's achievements for the year. The Committee retains complete discretion to determine and pay all STIP awards to NEOs and other eligible employees. This includes discretion to reduce the final score on any and all measures downward to zero.

2012 STIP Structure and Results

For 2012, the Committee adopted a STIP structure that placed a greater emphasis on the achievement of operational performance goals and, in particular, on improving public and employee safety. As a result of this shift in emphasis, the extent to which safety goals were met had a 40 percent weighting, the extent to which goals relating to customer satisfaction were met had a 30 percent weighting, and the achievement of corporate financial performance targets represented 30 percent of the total STIP score.

The safety component was structured to strengthen the focus on the safety of employees, customers, and communities. It was made up of four subcomponents: (1) Nuclear Operations Safety, (2) Electric Operations Safety, (3) Gas Operations Safety, and (4) Employee Safety. The customer satisfaction measures were designed to incent employees to be more responsive to our customers' needs. As in prior years, corporate financial performance was measured by PG&E Corporation's actual earnings from operations compared to budget.

Each STIP measure has a threshold, target, and maximum level of performance used to arrive at a score ranging from zero to 2.0 for that measure. Performance below the minimum threshold level results in a zero score. Performance at the minimum established level, or threshold, results in a STIP score of 0.5. Target performance results in a STIP score of 1.0, and performance at or above the maximum established level results in a score of 2.0. A score of 1.0 provides 100 percent of an executive's target payout before any adjustment for individual performance, following recommendation by the PG&E Corporation CEO. Performance at the threshold and maximum levels delivers 50 percent and 200 percent of targeted payout respectively, prior to any performance adjustment.

An NEO's final STIP score also may be increased or decreased by an individual performance modifier, which can range from 75 percent to 125 percent. The individual performance modifier is an adjustment of up to +/- 25 percent based upon the CEO's assessment of an executive's performance, or the Committee's assessment in the case of the CEO's performance, for the year.

The STIP overall performance score is the sum of the weighted cumulative score for performance on each of the STIP measures.

For 2012, the measures and related weightings, thresholds, targets, maximums, and results for calculating the STIP performance score were as follows:

2012 STIP Measures	Weight	Threshold	Target	Maximum	Result	Score	Weighted Average Score

SAFETY COMPONENT (40%)
Nuclear Operations Safety
Institute of Nuclear Power Operations (INPO) Performance
Unit 1 Performance Indicator	4%	2nd Quartile Midpoint	1st Quartile Minimum	99.0 or 1st Decile	97.379	1.506	.060
Unit 2 Performance Indicator	4%	2nd Quartile Midpoint	1st Quartile Minimum	99.0 or 1st Decile	99.458	2.000	.080
Electric Operations Safety
Transmission and Distribution (T&D) Wires Down	4%	2%	3%	6%	(10.3%)	0.000	.000
911 Emergency Response	4%	74.5%	77.0%	87.8%	84.1%	1.656	.066
Gas Operations Safety
Leak Repair Performance	4%	90% by Dec. 31	100% by Dec. 31	100% by Oct. 31	100% by Oct. 31	2.000	.080
Gas Emergency Response
Within 30 minutes	2%	60% in 4th Quarter	75% in 4th Quarter	75% in 3rd and 4th Quarters	85.3% in 3rd and 4th Quarters	2.000	.040
Within 60 minutes	2%	98% in 4th Quarter	99% in 4th Quarter	99% in 3rd and 4th Quarters	99.2% in 3rd and 4th Quarters	2.000	.040
Employee Safety
Lost Workday Case Rate	8%	0.251	0.240	0.221	0.319	0.000	.000
Preventable Motor Vehicle Incident (MVI) Rate	8%	1.994	1.952	1.889	1.787	2.000	.160

CUSTOMER SATISFACTION COMPONENT (30%)
Customer Satisfaction Score	10%	73.7	74.1	75.1	74.5	1.400	.140
System Average Interruption Duration Index (SAIDI)	10%	137.7	133.1	126.5	131.5	1.242	.125
Gas Asset Mapping	10%	35	30	20	20	2.000	.200

FINANCIAL COMPONENT (30%)
Earnings from Operations	30%	95% of Budget	Budget	105% of Budget	$1,367.40	1.272	.382

	100%						1.372

The measures in the foregoing table are defined below.

Institute of Nuclear Power Operations (INPO) Performance Indicators—Year-end score of 12 performance indicators reported to INPO for the Utility's Diablo Canyon Power Plant Units 1 and 2.

Transmission and Distribution (T&D) Wires Down—Percent improvement over 2011 performance in the number of unplanned sustained outage events involving at least one downed overhead electric transmission or primary distribution conductor.

911 Emergency Response—Percentage of time that Utility personnel are on site within 60 minutes after receiving a 911 call of a potential Utility electric hazard.

Leak Repair Performance—Percentage of certain leaks found prior to January 1, 2012 and repaired by December 31, 2012.

Gas Emergency Response—Percentage of time that Utility personnel are on site within one hour and within 30 minutes of receiving an immediate response gas emergency order.

Lost Workday Case Rate—Number of lost workday cases incurred per 200,000 hours worked (or for approximately every 100 employees).

Preventable Motor Vehicle Incident (MVI) Rate—Number of motor vehicle incidents that the driver could have reasonably avoided, per 1 million miles driven.

Customer Satisfaction Score—Overall satisfaction of customers with the products and services offered by the Utility, as measured through a quarterly survey.

System Average Interruption Duration Index (SAIDI)—Total time that the average customer is without electric power during a given time period (measured in number of minutes).

Gas Asset Mapping—Longest duration in days at year-end of pending complete gas project job packages received by the Gas Asset Mapping organization.

Earnings from Operations (EFO)—PG&E Corporation's actual earnings from operations, excluding items impacting comparability compared to budget. The measurement is non-GAAP. Please see Exhibit A for a reconciliation of PG&E Corporation's earnings from operations to income available for common shareholders in accordance with GAAP.

Individual Awards Determination

STIP cash awards to NEOs are calculated as follows:

1.
Determine the executive's individual participation rate, which is the NEO's base salary earned during the year multiplied by the individual's STIP target percentage.

2.
Calculate the overall company-wide STIP performance score, which can range from 0 to 2.0 and is calculated based on final results compared to the threshold, target, and maximum of each measure.

3.
Multiply the participation rate by the performance score to determine the 2012 calculated company award.

4.
Multiply the 2012 calculated company award by the executive's individual performance modifier, if any.

5.
The Compensation Committee, or the PG&E Corporation and Utility Boards of Directors in the case of the CEO and President of the respective companies, approves all final awards, and has discretion to adjust all STIP awards.

For 2012, the Committee approved NEO participation rates that ranged from 45 percent to 100 percent of base salary (the 100 percent participation rate applies only to the PG&E Corporation CEO). This range is within the 15 percent band of the Pay Comparator Group's median annual incentive participation rates. For 2012, NEO participation rates generally remained the same as for 2011, except for the Senior Vice President and General Counsel and the Senior Vice President, Human Resources. After a review of comparative market data and advice of the Committee's independent compensation consultant, the Committee determined that the participation rate for the Senior Vice President and General Counsel should be raised from 55 percent to 60 percent of base salary, and for the Senior Vice President, Human Resources, the Committee determined that the participation rate should be raised from 50 percent to 55 percent.

For 2012, after adjusting for individual performance, STIP awards for the NEOs ranged from 100 percent to 115 percent of the 2012 calculated company award. The final awards for 2012 were paid to each of the NEOs in early 2013 and are reported in the Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table" on page 49.

2013 STIP Structure

The STIP remains an important component of at-risk pay. The Committee approved a STIP structure for 2013 that further enhances PG&E Corporation's focus on improving public and customer safety and customer satisfaction. Achievement of safety goals will again have a 40 percent weighting, while achievement of customer satisfaction goals has been increased to a 35 percent weighting, and the weighting for the achievement of corporate financial performance targets has been reduced from 30 percent to 25 percent of the total STIP score. For 2013, the measures and related weighting are as follows:

2013 STIP Measures	Weight

SAFETY COMPONENT (40%)
Nuclear Operations Safety
Institute of Nuclear Power Operations (INPO) Performance	8%
Electric Operations Safety
Transmission and Distribution (T&D) Wires Down	4%
911 Emergency Response	4%
Gas Operations Safety
Leak Repair Performance	4%
Gas Emergency Response
Revised measure: average response time	4%
Employee Safety
Lost Workday Case Rate	8%
Serious Preventable Motor Vehicle Incident Rate
Revised measure: consider only serious incidents	8%

CUSTOMER SATISFACTION COMPONENT (35%)
Customer Satisfaction Score	10%
Gas and Electric Dig-ins Reduction
New measure for 2013	5%
System Average Interruption Duration Index (SAIDI)	10%
Gas Asset Mapping	5%
Execute Gas Pipeline Safety Work Index
New measure for 2013	5%

FINANCIAL COMPONENT (25%)
Earnings from Operations	30%

As in prior years, corporate financial performance will be measured based on PG&E Corporation's earnings from operations. The Committee has adopted threshold, target, and maximum 2013 STIP financial performance goals that correspond to STIP financial performance scores ranging from 0.5 to 2.0. The goals are consistent with the publicly disclosed financial guidance for 2013 based on earnings per share from operations. The threshold goal will be met if PG&E Corporation's 2013 earnings from operations are at least 95 percent of budgeted earnings from operations. The target goal will be met if PG&E Corporation's 2013 earnings from operations are equal to budgeted earnings from operations, and the maximum goal will be met if 2013 earnings from operations are at least equal to 105 percent of budgeted earnings from operations. The Committee believes that the maximum goal presents a significant challenge to management and, if achieved, would justify a maximum STIP financial performance score of 2.0.

Upon recommendation of the CEO, based on the CEO's assessment of individual performance after year-end, the Committee may apply an individual performance modifier from 0 percent to 150 percent to individual officer awards. The Committee retains complete discretion to determine and pay all STIP awards to NEOs and all other eligible employees. This includes discretion to reduce the final score on any and all measures downward to zero.

Long-Term Incentives

Long-Term Incentives Awarded in 2012

LTIP awards (both annual and mid-year) are made within the range of target LTIP values approved by the Committee, and are granted consistent with the PG&E Corporation Equity Grant Date Policy (see discussion below under "Equity Grant Dates").

In February 2012, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Earley and Mr. Johns, respectively) approved LTIP awards, which generally were granted in March 2012. In addition, in February 2012, the Committee approved LTIP awards for Mr. Halpin, which were granted in May 2012 (see discussion below under "Compensation Decisions in Connection with Individuals Who Became NEOs During the Year").

The 2012 target LTIP award values for the NEOs ranged from $300,000 to $5,500,000 (the upper end applicable only to Mr. Earley). These values were determined based on competitive market data, internal equity considerations, and advice from FWC. The 2012 annual LTIP awards granted to the NEOs in March 2012 (with the exception of Mr. Earley's awards) and the new-hire award for Mr. Halpin were comprised of 50 percent restricted stock units ("RSUs") and 50 percent performance shares. The independent members of the PG&E Corporation Board determined that a higher percentage of the CEO's long-term incentives should be tied directly to PG&E Corporation's long-term performance for shareholders. Therefore, for Mr. Earley, the independent members of the PG&E Corporation Board approved 2012 annual LTIP awards comprised of approximately 40 percent RSUs and 60 percent performance shares. Mr. Halpin received a $1,000,000 supplemental award in May consisting entirely of RSUs, in connection with his hiring (see discussion below under "Compensation Decisions in Connection with Individuals Who Became NEOs During the Year").

The Committee believes that this allocation of RSUs and performance shares for NEOs balances the interests of shareholders and officers by linking the value of long-term compensation to stock price appreciation and relative TSR. Additional details regarding RSUs and performance share grants are provided below.

Restricted stock units.    RSUs are hypothetical shares of stock that are settled in an equal number of shares of PG&E Corporation common stock.

RSUs granted for 2012 generally vest after a four-year vesting period (20 percent in each of the first three years and 40 percent in the fourth year), and only if the officer remains employed over the vesting period. Because the value of the RSU award varies with the price of PG&E Corporation common stock, RSUs align officers' interests with those of shareholders (i.e., stock price appreciation and dividends). The multi-year vesting period also serves as a retention mechanism.

The number of RSUs granted in March 2012 to each NEO was determined by dividing one-half of that NEO's actual LTIP award value (40 percent in the case of Mr. Earley) by the average daily closing price of a share of PG&E Corporation common stock from February 24, 2012 through March 1, 2012.

Performance shares.    Performance shares are hypothetical shares of PG&E Corporation common stock that are tied directly to PG&E Corporation's performance for shareholders and generally vest only at the end of a three-year performance period.

The number of performance shares granted in March 2012 to each NEO was determined by dividing one-half of that NEO's actual LTIP award value (60 percent in the case of Mr. Earley) by the average daily closing price of a share of PG&E Corporation common stock from February 24, 2012 through March 1, 2012.

Performance shares granted in March 2012 will vest, if at all, on March 2, 2015 following completion of the three-year performance period starting January 1, 2012 and ending December 31, 2014. The payout value of any vested performance shares will be based on PG&E Corporation's TSR relative to the Performance Comparator Group for the period. The payment for performance shares will be in the form of stock and will be calculated by multiplying (1) the number of vested performance shares by (2) a payout factor based on PG&E Corporation's relative TSR performance compared to the Performance Comparator Group. Performance share awards granted prior to 2010 were settled in cash.

As shown in the LTIP Performance Share Payout Scale below, there will be no payout if PG&E Corporation's TSR falls below the 25th percentile of the Performance Comparator Group; there will be a 25 percent payout if PG&E Corporation's TSR is at the 25th percentile; there will be a 100 percent payout if PG&E Corporation's TSR is at the 75th percentile; and there will be a 200 percent payout if PG&E Corporation's TSR ranks first in the Performance Comparator Group.

LTIP Performance Share Payout Scale
Number of Companies in Total
(Including PG&E Corporation) = 13

Company Rank	Company Performance Percentile	Rounded Payout
1	100	200%
2	92	170%
3	83	130%
4	75	100%
5	67	90%
6	58	75%
7	50	65%
8	42	50%
9	33	35%
10	25	25%
11	17	0%
12	8	0%
13	0	0%

Performance Shares Granted in 2009 and 2010

The three-year performance cycle for annual performance share awards that were granted in 2009 under the LTIP ended on December 31, 2011. For that period, PG&E Corporation's TSR, as measured by stock price appreciation and dividends, ranked 11th among the 13 companies in the 2009 Performance Comparator Group. As a result, during 2012 no payout was made with respect to performance shares granted in 2009. PG&E Corporation's TSR performance for the three-year period was 20.7 percent, as compared to the median of 69.1 percent among the 2009 Performance Comparator Group companies and the negative 48.6 percent return of the S&P 500 for the same period.

The three-year performance cycle for annual performance share awards that were granted in 2010 under the LTIP ended on December 31, 2012. For that period, PG&E Corporation's TSR, as measured by stock price appreciation and dividends, ranked 12th among the 13 companies in the 2010 Performance Comparator Group. This ranking represents performance at the 8th percentile, resulting in no payout with respect to the 2010 performance share awards. PG&E Corporation's TSR performance for the three-year period was 2.1 percent, as compared to the median of 42.7 percent among the 2010 Performance Comparator Group companies and the 36.3 percent return of the S&P 500 for the same period.

Long-Term Incentives Granted in 2013

In February 2013, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Earley and Mr. Johns, respectively) approved LTIP awards, which were granted in March 2013. The design of the 2013 LTIP program generally parallels that of the 2012 program (with equal weighting of performance shares and RSUs, including Mr. Earley's award). A more complete discussion of the 2013 LTIP awards will be provided in the 2014 Joint Proxy Statement.

Equity Grant Dates

The PG&E Corporation Equity Grant Date Policy generally provides that annual LTIP awards are granted when the market price of PG&E Corporation common stock reflects the disclosure of all material information. Annual equity awards for 2012 were granted on March 1, 2012, which was consistent with this policy. Under the policy, the grant date for non-annual equity awards to employees (such as for newly hired or newly promoted officers) will be the later of (1) the date that the non-annual award is approved by the independent members of the PG&E Corporation or Utility Board, the Compensation Committee, or the PG&E Corporation CEO, as applicable, (2) the date that the LTIP award recipient becomes an employee, if applicable, or (3) the date otherwise specified by the applicable Board, the Committee, or the PG&E Corporation CEO. If the grant date of any LTIP award would occur during a trading blackout period, as defined under the PG&E Corporation Insider Trading Policy, then the actual grant date will be the first business day after the trading blackout period ends.

Compensation Decisions in Connection with Individuals Who Became NEOs During the Year

On February 3, 2012, the Utility entered into an agreement with Mr. Halpin, pursuant to which he became the Senior Vice President and Chief Nuclear Officer. In addition to the provisions normally applicable to the employment of senior executives, the terms of Mr. Halpin's employment agreement provided:

•
An annual base salary of $510,000, participation in the 2012 STIP at a target rate of 55 percent, and a 2012 LTIP award with an aggregate value of $550,000, divided equally between RSUs and performance shares, and

•
A sign-on bonus of $750,000 and a supplemental RSU award with a value of $1,000,000, and an additional $150,000 cash retention bonus and $200,000 RSU award on each of the first and second anniversaries of his hire date (subject to the Equity Grant Date Policy) if he is an active employee at that time. One-half of the RSUs will vest on the first anniversary of the date of grant, and the remainder will vest on the second anniversary of the grant date. The terms of the supplemental RSU award otherwise mirror those of the 2012 RSU awards granted to other NEOs.

Other Elements of Executive Compensation

Perquisites and Related Compensation

NEOs generally receive a limited range of perquisite benefits, typically encompassing a partial subsidy for financial planning services from a third-party financial advisory firm, partial reimbursement of certain health club fees, on-site parking, and executive health services. The PG&E Corporation CEO and the Utility President also receive car transportation services. The magnitude of these perquisites, including the lump-sum payment described in the following paragraph, is comparable to that provided to executive officers of companies in the Pay Comparator Group, and the value of these services is taxable to the recipient.

The Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of the PG&E Corporation CEO and the Utility President, respectively) also approved a 2012 lump-sum annual stipend amount for each executive officer (consistent with 2011), which ranged from $15,000 to $35,000 (the upper end applicable only to the PG&E Corporation CEO). This stipend is provided in lieu of providing the NEOs with additional perquisite benefits. The NEOs have discretion to use this stipend as they see fit. This stipend is consistent with amounts paid historically.

The PG&E Corporation CEO is authorized to use private aircraft for business travel under appropriate circumstances. The Utility's Corporate Aircraft Use policy prohibits use of the company aircraft for personal travel.

Retirement/Pension

NEOs are eligible to receive retirement benefits under the Utility's tax-qualified defined benefit plan (pension plan), which also provides benefits to other eligible employees of PG&E Corporation and the Utility. NEOs also are eligible to receive benefits under the PG&E Corporation Supplemental Executive Retirement Plan ("SERP"), which is a non-tax-qualified defined benefit pension plan that provides officers and key employees of PG&E Corporation and its subsidiaries, including the Utility, with a pension benefit. These plans are described in the section entitled "Pension Benefits—2012" beginning on page 57 of this Joint Proxy Statement.

With respect to the SERP, in February 2010, the Committee adopted a policy against crediting additional years of service for participants under this plan.

During 2012, after reviewing comparative market data, the Committee approved changes to the retirement plans and policies for NEOs and other officers. Effective January 1, 2013, new pension plan participants will be provided with a cash balance benefit replacing the final average pay pension benefit provided to current pension plan participants. Individuals currently eligible for a final average pay pension benefit will be given an opportunity to irrevocably select to switch to the cash balance benefit, effective January 1, 2014.

Also during 2012, the PG&E Corporation Board amended the SERP such that, effective January 1, 2013, SERP participation will be closed to new participants and to current participants who choose to switch to the cash balance benefit effective January 1, 2014. Individuals who do not participate in the SERP but who are newly hired or promoted to officer after January 1, 2013, as well as SERP participants who choose to switch to the cash balance benefit effective January 1, 2014, may be eligible for non-tax-qualified defined contribution pension payments under the 2013 PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan ("DC-ESRP").

NEOs and other officers and employees also are eligible to participate in the PG&E Corporation Retirement Savings Plan ("RSP"), a tax-qualified 401(k) plan. PG&E Corporation provides a maximum matching contribution of 75 cents for each dollar contributed, up to 6 percent of base salary for individuals eligible for the final average pay pension benefit and up to 8 percent of base salary for individuals eligible for a cash balance pension benefit. To the extent that the Internal Revenue Code limits prevent an NEO from making contributions to his or her RSP account and, as a result, company matching funds are not contributed to that NEO's RSP account, the matching funds will instead be contributed to the NEO's account in the PG&E Corporation 2005 Supplemental Retirement Savings Plan ("SRSP"), a non-qualified deferred compensation plan.

Upon retirement, NEOs also may be eligible for post-retirement health, welfare, and similar benefits, pursuant to plans that generally provide benefits to all employees. Additional details regarding the retirement programs and post-retirement benefits, and the value of pension benefits accumulated as of December 31, 2012 for the NEOs, can be found in the table entitled "Pension Benefits—2012" beginning on page 57 of this Joint Proxy Statement and in the section entitled "Potential Payments—Resignation/Retirement" on page 63 of this Joint Proxy Statement.

The majority of companies in the Pay Comparator Group provide tax-qualified pensions or similar plans, other tax-qualified defined contribution plans (i.e., 401(k) plans), and non-tax-qualified retirement plans for NEOs. The Committee believes that these defined benefit and defined contribution plans offer significant recruiting and retention incentives.

Severance

General severance benefits are provided to NEOs through the PG&E Corporation Officer Severance Policy ("Predecessor Severance Policy"), the 2012 PG&E Corporation Severance Policy ("2012 Severance Policy"), and specific LTIP award agreements and guidelines. Upon severance (other than for cause), officers may be eligible for cash severance payments, continued or accelerated vesting for LTIP awards, and other post-employment benefits. If an NEO is terminated for cause (i.e., for dishonesty, a criminal offense, or violation of a work rule) or resigns before becoming retirement-eligible, the NEO forfeits any unvested restricted stock, RSUs, and performance shares, as well as Special Incentive Stock Ownership Premiums ("SISOPS"), and would not receive any associated dividends.

Officer Severance Policies

The purpose of the officer severance policies is to (1) attract and retain senior management by providing severance benefits that are part of a competitive total compensation package, (2) provide consistent treatment for all terminated officers, and (3) minimize potential litigation costs in connection with terminations of employment by conditioning payments upon a general release of claim.

During 2011, the Compensation Committee extensively reviewed the officer severance program in order to assess current market practices and to determine whether any modifications to the program were appropriate in order to align it with best practices. As a result of this review, in February 2012, the PG&E Corporation Board of Directors (upon the recommendation of the Compensation Committee) made changes to the officer severance program and adopted the 2012 Severance Policy.

As required by the Predecessor Severance Policy, to the extent that these changes reduce the aggregate benefits provided to a participant, the changes become effective three years after the participant is notified of the changes, which notice was provided in February 2012.

Prior to adoption of the 2012 Severance Policy in February 2012, the Predecessor Severance Policy, in combination with provisions in the LTIP award agreements, generally provided the following benefits in the case of senior executives who had been employed for two or more years in the case of a termination without cause: (1) cash severance equal to (a) two times the sum of base salary plus target STIP bonus and (b) a prorated STIP bonus for the year of termination if more than six months of employment had occurred, (2) continued vesting for two years in any unvested RSUs, pro rata vesting of performance shares, the right to exercise any vested stock options for up to five years, and continued vesting for either one-third or two-thirds of unvested SISOPS (the amount depending on officer level at termination), and (3) limited COBRA benefits and outplacement services.

The 2012 Severance Policy made the following key changes to benefits available to officers upon termination without cause:

•
Cash severance benefits were reduced to one times base salary plus target STIP bonus.

•
The right to exercise stock options was limited to one year.

•
Continued vesting of unvested RSUs was limited to one year, unless otherwise specified in the equity award agreement. (Pro rata vesting of performance shares is not impacted by the February 2012 modifications.)

Additional details regarding severance benefits can be found in the section entitled "Potential Payments—Termination Without Cause" beginning on page 64 of this Joint Proxy Statement.

Change in Control

The PG&E Corporation Board has determined that providing change-in-control benefits is a key part of PG&E Corporation's officer compensation program. In a hostile takeover or other change-in-control situation, it is important for management to remain focused on maximizing shareholder value and aligning management's interests with shareholders' interests, and not to be distracted by concerns about job security.

Change-in-control benefits require a "double trigger" and are not payable based on a change-in-control event alone. In other words, benefits under the officer severance policies also require that the NEO be severed. LTIP award agreements and guidelines require that either the NEO be severed, or that the successor entity fail to assume or continue the LTIP awards.

The Predecessor Severance Policy provides enhanced cash severance benefits if the officer is terminated in connection with a Change in Control (as defined in the Policy). These enhanced benefits replace general severance benefits and are available only to officers of PG&E Corporation at the level of Senior Vice President or above, or to the President of the Utility. These covered officers are eligible to receive (1) change-in-control cash severance benefits equal to three times the sum of base salary and target annual STIP bonus, and (2) target STIP bonus for the year of termination. Other NEOs receive general severance benefits only.

The 2012 Severance Policy made the following key changes to benefits available to covered officers upon termination in connection with a Change in Control:

•
Cash severance benefits are reduced to two times base salary plus target STIP bonus.

•
STIP bonus payment is prorated in the year of termination.

•
The scope of officers who are eligible to receive such benefits was changed by adding Utility officers in bands 1 and 2 (which includes Executive Vice Presidents) and limiting eligibility of PG&E Corporation officers to bands 1 and 2 (PG&E Corporation Senior Vice Presidents who are in band 3 are no longer eligible).

All LTIP award agreements contain the same change-in-control provisions, which accelerate vesting of all awards if there is a Change in Control, and either the award is not continued or assumed, or the recipient is terminated in connection with a Change in Control. This practice aligns PG&E Corporation with market trends and (1) better balances the interests of award recipients and shareholders, (2) provides security for award recipients in a time of uncertainty, and (3) preserves the incentive for award recipients to stay with PG&E Corporation even following a transaction.

Additional details regarding the officer severance program can be found in the section entitled "Potential Payments—Severance in Connection with Change in Control" on page 65 of this Joint Proxy Statement.

Elimination of Excise Tax Gross-Up —In February 2011, the Committee eliminated excise tax gross-ups on change-in-control severance benefits. Eligible officers will be responsible for paying any excise tax levied pursuant to Internal Revenue Code Section 4999, or the officer's aggregate change-in-control benefits will be reduced to a level that does not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis. This amendment will not increase the aggregate value of an officer's severance benefits under a change in control. The amendment was effective immediately for officers who became or become eligible for change-in-control severance benefits after February 15, 2011. For existing eligible officers, which includes Messrs. Johns, Harvey, Park, and Simon, the terms of the Predecessor Severance Policy provide that three years' notice is required before eliminating the tax gross-up. Therefore, elimination of the tax gross-up for existing eligible officers will occur in March 2014. Prior to the amendment described above, the Predecessor Severance Policy provided that eligible officers would be reimbursed for excise taxes. Until the amendment described above, these provisions of the Predecessor Severance Policy had not been amended since they were first adopted in 1999, and no new individual became a beneficiary of the excise tax gross-up provisions of the Officer Severance Policy in 2011.

Golden Parachute Restriction Policy—The Golden Parachute Restriction Policy requires shareholder approval of certain executive severance payments provided in connection with a change in control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer's base salary and target STIP award, as defined in the Golden Parachute Restriction Policy.

Compensation Governance

Clawback Policy

PG&E Corporation and the Utility may recoup certain incentive compensation paid to current and former NEOs (and certain other officers) if either PG&E Corporation or the Utility restates its financial statements that are filed with the Securities and Exchange Commission ("SEC") with respect to any fiscal year within the three-year period preceding the filing of the restatement (a "Restatement Year").

If there is such a restatement, the Committee (or with respect to the PG&E Corporation CEO or the Utility President, the full Board of the applicable company) may, in good-faith exercise of its reasonable discretion and to the extent permitted by law, seek to recoup incentive compensation previously paid with respect to each Restatement Year to any individual who was a Section 16 Officer of that company during that Restatement Year. Compensation may be recouped to the extent that such compensation would have been lower when computed using the restated financial statements, and the Committee and the Boards have discretion to recoup such compensation on a tax-neutral basis. The policy applies only to compensation paid after the effective date of the policy, February 17, 2010.

Tax Gross-Ups

Excise tax gross-ups in connection with a change in control were eliminated in 2011, subject to a three-year delay for officers who already were eligible for the gross-up. At its February 2012 meeting, effective as of February 15, 2012, the Committee eliminated tax gross-ups on lump-sum payments under the Utility's Post-Retirement Life Insurance Plan to individuals who are or who become NEOs.

Currently, no NEO is eligible to receive a tax gross-up payment except in two situations: (1) severance in connection with a change in control (until March 2014), and (2) certain types of payments made in connection with benefit programs offered to all employees (e.g., relocation programs).

During 2012, no NEO received a gross-up payment, except in connection with such relocation benefit programs.

Tally Sheets

In establishing compensation for NEOs, the Committee reviews tally sheets that present comprehensive data on the total compensation and benefits package for each of the NEOs.

Prohibition on Hedging and Pledging Policy

Officers of PG&E Corporation and the Utility may not engage in short sales or transactions in publicly traded options (such as puts, calls, and other derivative securities) with respect to either company's stock. They also may not engage in any hedging or monetization transactions that limit or eliminate the officer's ability to profit from an increase in the value of company stock. Officers generally are prohibited from holding company stock in a margin account or pledging it as collateral for a loan.

These limitations are designed to avoid any inadvertent violation of the insider trading laws and also increase the alignment between executive and shareholder interests.

Executive Stock Ownership Guidelines

The 2010 Executive Stock Ownership Guidelines are designed to encourage senior executive officers to achieve and maintain a minimum investment in PG&E Corporation common stock at levels set by the Committee, and further aligns executive interests with those of PG&E Corporation's shareholders. Executive stock ownership guidelines have been adopted by most of the companies in the Pay Comparator Group, and they are increasingly viewed as an important element of a company's governance policies.

The stock ownership target for the PG&E Corporation CEO is six times base salary, and the target for most other NEOs is three times base salary. The target for Messrs. Simon and Halpin is one and one-half times base salary. Mr. Mistry is not subject to ownership guidelines.

Until an executive meets the applicable stock ownership guideline, he or she must retain 50 percent of the net shares realized from option exercise or from the vesting of restricted stock or stock units (including performance shares), after accounting for tax withholding. For the purpose of calculating compliance with the guidelines, unvested restricted stock and unvested stock units are not taken into account, except in the case of restricted stock and RSUs when a participant is retirement-eligible (defined as age 55 with five consecutive years of service).

Executives subject to the 2010 Executive Stock Ownership Guidelines have agreed to retain 50 percent of their net shares until the target is met.

Pursuant to the prior Executive Stock Ownership Program ("Prior ESOP"), SISOPs were used to encourage executive officers to meet stock ownership targets. Effective September 14, 2010, the SISOP program was eliminated, and no new individuals could become eligible to receive SISOPs. Officers who already were in the SISOP program continued to be eligible for SISOPs until January 1, 2013. A discussion of SISOPs is included in the narrative following the "Grants of Plan-Based Awards in 2012" table on page 53 of this Joint Proxy Statement.

Realizable Compensation

The Compensation Committee believes that analyzing realizable pay is important in understanding the relationship between the targeted compensation that was approved for the CEO and the compensation that was actually earned, or may still be earned, based on company performance.

The following table compares the CEO's targeted compensation values as disclosed in the Summary Compensation Table with the total realizable compensation since Mr. Earley became CEO on September 13, 2011. The compensation components compared include base salary, bonus, STIP, LTIP, change in pension/non-qualified deferred compensation, and all other compensation, all determined on the same basis as reported in the Summary Compensation Table.

The table shows the total realizable compensation for the CEO, determined as described above, for September 13, 2011 through December 31, 2012, along with the CEO's total compensation as presented in the Summary Compensation Table for that time frame. The data demonstrates that total realizable compensation determined in this manner is below the total compensation amount as reported in the Summary Compensation Table.

When calculating the values of LTIP awards, RSUs, and performance shares, the Summary Compensation Table reflects the grant-date values of the awards without consideration of the ultimate value (if any) realized by the executive from these awards. When calculating total realizable compensation, the value of each year's equity award was determined using the value of the award based on the December 31, 2012 stock price for vested awards, or for awards outstanding and not vested, the expected value at vesting based on the December 31, 2012 stock price.

Please note that this data is supplementary and is not a substitute for, and should be read in connection with, the Summary Compensation Table and related compensation disclosures beginning on page 49.

Target Total Compensation (Including LTI Grant Values)				Total Realizable Compensation

	2011(1)	2012	Total		2011(1)	2012	Total
Target Annual Cash				Actual Annual Cash
Salary	$378,788	$1,250,000	$1,628,788	Salary	$378,788	$1,250,000	$1,628,788
Target STIP	$378,788	$1,250,000	$1,628,788	Actual STIP	$0	$1,715,000	$1,715,000
Bonus	$1,500,000	$0	$1,500,000	Bonus	$1,500,000	$0	$1,500,000

Cash Sub-Total	$2,257,576	$2,500,000	$4,757,576	Cash Sub-Total	$1,878,788	$2,965,000	$4,843,788
LTI Grant Values				Realizable LTI Value(2)
RSUs	$3,299,763	$2,613,695	$5,913,458	RSUs	$3,267,237	$2,503,415	$5,770,652
Performance Shares	$4,106,504	$3,912,026	$8,018,530	Performance Shares	$0	$1,314,258	$1,314,258

LTI Sub-Total	$7,406,267	$6,525,721	$13,931,988	Realizable LTI Sub-Total	$3,267,237	$3,817,673	$7,084,909
Change in Pension/DQDC	$71,423	$299,995	$371,418	Change in Pension/DQDC	$71,423	$299,995	$371,418
Other Comp.	$184,909	$158,918	$343,827	Other Comp.	$184,909	$158,918	$343,827

Total Target Comp.	$9,920,175	$9,484,634	$19,404,809	Total "Actual" Comp.	$5,402,357	$7,241,586	$12,643,942
				—% of Target Comp.	54%	76%	65%
(1)
Mr. Earley became CEO on September 13, 2011.

(2)
Based on December 31, 2012 closing share price of $40.18.

Benchmarking Details—Pay Comparator Group and Performance Comparator Group

For 2012, the Pay Comparator Group used to benchmark compensation elements consisted of all companies listed in the Philadelphia Utility Index. With respect to the Pay Comparator Group, the Committee's goal is to select a group of companies for which PG&E Corporation is close to the 50th percentile (median) with respect to key size metrics. PG&E Corporation is currently positioned close to the 50th percentile of the Philadelphia Utility Index with respect to key size metrics. The Philadelphia Utility Index, which is administered by NASDAQ, consists of a group of 20 companies (including PG&E Corporation) that are selected by NASDAQ on the basis of having a primary business in the electric utility sector and meeting minimum market capitalization criteria.

A total of 19 companies were included in the 2012 Pay Comparator Group:

  AES Corporation
  Ameren Corporation
  American Electric Power
  CenterPoint Energy, Inc.
  Consolidated Edison
  Constellation Energy
  Covanta Holding Corporation
  Dominion Resources, Inc.
  DTE Energy
  Duke Energy
  Edison International
  Entergy Corporation
  Exelon Corporation
  First Energy
  NextEra Energy
  Northeast Utilities
  Public Service Enterprise Group
  Southern Company
  Xcel Energy, Inc.

For 2012, the general industry comparator group information was provided by Towers Watson's and Aon Hewitt's proprietary executive compensation databases. The group included 127 companies with annual revenues between $8 billion and $25 billion. A list of these 127 companies is included in Appendix A to this Joint Proxy Statement.

Each year, PG&E Corporation also identifies a Performance Comparator Group that is used only for evaluating the company's relative TSR performance to determine payouts for LTIP performance share awards. In determining the composition of the Performance Comparator Group for 2012, the Committee decided that the Performance Comparator Group will include companies (1) that are categorized consistently by the investment community as "regulated," as opposed to "less regulated," based on analysis of revenue sources (i.e., the companies have business models similar to PG&E Corporation), and (2) that have a market capitalization of at least $4 billion. The Committee first selected companies listed on the Philadelphia Utility Index that meet these criteria and then selected additional companies that also meet these criteria. A total of 12 companies were included in the 2012 Performance Comparator Group.

  American Electric Power
  CMS Energy
  Consolidated Edison
  DTE Energy
  Duke Energy
  NiSource, Inc.
  Northeast Utilities
  Pinnacle West Capital
  SCANA Corp.
  Southern Company
  Wisconsin Energy Corporation
  Xcel Energy, Inc.

Tax Deductibility

The Committee and its Performance Award Subcommittee appropriately weigh the tax deductibility limitations imposed by Internal Revenue Code Section 162(m). The Committee in its discretion may award forms of compensation that are not deductible under Section 162(m) when it determines that such awards best carry out the goals and objectives of companies' officer compensation programs.

Compensation Risk Analysis

During 2012, FWC assisted the companies with a review of the design of PG&E Corporation's and the Utility's incentive plans relative to general compensation plan risk factors (or the potential for unintended consequences). The companies examined the balance between fixed and variable pay, the mix of equity-based awards, the existence of caps on incentive compensation, the composition and balance of performance metrics and the various performance thresholds, and stock ownership requirements. The analysis also considered the existence of governance practices, auditing oversight, and counterbalancing policies such as the Committee's retention of discretion to adjust incentive awards, the clawback policy authorizing recoupment of certain incentive-based compensation following a restatement of company financial statements, stock retention requirements, and restrictions on hedging.

FWC concluded that the companies' incentive plans are reasonably well aligned with compensation design principles, and that there are no significant risk areas from a compensation risk perspective.

Based on the foregoing, PG&E Corporation and the Utility concluded that the risks arising from the companies' overall compensation policies and practices are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Conclusion

The Committee believes that the amount and design of executive compensation provided for 2012 to the NEOs of PG&E Corporation and the Utility are consistent with the Committee's compensation objectives and policies to (1) provide long-term incentives to align shareholders' and officers' interests and enhance total return for shareholders, (2) attract, retain, and motivate employees with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation's businesses, and (3) compensate NEOs in a competitive, cost-efficient, and transparent manner.

Exhibit A

Reconciliation of PG&E Corporation's Earnings from Operations to Income Available for Common Shareholders in Accordance with GAAP

For the year ended December 31, 2012
(in millions, except per share amounts)

	Earnings	Per Share Amounts (Diluted)
PG&E Corporation Earnings from Operations(1)	$1,367	$3.22
Items Impacting Comparability:(2)
Natural gas matters(3)	(488)	(1.15)
Environmental-related costs(4)	(63)	(0.15)

PG&E Corporation Earnings on a GAAP basis	$816	$1.92

(1)
"Earnings from operations" is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)
Items impacting comparability represent items that management does not consider part of normal, ongoing operations.

(3)
PG&E Corporation's earnings from operations for 2012 exclude net costs of $812 million, pre-tax, that the Utility incurred in connection with natural gas matters. These amounts included pipeline-related expenses that will not be recoverable through rates to validate safe operating pressures, conduct strength testing, and perform other activities associated with safety improvements to the Utility's natural gas pipeline system, as well as regulatory and legal costs. In addition, a charge was recorded for disallowed capital expenditures related to the Utility's pipeline safety enhancement plan that are forecasted to exceed the California Public Utilities Commission's ("CPUC") authorized levels or that were specifically disallowed. These amounts also included an additional provision for penalties associated with pending CPUC investigations related to various aspects of the Utility's natural gas operations and other potential enforcement matters, accruals for third-party claims arising from the natural gas pipeline accident that occurred in San Bruno, California on September 9, 2010 (the "San Bruno accident"), and a contribution to the City of San Bruno to support the community's recovery efforts after the accident. These costs were partially offset by insurance recoveries. For more information, see the Annual Report under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(pre-tax)	Year ended December 31, 2012
Pipeline-related expenses	$(477)
Disallowed capital expenditures	(353)
Penalties	(17)
Third-party claims	(80)
Insurance recoveries	185
Contribution to City of San Bruno	(70)

Natural gas matters	$(812)

(4)
PG&E Corporation's earnings from operations for 2012 also exclude net costs of $106 million, pre-tax, that the Utility incurred in connection with environmental remediation associated with the Utility's natural gas compressor site located near Hinkley, California.

Compensation Committee Report

The Compensation Committee of PG&E Corporation is comprised of independent directors and operates under a written charter adopted by the PG&E Corporation Board. The Compensation Committee is responsible for overseeing and establishing officer compensation policies for PG&E Corporation, the Utility, and their subsidiaries.

The Compensation Committee has reviewed and discussed the section of this Joint Proxy Statement entitled "Compensation Discussion and Analysis" with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Boards of PG&E Corporation and the Utility that the "Compensation Discussion and Analysis" section be included in this Joint Proxy Statement.

March 25, 2013

C. Lee Cox, Chair
Forrest E. Miller
Barbara L. Rambo
Barry Lawson Williams

Executive Officer Compensation Information

Summary Compensation Table – 2012

This table summarizes the principal components of compensation paid or granted during 2012 (including cash incentives earned for corporate performance in 2012, but paid in 2013). This table also includes information disclosed in the 2012 and 2011 Joint Proxy Statements for compensation paid or granted to certain officers during 2011 and 2010, respectively.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Award(s) ($)	Non-Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
Anthony F. Earley, Jr.	2012	1,250,000	0	6,525,721	0	1,715,000	299,995	158,918	9,949,634
Chairman, Chief Executive Officer,	2011	378,788	1,500,000	7,406,267	0	0	71,423	184,909	9,541,387
and President, PG&E Corporation

Christopher P. Johns	2012	723,138	0	2,510,110	0	855,725	953,201	75,594	5,117,768
President, Pacific Gas and Electric	2011	701,250	0	3,418,732	0	319,245	614,133	79,366	5,132,726
Company	2010	672,500	0	1,932,429	0	0	629,560	76,696	3,311,185

Kent M. Harvey	2012	583,417	0	1,757,077	0	603,744	1,495,540	59,115	4,498,893
Senior Vice President and Chief	2011	554,625	0	1,407,059	0	235,661	842,919	63,376	3,103,640
Financial Officer, PG&E Corporation, and Senior Vice President, Financial Services, Pacific Gas and Electric Company	2010	537,500	0	1,011,982	0	0	1,009,678	62,876	2,622,036

Hyun Park	2012	582,076	0	1,104,197	0	551,040	333,814	60,804	2,631,931
Senior Vice President and General	2011	564,900	0	967,353	0	188,592	233,035	64,759	2,018,639
Counsel, PG&E Corporation	2010	546,478	0	1,189,793	0	0	203,591	63,172	2,003,034

John R. Simon Senior Vice President, Human Resources, PG&E Corporation and Pacific Gas and Electric Company	2012	392,494	0	627,318	0	323,665	195,849	45,431	1,584,757

Edward D. Halpin(a) Senior Vice President and Chief Nuclear Officer, Pacific Gas and Electric Company	2012	382,500	750,000	1,584,677	0	288,635	60,833	266,100	3,332,745

Dinyar B. Mistry	2012	340,938	0	351,164	0	231,545	434,709	30,713	1,389,069
Vice President, Chief Financial Officer, and Controller, Pacific Gas and Electric Company	2011	327,825	0	307,794	0	89,546	264,919	30,123	1,020,207
(a)
Mr. Halpin became Senior Vice President and Chief Nuclear Officer on April 2, 2012.

(1)
Includes payments for accrued vacation.

(2)
Represents the grant date fair value of RSUs, performance shares, and SISOPs measured in accordance with FASB ASC Topic 718, without taking into account an estimate of forfeitures related to service-based vesting. For RSUs and SISOPs, grant date fair value is measured using the closing price of PG&E Corporation common stock on the grant date. Assumptions made in valuation of reported performance shares awards are described in footnote 4 to the table entitled "Grants of Plan-Based Awards in 2012." Assuming that the highest level of performance conditions would be achieved, the estimated maximum grant date value of performance shares awarded in 2012 would be: Mr. Earley $9,600,632, Mr. Johns $3,076,764, Mr. Harvey $2,153,734, Mr. Park $1,353,468, Mr. Simon $768,934, Mr. Halpin $660,646, and Mr. Mistry $430,439.

(3)
Amounts represent payments received or deferred in 2013, 2012, and 2011 for achievement of corporate and organizational objectives in 2012, 2011, and 2010, respectively, under the STIP.

(4)
Amounts reported for 2012 consist of (i) the change in pension value during 2012 (Mr. Earley $299,995, Mr. Johns $953,112, Mr. Harvey $1,495,013, Mr. Park $333,554, Mr. Simon $195,849, Mr. Halpin $60,833, and Mr. Mistry $434,703), and (ii) the above-market earnings on compensation deferred into the PG&E Corporation Supplemental Retirement Savings Plan and invested in the Aa Utility Bond Fund (Mr. Johns $89, Mr. Harvey $527, Mr. Park $260, and Mr. Mistry $6). The Aa Utility Bond Fund accrues interest based on the long-term corporate bond yield average for Aa utilities reported by Moody's Investors Service. The above-market earnings are calculated as the difference between actual earnings from the Aa Utility Bond Fund investment option and hypothetical earnings that would have resulted using an interest rate equal to 120 percent of the applicable federal rate.

(5)
Amounts reported for 2012 consist of (i) perquisites and personal benefits, as detailed below (Mr. Earley $50,417, Mr. Johns $18,053, Mr. Harvey $8,398, Mr. Park $9,611, Mr. Simon $7,884, Mr. Halpin $222,575, and Mr. Mistry $371), (ii) tax reimbursement payments (Mr. Earley $17,251 and Mr. Halpin $15,875), (iii) a lump-sum annual stipend paid in lieu of providing perquisite benefits, with the exception of perquisite benefits noted in the chart below (Mr. Earley $35,000, Mr. Johns $25,000, Mr. Harvey $25,000, Mr. Park $25,000, Mr. Simon $20,000, Mr. Halpin $20,000, and Mr. Mistry $15,000), and (iv) company contributions to defined contribution retirement plans (Mr. Earley $56,250, Mr. Johns $32,541, Mr. Harvey $25,717, Mr. Park $26,193, Mr. Simon $17,547, Mr. Halpin $7,650, and Mr. Mistry $15,342).

The following chart provides additional information regarding perquisites and personal benefits that are included in the Summary Compensation Table and discussed in section (i) of footnote 5.

	Transportation Services ($)	Fitness ($)	Executive Health ($)	Financial Services ($)	Relocation ($)	AD&D Insurance ($)	Total ($)
A. F. Earley, Jr.	24,511				25,816	90	50,417
C. P. Johns	10,066			7,897		90	18,053
K. M. Harvey				8,308		90	8,398
H. Park			2,173	7,348		90	9,611
J. R. Simon				7,794		90	7,884
E. D. Halpin					222,507	68	222,575
D. B. Mistry		281				90	371

The above perquisites and personal benefits consist of the following:

•
Transportation services for Mr. Earley and Mr. Johns, consisting of car transportation for commute and incidental non-business travel. Amounts include the prorated salary and benefits burden of the drivers, and vehicle costs.

•
The value of reimbursements for health club fees, pursuant to a program available to certain management employees, including non-officers.

•
The cost of executive health services provided to executive officers. Amounts vary among officers, reflecting the decisions of each individual officer regarding the specific types of tests and consultations provided, and the exact value of reimbursed expenses.

•
Fees paid to partially subsidize financial services provided by an independent contractor selected by PG&E Corporation to provide such services.

•
The cost to PG&E Corporation for relocation assistance, which may include moving services, payments to a third-party home sale assistance firm (which may include inspection, appraisal, and other costs related to the sale of the home, third-party service fees, etc.), mortgage subsidies, and commuting expenses during the relocation process. Tax reimbursement payments were provided to Mr. Earley ($17,251) and Mr. Halpin ($15,875) with respect to this benefit in accordance with a broad-based program that provides relocation benefits to all employees.

•
Company-paid premiums for a $250,000 accidental death and dismemberment policy.

In addition to the perquisite benefits described above, NEOs are given a set stipend that each NEO may use as the officer sees fit. The stipend is intended to cover miscellaneous items in each NEO's discretion (such as membership in professional organizations). The amount of this stipend is included in the Summary Compensation Table in the "All Other Compensation" column and is discussed in section (iii) of footnote 5. NEOs also were eligible to receive on-site parking, which was provided at no additional incremental cost to the companies.

Please see the CD&A beginning on page 32 of this Joint Proxy Statement for additional information regarding the elements of compensation discussed above, including information regarding salary, short-term incentives, and long-term incentives. Additional information regarding grants of LTIP awards can be found in the narrative following the "Grants of Plan-Based Awards in 2012" table.

Grants of Plan-Based Awards in 2012

This table provides information regarding incentive awards and other stock-based awards granted during 2012 to NEOs.

									All Other Stock Awards
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock and Option Awards ($)(4)
									Number of Shares of Stock or Units (#)(3)
		Committee Action Date
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
A. F. Earley, Jr.			0	1,250,000	3,125,000
	3/1/2012	2/15/2012				23,364	93,455	186,910		3,912,026
	3/1/2012	2/15/2012							62,305	2,613,695

C. P. Johns			0	542,353	1,355,883
	3/1/2012	2/14/2012				7,488	29,950	59,900		1,253,707
	3/1/2012	2/14/2012							29,950	1,256,403

K. M. Harvey			0	400,042	1,000,106
	3/1/2012	2/14/2012				5,241	20,965	41,930		877,595
	3/1/2012	2/14/2012							20,965	879,482

H. Park			0	349,245	873,114
	3/1/2012	2/14/2012				3,294	13,175	26,350		551,506
	3/1/2012	2/14/2012							13,175	552,691

J. R. Simon			0	214,461	536,154
	3/1/2012	2/14/2012				1,871	7,485	14,970		313,322
	3/1/2012	2/14/2012							7,485	313,996

E. D. Halpin			0	210,375	525,938
	5/7/2012	2/14/2012				1,551	6,205	12,410		309,878
	5/7/2012	2/14/2012							6,205	274,944
	5/7/2012	2/14/2012							22,565	999,855

D. B. Mistry			0	153,422	383,556
	3/1/2012	2/14/2012				1,048	4,190	8,380		175,393
	3/1/2012	2/14/2012							4,190	175,771
(1)
Compensation opportunity granted for 2012 under the STIP. Actual amounts earned are reported in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column. Maximum reflects a 2.0 company-wide STIP performance score and a 125 percent individual performance modifier. Amounts reported for Mr. Halpin are prorated to reflect the portion of the performance measurement year during which he was employed.

(2)
Represents performance shares granted under the LTIP.

(3)
Represents RSUs granted under the LTIP.

(4)
For performance shares, the grant date fair value is based on the probable outcome of the applicable performance conditions, measured using a Monte Carlo simulation valuation model. The assumed per-share value for the March 1, 2012 annual grants was $41.86. The assumed per-share value for Mr. Halpin's May 7, 2012 grant was $49.94. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date.

Detailed information regarding compensation reported in the tables entitled "Summary Compensation Table—2012" and "Grants of Plan-Based Awards in 2012," including the relative amounts apportioned to different elements of compensation, can be found in the CD&A. Information regarding specific grants and arrangements is provided below.

STIP Awards.    Information regarding the terms and basis of STIP awards can be found in the CD&A.

Restricted Stock Units.    Annual RSUs granted in March 2012 will vest in 20 percent increments on the first business day of March of each of the following three years. The remaining 40 percent will vest on the first business day of March 2016. Upon vesting, RSUs are settled in an equivalent number of shares of PG&E

Corporation common stock, generally net of the number of shares having a value equal to required withholding taxes.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of RSUs granted to the recipient will be accrued on behalf of the recipient. Accrued dividends are paid at the time that the related RSUs are settled.

In connection with his hiring, on May 7, 2012, Mr. Halpin received a 2012 LTIP award consisting of 6,205 RSUs and 6,205 performance shares. The terms of this award generally are identical to those of the March 2012 annual LTIP awards, except that, with respect to the RSUs, vesting occurs on the anniversaries of the grant date, instead of the first business day of March. Also in connection with his hiring, on May 7, 2012, Mr. Halpin received a supplemental award consisting of 22,565 RSUs. The terms of the supplemental RSUs are identical to those of annual RSUs, except that 50 percent of the RSUs will vest on each of the first and second anniversaries of the grant date.

Performance Shares.    Annual performance shares granted in March 2012 will vest, if at all, at the end of a three-year period. Upon vesting, performance shares are settled in shares of PG&E Corporation common stock, generally net of shares with a value equal to required withholding taxes. The number of shares issued will depend on PG&E Corporation's TSR relative to the Performance Comparator Group for the three-year performance period. The specific payout formula is discussed in the CD&A.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the value of the cash dividend per share multiplied by the number of performance shares granted to the recipient will be accrued on behalf of the recipient. At the end of the vesting period, the amount of accrued dividend equivalents will be increased or decreased by the same payout factor used to increase or decrease the number of vested performance shares for the period.

SISOPs.    During 2012, several NEOs held unvested phantom stock called Special Incentive Stock Ownership Premiums ("SISOPs"), although no NEOs received new SISOPs in 2012.

Under the SISOP program, during each of the first three years after an executive became subject to the Prior ESOP, SISOPs were credited to the officer's deferred compensation account in the SRSP to encourage executive officers to meet the Prior ESOP's stock ownership targets. SISOPs generally vest in full on the third anniversary of the grant date, and can be forfeited if the executive fails to maintain the applicable stock ownership target. Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to such dividend, multiplied by the number of SISOPs held, is credited to the executive's account as additional units. The conversion to units is based on the closing price of PG&E Corporation common stock on the dividend payment date. SISOPs and dividend equivalents are awarded under the LTIP. Upon retirement or termination, the vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock. The vesting of SISOPs can be accelerated under certain circumstances, as detailed in "Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability" beginning on page 61 of this Joint Proxy Statement.

Effective September 14, 2010, the SISOP program was eliminated in connection with adoption of the new 2010 Executive Stock Ownership Guidelines. Only grandfathered participants in the Prior ESOP continued to be eligible to receive SISOPs until December 31, 2012.

For more information regarding the terms of plan-based awards, please see the discussion above in the CD&A.

Outstanding Equity Awards at Fiscal Year-End – 2012

This table provides additional information regarding RSUs, performance shares, and other equity-based awards that were held as of December 31, 2012 by the NEOs, including awards granted prior to 2012. Any awards described below that were granted in 2012 also are reflected in the "Grants of Plan-Based Awards in 2012" table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
A. F. Earley, Jr.					119,143	(5)	4,787,166	122,409	(6)	4,918,384
C. P. Johns					99,994	(7)	4,017,759	37,445	(8)	1,504,540
K. M. Harvey					45,477	(9)	1,827,266	25,325	(10)	1,017,559
H. Park					39,780	(11)	1,598,344	16,173	(12)	649,811
J. R. Simon					16,292	(13)	654,593	8,575	(14)	344,544
E. D. Halpin					28,770	(15)	1,155,979	6,205	(16)	249,317
D. B. Mistry					11,571	(17)	464,923	5,144	(18)	206,676
(1)
Includes RSUs, SISOPs, and individual retention and incentive awards. This column would also include performance shares granted in 2010 for which the performance period has ended. However, the payout percentage applicable to these awards is 0%, so no 2010 performance shares are included. See the CD&A for additional details regarding awards granted in 2012.

(2)
Value based on the December 31, 2012 per-share closing price of PG&E Corporation common stock ($40.18).

(3)
Consists of unvested performance shares. Consistent with SEC rules, the number of shares is presented assuming threshold performance for 2011 grants and target performance for 2012 grants. See the CD&A for additional details regarding awards granted in 2012.

(4)
Value based on the December 31, 2012 per-share closing price of PG&E Corporation common stock ($40.18).

(5)
12,461 RSUs vested on March 1, 2013, 24,477 RSUs will vest on September 13, 2013, 12,461 RSUs will vest on March 3, 2014, 24,477 RSUs will vest on September 13, 2014, 12,461 RSUs will vest on March 2, 2015, 7,884 RSUs will vest on September 13, 2015, and 24,922 RSUs will vest on March 1, 2016.

(6)
7,393 performance shares are scheduled to vest on December 31, 2013, 21,561 performance shares are scheduled to vest on September 13, 2014, and 93,455 performance shares are scheduled to vest on March 2, 2015.

(7)
26,313 RSUs vested on March 1, 2013, 10,948 RSUs will vest on May 9, 2013, 21,824 RSUs will vest on March 3, 2014, 10,947 RSUs will vest on May 9, 2014, 17,982 RSUs will vest on March 2, 2015, and 11,980 RSUs will vest on March 1, 2016.

(8)
7,495 performance shares are scheduled to vest on March 3, 2014, and 29,950 performance shares are scheduled to vest on March 2, 2015.

(9)
13,089 RSUs vested on March 1, 2013, 12,833 RSUs will vest on March 3, 2014, 11,169 RSUs will vest on March 2, 2015, and 8,386 RSUs will vest on March 1, 2016.

(10)
4,360 performance shares are scheduled to vest on March 3, 2014, and 20,965 performance shares are scheduled to vest on March 2, 2015.

(11)
14,263 RSUs vested on March 1, 2013, 10,653 RSUs will vest on March 3, 2014, 7,431 RSUs will vest on March 2, 2015, and 5,270 RSUs will vest on March 1, 2016. 2,163 SISOPs vested on January 4, 2013.

(12)
2,998 performance shares are scheduled to vest on March 3, 2014, and 13,175 performance shares are scheduled to vest on March 2, 2015.

(13)
5,584 RSUs vested on March 1, 2013, 4,359 RSUs will vest on March 3, 2014, 3,241 RSUs will vest on March 2, 2015, and 2,994 RSUs will vest on March 1, 2016. 56 SISOPs vested on January 4, 2013, and 58 SISOPs will vest on January 3, 2014.

(14)
1,090 performance shares are scheduled to vest on March 3, 2014, and 7,485 performance shares are scheduled to vest on March 2, 2015.

(15)
12,524 RSUs will vest on May 7, 2013, 12,523 RSUs will vest on May 7, 2014, 1,241 RSUs will vest on May 7, 2015, and 2,482 RSUs will vest on May 7, 2016.

(16)
6,205 performance shares are scheduled to vest on March 2, 2015.

(17)
4,292 RSUs vested on March 1, 2013, 3,239 RSUs will vest on March 3, 2014, 2,364 RSUs will vest on March 2, 2015, and 1,676 RSUs will vest on March 1, 2016.

(18)
954 performance shares are scheduled to vest on March 3, 2014, and 4,190 performance shares are scheduled to vest on March 2, 2015.

Option Exercises and Stock Vested During 2012

This table provides additional information regarding the amounts received during 2012 by NEOs upon vesting or transfer of restricted stock and other stock-based awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
A. F. Earley, Jr.			24,477	1,060,588
C. P. Johns			19,541	815,313
K. M. Harvey			9,272	386,935
H. Park			12,883	535,729
J. R. Simon			5,002	207,573
E. D. Halpin			0	0
D. B. Mistry			3,302	137,633
(1)
Reflects restricted stock and RSUs that vested on January 3, 2012, March 1, 2012, and September 13, 2012. For Mr. Park, the value of stock awards includes $36,295 from the vesting of SISOPs that he deferred under the SRSP and that he will receive seven months following termination of his employment. For Mr. Simon, the value of stock awards includes $803 from the vesting of SISOPs that he deferred under the SRSP and that he will receive seven months following termination of his employment.

Pension Benefits – 2012

This table provides information for each NEO relating to accumulated benefits as of December 31, 2012 under any plan that provides for payments or other benefits at, after, or relating to retirement.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
A. F. Earley, Jr.	Pacific Gas and Electric Company Retirement Plan	1.3		73,829	0
	PG&E Corporation Supplemental Executive Retirement Plan	1.3		297,589	0
C. P. Johns	Pacific Gas and Electric Company Retirement Plan	16.6		2,212,794	0
	PG&E Corporation Supplemental Executive Retirement Plan	16.6		1,251,912	0
K. M. Harvey	Pacific Gas and Electric Company Retirement Plan	30.3		2,374,227	0
	PG&E Corporation Supplemental Executive Retirement Plan	30.3		3,450,396	0
H. Park	Pacific Gas and Electric Company Retirement Plan	5.8	(1)	768,660	0
	PG&E Corporation Supplemental Executive Retirement Plan	6.1		216,686	0
J. R. Simon	Pacific Gas and Electric Company Retirement Plan	5.7		428,880	0
	PG&E Corporation Supplemental Executive Retirement Plan	5.7		96,747	0
E. D. Halpin	Pacific Gas and Electric Company Retirement Plan	.8		29,750	0
	PG&E Corporation Supplemental Executive Retirement Plan	.8		31,083	0
D. B. Mistry	Pacific Gas and Electric Company Retirement Plan	18.3		1,368,313	0
	PG&E Corporation Supplemental Executive Retirement Plan	18.3		148,717	0
(1)
Effective April 1, 2007, participation in the Pacific Gas and Electric Company Retirement Plan also was made available to all employees of PG&E Corporation. Prior to that time, the only PG&E Corporation employees who could participate in the retirement plan were individuals who had previously been employed by the Utility and participated in the Retirement Plan and were subsequently transferred to PG&E Corporation.

Additional information regarding compensation reported in the Pension Benefits table can be found in the CD&A. Assumptions used in calculating the present value of accumulated pension benefits are the same as were used in preparing PG&E Corporation's and the Utility's 2012 financial statements. Assumptions are set forth in the Annual Report.

The pension benefits described in the above table are provided to officers under two plans.

The Utility provides retirement benefits to all of its employees, including its officers, under the Pacific Gas and Electric Company Retirement Plan ("Retirement Plan"), which is a tax-qualified defined benefit pension plan. The Retirement Plan historically also has covered a significant number of PG&E Corporation's employees and officers. As of April 1, 2007, all PG&E Corporation employees and officers are eligible to participate in the Retirement Plan.

A participant may begin receiving tax-qualified pension benefits at age 55, but benefits will be reduced unless the individual has at least 35 years of service. At age 65, a participant becomes eligible for an unreduced pension, irrespective of the years of service. Between age 55 and age 65, any pension benefit may be reduced based on the number of years of service, and in accordance with pre-set charts set forth in the Retirement Plan. The benefit formula is 1.7 percent of the average annual salary for the last 36 months of service multiplied by years of credited service. The default form of benefit is a single-life annuity for unmarried participants at retirement or a 50 percent joint spousal annuity for married participants. However, other types of joint pensions are available.

Effective January 1, 2013, a cash balance benefit has been added to the Retirement Plan. Generally, employees hired on or after January 1, 2013 will participate in the cash balance benefit. Employees hired before January 1, 2013 will be given a one-time opportunity during 2013 to irrevocably select to switch to the cash balance benefit on a going-forward basis, effective January 1, 2014.

No current NEOs are eligible for unreduced benefits under the tax-qualified pension.

PG&E Corporation has also adopted a non-tax-qualified defined benefit pension plan that provides benefits to officers and key employees. The benefit formula under the SERP is 1.7 percent of the average of the three highest combined salary and annual STIP payments during the last 10 years of service, multiplied by years of credited service. The benefit payable from the SERP is reduced by any benefit payable from the Retirement Plan. Payments are in the form of a single life annuity or, at the election of the officer, a joint spousal annuity. Normal retirement age is 65. Benefits may begin earlier, subject to reduction depending on years of credited service.

With respect to the SERP, in February 2010, the Compensation Committee adopted a policy against crediting additional years of service for participants under this plan. During 2012, the PG&E Corporation Board amended the SERP such that, effective January 1, 2013, SERP participation will be closed to new participants, as well as to individuals who choose to switch to the cash balance benefit effective January 1, 2014. Individuals who do not participate in the SERP but who are newly hired or promoted to officer after January 1, 2013, and individuals who choose to switch to the cash balance benefit effective January 1, 2014, may be eligible for non-tax-qualified pension payments under the 2013 PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan ("DC-ESRP").

Additional information regarding the plans that provide these pension benefits and the Compensation Committee's decisions regarding these plans is provided in the CD&A.

Non-Qualified Deferred Compensation – 2012

This table provides information for 2012 for each NEO regarding such individual's accounts in non-qualified defined contribution plans and other deferred compensation plans as of December 31, 2012.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(3)
A. F. Earley, Jr.	0	45,844	502	0	52,366
C. P. Johns	0	23,799	297,985	0	4,653,164
K. M. Harvey	0	15,797	9,606	0	400,029
H. Park	0	51,545	3,404	0	123,902
J. R. Simon	0	7,300	589	0	27,667
E. D. Halpin	0	5,962	0	0	5,962
D. B. Mistry	0	4,291	772	0	20,316
(1)
Includes the following amounts that were earned and reported for 2012 as compensation in the Summary Compensation Table and credited to the officer's deferred compensation account on February 1, 2013: Mr. Earley $45,844, Mr. Johns $23,799, Mr. Harvey $15,797, Mr. Park $15,250, Mr. Simon $6,497, Mr. Halpin $5,962, and Mr. Mistry $4,291.

(2)
Represents earnings from the supplemental retirement savings plans described below. Includes the following amounts that were reported for 2012 as compensation in the Summary Compensation Table: Mr. Johns $89, Mr. Harvey $527, Mr. Park $260, and Mr. Mistry $6.

(3)
Includes the following amounts that were reported as compensation in the Summary Compensation Table for 2012 and prior years: Mr. Earley $51,864, Mr. Johns $2,668,275, Mr. Harvey $54,561, Mr. Park $98,794, Mr. Simon $6,497, Mr. Halpin $5,962 and Mr. Mistry $8,308.

The table presents balances from both the PG&E Corporation Supplemental Retirement Savings Plan for deferrals made prior to January 1, 2005 and the PG&E Corporation 2005 Supplemental Retirement Savings Plan (together, "SRSP Plans") for deferrals made on and after January 1, 2005.

Under the SRSP Plans, officers may defer 5 percent to 50 percent of their base salary, and all or part of their perquisite allowance, STIP payment, and performance share award if settled in cash. SISOPs must be deferred pursuant to the terms of Prior ESOP.

PG&E Corporation will also contribute an amount equal to any employer contributions due under the 401(k) plan that were not made due to limitations under Internal Revenue Code Sections 401(m), 401(a)(17), or 415.

Earnings are calculated based on the performance of the following funds available in the 401(k) plan: Large Company Stock Index Fund (2012 return of 15.9 percent), Small Company Stock Index Fund (2012 return of 18.0 percent), International Stock Index Fund (2012 return of 17.7 percent), Total U.S. Stock Index Fund (2012 return of 16.4 percent), Emerging Markets Enhanced Index Fund (2012 return of 17.4 percent), World Stock Index Fund (2012 return of 16.9 percent), Bond Index Fund (2012 return of 4.1 percent), U.S. Government Bond Index Fund (2012 return of 1.9 percent), Short Term Bond Index Fund (2012 return of 0.9 percent), Money Market Investment Fund (2012 return of 0.0 percent), Target Date Fund 2010 (2012 return of 11.1 percent), Target Date Fund 2015 (2012 return of 12.6 percent), Target Date Fund 2020 (2012 return of 13.9 percent), Target Date Fund 2025 (2012 return of 14.3 percent), Target Date Fund 2030 (2012 return of 15.0 percent), Target Date Fund 2035 (2012 return of 15.6 percent), Target Date Fund 2040 (2012 return of 16.0 percent), Target Date Fund 2045 (2012 return of 16.0 percent), Target Date Fund 2050 (2012 return of 16.0 percent), Target Date Fund 2055 (2012 return of 15.1 percent), and Retirement Income Fund (2012 return of 9.7 percent). The Target Date Fund 2060, also available in the 401(k) plan, was added during 2012. Other available measures are the PG&E Corporation Phantom Stock Fund, which mirrors an investment in PG&E Corporation common stock (2012 return of 1.6 percent), and the Aa Utility Bond Fund. The Aa Utility Bond Fund accrues interest based on the long-term corporate bond yield average for Aa utilities reported by Moody's Investors Service (yields reported during 2012 ranged from 3.5 percent to 4.2 percent). Pre-2005 deferrals are limited to the Large Company Stock Index Fund, the PG&E Corporation Phantom Stock Fund, and the Aa Utility Bond Fund. In general, the earnings measures are selected by the officer and may be reallocated subject to restrictions imposed by regulations of the SEC. However, SISOP deferrals may only be invested in the PG&E Corporation Phantom Stock Fund and may not be reallocated.

Pre-2005 deferrals may be distributed in 1 to 10 installments commencing in January of the year following termination of employment. For deferrals made in 2005 and thereafter, distributions may be made seven months after termination of employment or in January of a year specified by the officer. Earlier distributions may be made in the case of an officer's death. The plan administrator may, in its discretion, permit earlier withdrawals as requested by participants to meet unforeseen emergencies.

Potential Payments upon Resignation, Retirement, Termination,
Change in Control, Death, or Disability

The NEOs are eligible to receive certain benefits upon termination, or when a Change in Control (as defined in the officer severance policies) occurs and either (1) the officer is terminated in connection with the Change in Control, or (2) the acquiring company does not continue or assume outstanding LTIP awards.

The following discussion of potential payments to NEOs upon termination or a Change in Control assumes that the value of any stock-based compensation received was $40.18 per share, which was the closing price of PG&E Corporation common stock on December 31, 2012. The tables below generally exclude (1) payments for services already rendered (such as unpaid and earned salary), which would be due to the NEO even if the individual had remained employed with the companies, (2) post-retirement benefits that would be available to employees generally, and (3) any deferred compensation that was previously earned but would become payable due to the termination (these deferred amounts are reflected earlier in the joint proxy statement, in the table entitled "Non-Qualified Deferred Compensation—2012").

This table estimates potential payments for each NEO as if that individual terminated from employment, or as if an applicable Change-in-Control event occurred effective December 31, 2012. The value of actual cash and equity received on or shortly after December 31, 2012 would be less than the "total" amount listed below, as pension benefits are paid in the form of a life annuity and equity will be payable only after vesting, which may occur in subsequent years.

Name	Resignation/ Retirement ($)	Termination For Cause ($)	Termination Without Cause ($)	Change in Control(1) ($)	Death or Disability ($)(2)

A. F. Earley, Jr.
Value of Accumulated Pension Benefits	392,148	392,148	392,148	392,148	213,507
Value of Stock Awards Vesting(3)	271,509	0	271,509	6,548,579	6,548,579
Severance Payment	0	0	0	0	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	1,250,000	0	1,250,000	1,250,000	1,250,000
Health Care Insurance	0	0	0	0	0
Career Transition	0	0	0	0	0
Relocation(5)	25,000	25,000	25,000	25,000	25,000
Total	1,938,657	417,148	1,938,657	8,215,727	8,037,086

C. P. Johns
Value of Accumulated Pension Benefits	3,730,113	3,730,113	3,730,113	3,730,113	1,911,473
Value of Stock Awards Vesting(3)	0	0	3,325,991	4,854,312	4,854,312
Severance Payment	0	0	2,543,328	3,807,055	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	542,353	0	542,353	542,353	542,353
Health Care Insurance	0	0	29,643	0	0
Career Transition	0	0	15,000	0	0
Total	4,272,466	3,730,113	10,186,428	12,933,833	7,308,138

K. M. Harvey
Value of Accumulated Pension Benefits	6,230,139	6,230,139	6,230,139	6,230,139	3,907,641
Value of Stock Awards Vesting(3)	0	0	1,279,656	2,312,936	2,312,936
Severance Payment	0	0	1,952,542	2,922,958	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	400,042	0	400,042	400,042	400,042
Health Care Insurance	0	0	40,918	0	0
Career Transition	0	0	15,000	0	0
Total	6,630,181	6,230,139	9,918,297	11,866,075	6,620,619

H. Park
Value of Accumulated Pension Benefits	1,002,650	1,002,650	1,002,650	1,002,650	519,649
Value of Stock Awards Vesting(3)	0	0	1,268,162	1,960,546	1,960,546
Severance Payment	0	0	1,871,728	2,802,481	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	349,245	0	349,245	349,245	349,245
Health Care Insurance	0	0	40,918	0	0
Career Transition	0	0	15,000	0	0
Total	1,351,895	1,002,650	4,547,703	6,114,922	2,829,440

Name	Resignation/ Retirement ($)	Termination For Cause ($)	Termination Without Cause ($)	Change in Control(1) ($)	Death or Disability ($)(2)

J. R. Simon
Value of Accumulated Pension Benefits	533,959	533,959	533,959	533,959	285,040
Value of Stock Awards Vesting(3)	0	0	494,308	832,678	832,678
Severance Payment	0	0	1,214,679	1,818,880	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	214,461	0	214,461	214,461	214,461
Health Care Insurance	0	0	40,918	0	0
Career Transition	0	0	15,000	0	0
Total	748,420	533,959	2,513,325	3,399,978	1,332,179

E. D. Halpin
Value of Accumulated Pension Benefits	73,396	73,396	73,396	73,396	37,672
Value of Stock Awards Vesting(3)	0	0	550,543	1,293,380	1,293,380
Severance Payment	0	0	790,500	790,500	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	210,375	0	210,375	210,375	210,375
Health Care Insurance	0	0	40,918	40,918	0
Career Transition	0	0	15,000	15,000	0
Total	283,771	73,396	1,680,732	2,423,569	1,541,427

D. B. Mistry
Value of Accumulated Pension Benefits	1,632,081	1,632,081	1,632,081	1,632,081	846,820
Value of Stock Awards Vesting(3)	0	0	366,195	577,370	577,370
Severance Payment	0	0	746,325	746,325	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(4)	153,422	0	153,422	153,422	153,422
Health Care Insurance	0	0	14,141	14,141	0
Career Transition	0	0	15,000	15,000	0
Total	1,785,503	1,632,081	2,927,164	3,138,339	1,577,612
(1)
Payments made in connection with a Change in Control may require shareholder approval, pursuant to the PG&E Corporation Golden Parachute Restriction Policy, discussed below.

(2)
For pension payments, the number reflects the value of aggregated benefits upon termination due to death. Pension payments upon termination due to disability would be the same as in the event of resignation.

(3)
Reflects accelerated vesting of outstanding equity-based awards. Based on performance through December 31, 2012, no payments would be made with respect to outstanding performance shares granted in 2010 and 2011, and a payout factor of 35 percent would be applied to 2012 grants.

(4)
Assumes an overall STIP performance score of 1.0, except where otherwise noted in the narrative following this table.

(5)
Mr. Earley waived his rights under the officer severance policy in return for reasonable costs for relocation to Detroit, Michigan upon separation from employment.

Pension Benefits in General

If any NEO is terminated for any reason, that officer generally is entitled to receive accrued and vested pension benefits, as described in the narrative accompanying the "Pension Benefits—2012" table. The value of the pension benefit will be paid out over time in the form of an annuity, consistent with payment elections made by the NEO. The qualified plan is funded by contributions from both PG&E Corporation and the Utility. Non-qualified benefits are paid by the individual's former employer.

The value of pension benefits reported in the table above is identical in all termination scenarios, except if any NEO's employment is terminated due to that officer's death. In that case, the amount of pension benefits depends on the officer's age at death and the number of years worked at PG&E Corporation and the Utility. If (1) the officer was at least 55 years of age, or (2) the combined total of his or her age and the number of years worked exceeded 70, then the officer's surviving spouse or beneficiary would be entitled to an immediate commencement of payment of 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 65. For all other officers, the pre-retirement survivor's benefit would commence in the month that starts the day after that officer would have reached age 55. The value of this benefit would be 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 55.

Officer Severance Policies in General

Two officer severance policies provide for severance payments and the treatment of certain LTIP awards upon termination with cause, termination without cause, and termination in connection with a Change in Control. Benefits under the officer severance policies are paid by the individual's former employer.

•
PG&E Corporation's 2012 Officer Severance Policy ("2012 Severance Policy") applies to all new officers hired or promoted on or after March 1, 2012.

•
The predecessor PG&E Corporation Officer Severance Policy ("Predecessor Severance Policy") currently applies to all individuals who became officers prior March 1, 2012. It will continue to apply to such individuals until February 17, 2015, to the extent that the 2012 Severance Policy would reduce an NEO's aggregate severance benefit levels. After that time, all officers will be subject to the 2012 Severance Policy, unless such benefits have been waived. The 2012 amendments to the officer severance policies are discussed in more detail in the CD&A.

Mr. Earley generally waived his rights under the officer severance policies. Mr. Halpin is eligible for benefits under the 2012 Severance Policy. All other NEOs are eligible for benefits under the Predecessor Severance Policy.

Potential Payments – Resignation/Retirement

LTIP Awards. The LTIP and LTIP award agreements and guidelines provide that unvested RSUs, performance shares, and SISOPs generally are cancelled upon resignation, unless that individual's resignation qualifies as a "retirement." For these purposes, "retirement" means a termination of employment, other than for cause, that occurs when an employee is at least 55 years old and has been employed for at least the last five consecutive years immediately before termination. If the individual "retires," then:

•
Unvested annual RSU awards continue to vest and will become payable as if the officer remained employed (unless retirement occurs within two years following a Change in Control, in which case shares underlying the RSUs vest and are paid out within 60 days following the retirement),

•
Unvested performance shares continue to vest and will become payable as if the officer remained employed, and

•
Unvested SISOPs immediately vest and are payable seven months following retirement.

With respect to Mr. Earley's one-time supplemental RSU and performance share awards granted in 2011, upon resignation a prorated portion of these awards would continue to vest.

None of the NEOs were retirement-eligible under the LTIP as of December 31, 2012.

STIP. If an NEO resigns or retires on or after December 31 of a performance year, that NEO will be entitled to receive a lump-sum STIP payment for that calendar year.

If an NEO resigns prior to December 31 of any calendar year, potential STIP payments for that year are forfeited.

If an NEO retires before December 31 of any calendar year, then the Compensation Committee may, in its discretion, approve providing the retired NEO with a lump-sum STIP payment for that calendar year. Any such STIP payment generally would be prorated to reflect the amount of time that the retired NEO was employed during the performance period.

Any STIP payment generally would reflect the STIP performance score applicable to active employees, and would be paid by the former employer at the same time as for active employees.

Post-Retirement Benefits. Upon retirement (as defined under the qualified pension plan), all employees of PG&E Corporation, the Utility, and certain subsidiaries are eligible to receive benefits under the Post-Retirement Life Insurance Plan of Pacific Gas and Electric Company. If an employee retires at age 55 or older with at least 15 years of service ("qualifying retirement") with the companies and their subsidiaries, the value of the benefit may increase, depending on factors such as the date of hire and position with the company at retirement. Benefits are paid by the former employer.

None of the NEOs would have been eligible for enhanced life-insurance related benefits if they had retired on December 31, 2012. However, upon qualifying retirement, each NEO, except Messrs. Earley and Halpin, would receive a lump-sum cash benefit equal to the present value of a post-retirement life insurance policy with coverage equal to the NEO's last 12 months of salary. Because Messrs. Earley and Halpin were hired after December 31, 2008, upon qualifying retirement, they would be entitled to receive a life insurance benefit equal to the last 12 months of salary.

Potential Payments – Termination for Cause

Application. As provided in the officer severance policies, in general, an officer is terminated "for cause" if the employer determines in good faith that the officer has engaged in, committed, or is responsible for:

•
Serious misconduct, gross negligence, theft, or fraud against PG&E Corporation and/or the officer's employer,

•
Refusal or unwillingness to perform his or her duties,

•
Inappropriate conduct in violation of PG&E Corporation's equal employment opportunity policy,

•
Conduct that reflects adversely upon, or making any remarks disparaging of, PG&E Corporation, its Board, officers, or employees, or its affiliates or subsidiaries,

•
Insubordination,

•
Any willful act that is likely to injure the reputation, business, or business relationship of PG&E Corporation or its subsidiaries or affiliates, or

•
Violation of any fiduciary duty, or breach of any duty of loyalty.

If an officer is terminated for cause, that officer is not eligible to receive a STIP payment for that year. All outstanding RSUs, performance shares, and SISOPs are cancelled. No severance payment is available.

Potential Payments – Termination Without Cause

LTIP Awards. Termination provisions are described in the officer severance policies and LTIP award agreements.

•
Unvested RSU awards generally continue to vest for a number of months equivalent to the officer's "severance multiple" as set forth in the officer severance policies (for Mr. Halpin 12 months, and for all other NEOs except Mr. Earley, the number of months employed up to 18 months or 24 months, depending on officer level).

•
Unvested performance shares generally vest proportionately based on the number of months during the performance period that the officer was employed divided by 36 months. Any vested performance shares are settled, if at all, at the end of the applicable performance period.

•
Two-thirds of unvested SISOPs vest, and the remaining unvested SISOPs are forfeited.

However, if the officer is at least 55 years of age with at least five years of service, his or her termination without cause is treated as a retirement under the terms of the LTIP (and its predecessor). (Please see the section entitled "Potential Payments—Resignation/Retirement" for a discussion of vesting provisions.)

With respect to Mr. Earley's initial September 2011 and annual LTIP awards, if he has completed at least three years of employment, upon termination without cause, a prorated portion of the award would continue to vest. With respect to his one-time supplemental LTIP awards that also were granted in September 2011, a prorated portion of these awards would continue to vest.

Severance Payment. Under the 2012 Severance Policy, Mr. Halpin would be entitled to a lump-sum payment equal to 12 months' salary. All other NEOs, except Mr. Earley, are subject to the Predecessor Severance Policy and would be entitled to a lump-sum payment of up to one and one-half or two times annual base salary and STIP target (the applicable severance multiple being dependent on an officer's level). Mr. Earley waived his rights to cash severance payments under the officer severance policies.

STIP. If an officer is terminated before December 31 of a given year and has at least six months of service in that year, the Predecessor Severance Policy provides that the officer is eligible to receive a prorated STIP award for that year. Such STIP payment generally would reflect the STIP performance score applicable to active employees, and would be prorated to reflect the amount of time that the officer was employed during the performance period. Payments would be made at the same time as for active employees. Mr. Halpin is not eligible for this prorated STIP payment under the Predecessor Severance Policy. Mr. Earley has waived his rights to these amounts under the officer severance policies.

Miscellaneous Benefits. The officer is entitled receive a lump-sum cash payment equal to the estimated value of 18 months of COBRA premiums, based on the officer's benefit levels at the time of termination (with such payment subject to taxation under applicable law), and career transition services. Mr. Earley has also waived these benefits.

Covenants. In consideration for severance benefits other than those relating to LTIP awards, (1) the officer agrees not to divulge any confidential or privileged information obtained during his or her employment, (2) during a period equal to the severance multiple, the officer agrees to a covenant to, among other things, refrain from soliciting customers and employees, and (3) the officer agrees to assist in legal proceedings as reasonably required during this period.

Potential Payments – Severance in Connection with Change in Control

Benefits in connection with a Change in Control are provided by the officer severance policies, the LTIP, and related award agreements and guidelines. Benefits may be limited by the PG&E Corporation Golden Parachute Restriction Policy, which was adopted on February 15, 2006 and is discussed further below.

In general, a Change in Control occurs if any of the following occur:

1.
Any person or entity (excluding any employee benefit plan or plan fiduciary) becomes the direct or indirect owner of more than 20 percent of PG&E Corporation's outstanding common stock.

2.
Over any two-year period, a majority of the PG&E Corporation directors in office at the beginning of the period are no longer in office (unless each new director was elected or nominated for shareholder election by at least two-thirds of the remaining active directors who also were in office at the beginning of the period).

3.
Following any shareholder-approved consolidation or merger of PG&E Corporation, the former PG&E Corporation shareholders own less than 70 percent of the voting power in the surviving entity (or parent of the surviving entity).

4.
PG&E Corporation shareholders approve either (a) the sale, lease, exchange, or other transfer of all or substantially all of PG&E Corporation's assets, or (b) a plan or proposal for the liquidation or dissolution of PG&E Corporation.

Change-in-Control benefits require a "double trigger" and are not payable based on a Change-in-Control event alone. The officer severance policies also require that the officer be severed. LTIP award agreements require that either the officer be severed, or that the successor entity fail to assume or continue the LTIP awards.

LTIP Awards. Following a Change in Control, LTIP awards generally accelerate or automatically vest if either (a) the successor company fails to continue or substitute previously granted awards in a manner that preserves the value of those awards, or (b) the award recipient is terminated (including constructive termination) in connection with a Change in Control during a set period of time before and after the Change in Control. Specific acceleration, vesting, and settlement provisions are as follows (subject to any delays necessary to comply with Internal Revenue Code Section 409A).

Treatment of Unvested LTIP Awards Upon Termination Without
Cause in Connection With a Change in Control (CIC)

	Termination Within Three Months Before CIC	Termination Within Two Years After CIC	CIC Occurs and Acquirer Does Not Assume, Continue, or Grant Substitute LTIP Awards

Performance Shares	Vest upon CIC, payable at end of performance period	Vest upon termination, payable at end of performance period	Vest upon CIC, payable at end of performance period, but based on a payout factor measuring TSR for the period from the beginning of the performance period to the date of CIC

RSUs	Vest upon CIC, settled under normal schedule (includes any RSUs that would have continued to vest after termination)	Vest upon termination, settled within 60 days	Vest upon CIC, settled under normal schedule

SISOPs	Vest upon termination	Vest upon termination	Vest upon CIC

Severance Payment. The Predecessor Severance Policy provides enhanced Change-in-Control severance benefits to "covered officers" who, as of February 29, 2012, were in the position of Senior Vice President or higher at PG&E Corporation, or were the principal executive officer of the Utility or PG&E Corporation Support Services, Inc. (a subsidiary of PG&E Corporation). Such officers include Messrs. Johns, Harvey, Park, and Simon. None of the NEOs would be eligible for Change-in-Control severance benefits under the 2012 Officer Severance Policy.

If a covered officer is terminated without cause or is constructively terminated in connection with a Change in Control (which includes termination prior to a Potential Change in Control, as defined in the officer severance policies), the officer would be eligible for a lump-sum payment equal to the total of:

1.
Unpaid base salary earned through the termination date,

2.
Any accrued but unpaid vacation pay, and

3.
Three times the sum of target STIP for the fiscal year in which termination occurs and the officer's annual base salary in effect immediately before either the date of termination or the Change in Control, whichever is greater.

For these purposes, "cause" means:

(i)
The covered officer's willful and continued failure to substantially perform the officer's duties with PG&E Corporation or one of its affiliates, after a written Board demand for substantial performance is delivered to the officer, or

(ii)
The willful engagement in illegal conduct or gross misconduct that is materially injurious to PG&E Corporation.

Constructive termination includes resignation in connection with conditions that constitute Good Reason as defined in the officer severance policies (which includes, among other things, a material diminution in duties, authority, or base compensation).

Mr. Earley waived his rights to Change-in-Control severance benefits under the officer severance policies. If either Mr. Mistry or Mr. Halpin were terminated in connection with a Change in Control, they would be eligible for standard severance benefits, as discussed in the section entitled "Potential Payments—Termination Without Cause."

STIP. If a covered officer is terminated without cause or is constructively terminated in connection with a Change in Control, the Predecessor Severance Policy provides that the officer will receive a lump-sum payment equal to the total of the officer's target STIP calculated for the fiscal year in which termination occurs. Mr. Earley waived his rights to Change-in-Control severance benefits under the officer severance policies. If either Mr. Mistry or Mr. Halpin were terminated in connection with a Change in Control, they would be eligible for STIP payments, as discussed in the section entitled "Potential Payments—Termination Without Cause."

Tax Reimbursement. Prior to February 15, 2011, the Predecessor Severance Policy reimbursed covered officers for the value of any excise taxes levied under Internal Revenue Code Section 4999 on severance benefits provided in connection with any change in control. No such tax gross-up payments are available for officers who became subject to the Predecessor Severance Policy after February 15, 2011, and no such gross-ups are provided in the 2012 Officer Severance Policy.

For covered officers who were eligible for the excise tax gross-up, the terms of the Predecessor Severance Policy provide that the removal of the excise tax gross-up cannot become effective until three years after notice. Therefore, elimination of the tax gross-up for those previously eligible officers will occur in March 2014.

Until the February 2012 amendment, the excise tax gross-up provisions of the Predecessor Severance Policy had not been amended since they were first adopted in 1999. There are no other policies, arrangements, or agreements that provide for excise tax gross-ups to any NEOs of PG&E Corporation or the Utility.

Other Benefits. Upon a termination in connection with a Change in Control, the Predecessor Severance Policy provides that certain benefits conditioned upon continued future employment, such as additional years of credited service previously granted under the SERP, are accelerated. In February 2010, the Compensation Committee adopted a policy against crediting additional years of service for participants under the SERP, and no current NEOs have such credits.

PG&E Corporation Golden Parachute Restriction Policy. The Golden Parachute Restriction Policy was adopted by the PG&E Corporation Board of Directors on February 15, 2006, and requires shareholder approval of executive severance payments provided in connection with any change in control, to the extent that those payments exceed 2.99 times the sum of a covered officer's base salary and target annual bonus.

The policy applies to the value of cash, special benefits, or perquisites that are due to the executive following or in connection with both (1) a change in control, and (2) the termination or constructive termination of an officer of PG&E Corporation, the Utility, or their subsidiaries at the level of Senior Vice President or higher. It does not apply to the value of benefits that would be triggered by a change in control without severance, or to the value of benefits that would be triggered by severance in the absence of a change in control. The Golden Parachute Restriction Policy also does not apply to certain enumerated payments, including, among others, compensation for services rendered prior to termination, tax restoration payments, and accelerated vesting or settlement of equity awards.

Potential Payments – Termination Due to Death or Disability

LTIP Awards. If an officer's employment is terminated due to death or disability, LTIP awards are treated as follows:

•
If a participant's death or disability (as defined under Internal Revenue Code Section 409A) occurs while employed, unvested RSUs vest immediately and will be settled within 60 days. If a participant's death or disability occurs following termination, unvested RSUs and any RSUs that would have vested under a continued vesting period (e.g., upon retirement) vest immediately and will be settled within 60 days.

•
Unvested performance shares vest immediately. Vested shares are payable, if at all, as soon as practicable after completion of the performance period relevant to the performance share award.

•
Unvested SISOPs vest immediately after death or termination due to disability (other than long-term disability) and are payable as soon as practicable.

Vested LTIP awards are payable to the officer's designated beneficiary(ies), or otherwise in accordance with the officer's instructions or by law.

STIP. If an officer's employment is terminated due to death or disability before December 31 of the STIP performance year, a prorated portion of the target STIP award will become payable to the officer, or in the case of death, to the officer's beneficiary(ies), at the same time as STIP payments are made to active employees.

Item No. 4:
PG&E Corporation Shareholder Proposal

To Be Voted on by PG&E Corporation Shareholders Only

The shareholder proposal and related supporting statements represent the views of the shareholder who submitted them, and not the views of PG&E Corporation. PG&E Corporation is not responsible for, and does not endorse, the content of any shareholder proposal or supporting statement. This shareholder proposal and supporting statement are included in this Joint Proxy Statement pursuant to rules established by the Securities and Exchange Commission.

Item No. 4: Shareholder Proposal

Mr. Ray T. Chevedden, 5965 S. Citrus Avenue, Los Angeles, California 90043, beneficial owner of 200 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

Proposal 4—Independent Board Chairman

RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director. An independent director is a director who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings. To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.

When our CEO is our board chairman, this arrangement can hinder our board's ability to monitor our CEO's performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at three major U.S. companies in 2012 including 55%-support at Sempra Energy in San Diego. And Sempra did not have a $1.6 billion natural gas pipeline blast that killed 8 people and destroyed 38 homes. Plus we had a weak Lead Director, Lee Cox.

This proposal should also be evaluated in the context of our Company's overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, downgraded our company to "D" with "High Governance Risk." Also "High Concern" in Executive Pay—$15 million for our former CEO Peter Darbee. Mr. Darbee also received a $21 million retirement. This was on top of $10 million gained from Mr. Darbee's vesting of 227,000 stock awards. This is a lot, especially considering the horrific event that occurred under his watch. Perhaps this paycheck was not a surprise because Lee Cox was the chairman of our executive pay committee. Mr. Cox was involved with the 2001 PG&E bankruptcy. Our company expected to spend $1.6 billion responding to the San Bruno, California pipeline blast—out of shareholder profits.

Barry Williams and David Andrews were also involved with the 2001 PG&E bankruptcy. Each of these directors had 12 to 16 years long-tenure. Now these directors can add the $1.6 billion San Bruno blast to their resumes. Plus these directors controlled 5 seats on our most powerful board committees. Director independence could erode after 10-years. GMI said long-tenure could hinder director ability to provide effective oversight. A more independent perspective would be a priceless asset for our directors.

Maryellen Herringer, who received our highest negative votes, was interim Lead Director in 2011. Richard Meserve was second in highest negative votes. Directors Herringer and Meserve nonetheless controlled 3 seats on our most powerful board committees.

Please vote to protect shareholder value:
Independent Board Chairman—Proposal 4

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

PG&E Corporation believes it is in the best interests of the Corporation and its shareholders to have a flexible rule regarding whether the offices of Chairman and CEO should be separate. In the past, PG&E Corporation has had both combined and separate Chairman and CEO positions, allowing the Board in each case to consider all eligible directors for the position of Chairman.

More recently, when the positions have been combined, PG&E Corporation also has had a strong and independent lead director. As provided in the Corporation's Corporate Governance Guidelines, which are available on the Corporation's website at http://www.pgecorp.com/aboutus/corp_gov/, the lead director is elected by the independent Board members from among the independent chairs of the standing Board committees and must have served a minimum of one year as a director of PG&E Corporation in order to qualify as the lead director. C. Lee Cox is the current independent lead director. The Corporate Governance Guidelines also specify clearly delineated and comprehensive duties for the position of lead director, which include:

•
establishing the agenda for, and presiding at, the executive sessions of the independent directors, with authority to call additional executive sessions or meetings of the independent directors,

•
approving agendas and schedules for Board meetings to assure that there is sufficient time for discussion of all agenda items,

•
serving as a liaison between management (including any executive Chairman) and the independent directors,

•
presiding at Board meetings in the Chairman's absence,

•
approving information sent to the Board of Directors,

•
being available for consultation and direct communication with major shareholders, if requested, and

•
evaluating, along with the members of the Compensation Committee and the other independent directors, the performance of the PG&E Corporation CEO, who also is the Chairman.

At least annually and whenever a vacancy occurs in the office of either the Chairman or the CEO, the Board considers the circumstances existing at that time and determines whether the role of CEO should be separate from that of the Chairman and, if so, whether the Chairman should be selected from the independent directors or from management. Rather than adopting a rigid standard requiring separate Chairman and CEO positions in all circumstances, PG&E Corporation's Board believes that it is better for the Corporation and its shareholders to preserve flexibility in this area and to allow the Board to assess this issue on a regular basis as described above and make the determination that it believes best serves the interests of the Corporation and its shareholders based on the facts and circumstances at the time of such determination.

An inflexible rule requiring separation of the Chairman and CEO positions also could, depending on the circumstances, create confusion and duplication of responsibilities held by the separate Chairman and CEO positions, disrupt or impede the governance of the company, reduce the efficiency of Board decision-making processes, and/or disrupt the Board's working relationship.

PG&E Corporation's corporate governance practices also effectively address potential concerns of a combined Chairman and CEO position. These practices are reviewed regularly against industry "best practices," as well as by the Nominating and Governance Committee and the full Board. PG&E Corporation's Corporate Governance Guidelines provide the Board with a foundation to oversee and monitor the performance of the CEO, and include the following:

•
The requirement that at least 75 percent of the Board members be independent, as defined by the NYSE and the Corporation's own standard of "independence," which is more stringent than the NYSE definition. Currently, 11 of the 12 directors of PG&E Corporation are independent.

•
Other than the Executive Committee, all of the Corporation's permanent standing Board committees are comprised solely of independent directors. Each independent committee chair acts as a liaison between the Chairman of the Board and the respective committee.

•
The independent directors meet in executive session at each regularly scheduled Board meeting, without the presence of management directors or employees of PG&E Corporation, to discuss various matters related to the oversight of the Corporation, the management of the Board's affairs, and the CEO's performance.

•
The independent directors annually review and evaluate the CEO's performance, the results of which are communicated to the CEO by the independent Chair of the Compensation Committee, and are used by that Committee and the Board when considering the CEO's compensation.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Share Ownership Information

Principal Shareholders

The following table presents certain information regarding shareholders that PG&E Corporation and the Utility know are the beneficial owners of more than 5 percent of any class of voting securities of PG&E Corporation or the Utility as of March 5, 2013.

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Pacific Gas and Electric Company stock(1)	PG&E Corporation(2) 77 Beale Street P.O. Box 770000 San Francisco, CA 94177	264,374,809		96.24%
PG&E Corporation common stock	BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	25,533,123	(3)	5.94%
PG&E Corporation common stock	Capital World Investors(4) 333 South Hope Street Los Angeles, CA 90071	40,529,500	(4)	5.9%
PG&E Corporation common stock	Franklin Resources, Inc. and related entities(5) One Franklin Parkway San Mateo, CA 94403	25,209,907	(5)	5.9%
PG&E Corporation common stock	State Street Corporation(6) One Lincoln Street Boston, MA 02111	21,395,779	(6)	5.0%
(1)
The Utility's common stock and preferred stock vote together as a single class. Each share is entitled to one vote.

(2)
As a result of the formation of the holding company on January 1, 1997, PG&E Corporation became the holder of all issued and outstanding shares of Utility common stock. As of March 5, 2013, PG&E Corporation held 100 percent of the issued and outstanding shares of Utility common stock, and neither PG&E Corporation nor any of its subsidiaries held shares of Utility preferred stock.

(3)
The information relates to beneficial ownership as of December 31, 2012, as reported in an amended Schedule 13G filed with the SEC on February 11, 2013 by BlackRock, Inc. ("BlackRock"). For these purposes, BlackRock has sole voting power and sole dispositive power with respect to all 25,533,123 shares of PG&E Corporation common stock held by BlackRock subsidiaries reported in the Schedule 13G, which include BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Life Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd., and BlackRock Investment Management (UK) Limited. Various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the common stock of PG&E Corporation.

(4)
The information relates to beneficial ownership as of December 31, 2012, as reported in an amended Schedule 13G filed with the SEC on February 13, 2013 by Capital World Investors. For these purposes, Capital World Investors has sole voting power with respect to 21,714,500 shares and shared voting power with respect to 0 shares of PG&E Corporation common stock and sole dispositive power with respect to all 40,529,500 shares of PG&E Corporation common stock held by Capital World Investors.

(5)
The information relates to beneficial ownership as of December 31, 2012, as reported in an amended Schedule 13G filed with the SEC on February 12, 2013 on behalf of Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. Messrs. Johnson and Johnson each own greater than 10 percent of the outstanding common stock of FRI. For these purposes, each of FRI and the two Messrs. Johnson are considered beneficial owners of 25,209,907 shares of PG&E Corporation common stock. None of these three have voting or investment power over these shares. Such shares also are considered to be beneficially owned by the following FRI investment management subsidiaries, as reported in the amended Schedule 13G: Franklin Advisers, Inc., Franklin Templeton Investments Corp., Templeton Asset Management Ltd., Templeton Investment Counsel, LLC, and Fiduciary Trust Company International. Franklin Advisers, Inc. accounts for beneficial ownership of 24,947,220 shares, and therefore also is reported in the amended Schedule 13G as a beneficial owner of more than 5 percent of PG&E Corporation common stock. Franklin Advisers, Inc. has sole voting power with respect to 24,732,410 shares of PG&E Corporation common stock and sole dispositive power with respect to 24,947,220 shares of PG&E Corporation common stock.

(6)
The information relates to beneficial ownership as of December 31, 2012, as reported in a Schedule 13G filed with the SEC on February 12, 2013 by State Street Corporation. For these purposes, State Street Corporation has shared voting power and shared dispositive power with respect to all 21,395,779 shares of PG&E Corporation common stock held by State Street Corporation subsidiaries reported in the Schedule 13G, which include State Street Global Advisors France S.A., State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors Ltd, State Street Global Advisors, Australia Limited, State Street Global Advisors Japan Co., Ltd., State Street Global Advisors, Asia Limited, and SSARIS Advisors LLC.

Security Ownership of Management

The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the SEC) as of March 5, 2013 by the directors, the nominees for director, NEOs, and all directors and executive officers of PG&E Corporation and the Utility as a group. As of March 5, 2013, no listed individual owned shares of any class of Utility securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation's deferred compensation and equity plans.

Name	Beneficial Stock Ownership(1)(2)(3)	Percent of Class(4)	Common Stock Equivalents(5)	Total
David R. Andrews(6)	45,046	*	2,952	47,998
Lewis Chew(6)	8,092	*	0	8,092
C. Lee Cox(6)	12,178	*	12,248	24,426
Anthony F. Earley, Jr.(6)(7)	60,274	*	0	60,274
Fred J. Fowler(6)	125	*	0	125
Maryellen C. Herringer(6)	11,630	*	26,709	38,339
Christopher P. Johns(8)	35,294	*	33,698	68,992
Roger H. Kimmel(6)	8,428	*	5,669	14,097
Richard A. Meserve(6)	6,239	*	5,066	11,305
Forrest E. Miller(6)	8,428	*	5,669	14,097
Rosendo G. Parra(6)	3,072	*	0	3,072
Barbara L. Rambo(6)	7,947	*	7,350	15,297
Barry Lawson Williams(6)	32,214	*	12,787	45,001
Kent M. Harvey(9)	26,284	*	6,626	32,910
Hyun Park(10)	39,054	*	3,507	42,561
John R. Simon(10)	8,676	*	77	8,753
Edward D. Halpin(11)	132		0	132
Dinyar B. Mistry(12)	6,016	*	0	6,016
All PG&E Corporation directors and executive officers as a group (17 persons)	319,760	*	122,358	442,118
All Utility directors and executive officers as a group (29 persons)	412,479	*	135,281	547,760
*
Less than 1 percent

(1)
This column includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the listed individuals and, in the case of current and former executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plan maintained by PG&E Corporation. Except as otherwise indicated below, the listed individuals have sole voting and investment power over the shares shown in this column. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

This column also includes the following shares of PG&E Corporation common stock in which the listed individuals share voting and investment power: Mr. Andrews 11,299 shares, Mr. Cox 12,178 shares, Ms. Herringer 2,100 shares, all PG&E Corporation directors and executive officers as a group 25,577 shares, and all Utility directors and executive officers as a group 25,577 shares. No reported shares are pledged.

(2)
This column includes the following shares of PG&E Corporation common stock that the listed individuals have the right to acquire within 60 days of March 5, 2013 through the exercise of vested stock options granted under the PG&E Corporation Long-Term Incentive Program ("LTIP"): Mr. Andrews 33,747 shares, Ms. Herringer 2,491 shares, Mr. Kimmel 4,090 shares, Mr. Miller 4,090 shares, Mr. Williams 14,905 shares, all PG&E Corporation directors and executive officers as a group 59,323 shares, and all Utility directors and executive officers as a group 59,323 shares. The listed individuals have neither voting power nor investment power with respect to these shares unless and until they are purchased through the exercise of the options under the terms of the LTIP, as appropriate.

(3)
This column includes restricted shares of PG&E Corporation common stock granted under the LTIP. As of March 5, 2013, the listed individuals held the following numbers of restricted shares that may not be sold or otherwise transferred until certain vesting conditions are satisfied: Mr. Andrews 1,138 shares, Mr. Chew 632 shares, Mr. Cox 1,138 shares, Ms. Herringer 1,138 shares, Mr. Kimmel 1,138 shares, Dr. Meserve 1,138 shares, Mr. Miller 1,138 shares, Mr. Parra 632 shares, Ms. Rambo 1,138 shares, Mr. Williams 1,138 shares, all PG&E Corporation directors and executive officers as a group 10,368 shares, and all Utility directors and executive officers as a group 10,368 shares.

(4)
The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of March 5, 2013.

(5)
This column reflects the number of stock units that were purchased by listed individuals through salary and other compensation deferrals or that were awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The listed individuals who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.

(6)
Mr. Andrews, Mr. Chew, Mr. Cox, Mr. Earley, Mr. Fowler, Ms. Herringer, Mr. Kimmel, Dr. Meserve, Mr. Miller, Mr. Parra, Ms. Rambo, and Mr. Williams are directors of both PG&E Corporation and the Utility.

(7)
Mr. Earley is a director of PG&E Corporation and the Utility and the Chairman of the Board, CEO, and President of PG&E Corporation. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(8)
Mr. Johns is a director and the President of the Utility. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(9)
Mr. Harvey is Senior Vice President and Chief Financial Officer of PG&E Corporation and is also an officer of the Utility. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(10)
Mr. Park and Mr. Simon are officers of PG&E Corporation. Mr. Simon is also an officer of the Utility. They are included in the Summary Compensation Table as NEOs of PG&E Corporation.

(11)
Mr. Halpin became Senior Vice President and Chief Nuclear Officer of the Utility on April 2, 2012. He is included in the Summary Compensation Table as an NEO of the Utility.

(12)
Mr. Mistry is Vice President, Chief Financial Officer, and Controller of the Utility. He is also an officer of PG&E Corporation. He is included in the Summary Compensation Table as an NEO of the Utility.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, PG&E Corporation's and the Utility's directors and certain officers, as well as persons who own greater than 10 percent of PG&E Corporation's or the Utility's equity securities, must file reports of ownership and changes in ownership of such equity securities with the SEC and the principal national securities exchange on which those securities are registered, and must furnish PG&E Corporation or the Utility with copies of all such reports that they file.

Based solely on review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and the Utility believe that during 2012, all filing requirements applicable to their respective directors, officers, and 10 percent shareholders were satisfied. No information is reported for individuals during periods in which they were not directors, officers, or 10 percent shareholders of the applicable company.

Related Party Transactions

Approval Policies

At their December 20, 2006, February 20, 2008, and February 18, 2009 meetings, the Boards of PG&E Corporation and the Utility each adopted or amended the companies' Related Party Transaction Policy ("Policy"). The Policy applies to transactions that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 ("Item 404(a)"), except that the Policy has a lower dollar threshold than Item 404(a).

Under the Policy, at the first meeting of each year, each company's Audit Committee must review, approve, and/or ratify related party transactions (other than the types of transactions that are excluded from disclosure under Item 404(a), as described below) with values exceeding $10,000 in which either company participates and in which any "Related Party" has a material direct or indirect interest. For these purposes, "Related Party" generally includes (1) any director, nominee for director, or executive officer, (2) holders of greater than 5 percent of that company's voting securities, and (3) those parties' immediate family members.

After the annual review and approval of related party transactions, if either company wishes to enter into a new related party transaction, then that transaction must be either pre-approved or ratified by the applicable Audit Committee. If a transaction is not ratified in accordance with the Policy, management will make all reasonable efforts to cancel or annul that transaction.

Where it is not practical or desirable to wait until the next Audit Committee meeting to obtain Committee approval or ratification, the Chair of the applicable Audit Committee may elect to approve a particular related party transaction and then report such approval to the full Audit Committee at the Committee's next regularly scheduled meeting. If the Chair of the applicable Audit Committee has an interest in the proposed related party transaction, then that transaction may be reviewed and approved by another independent and disinterested member of the applicable Audit Committee, provided that such member reports such approval to the full Committee at the Committee's next regularly scheduled meeting.

As part of the Audit Committees' review of any related party transaction, the Committees consider whether the transaction is on terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party. The Policy also requires that each Audit Committee disclose to the respective Board any material related party transactions.

However, as provided in Item 404(a), the following types of transactions are excluded:

•
Transactions where the rates or charges are determined by competitive bids,

•
Transactions for the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority,

•
Transactions for services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services,

•
Benefits received on a pro-rata basis by holders of PG&E Corporation or Utility securities,

•
Transactions where the individual's interest arises solely (1) from such person's position as a director of another corporation or organization which is a party to the transaction, (2) from the direct or indirect ownership of such person and a specific group (consisting of directors, nominees for director, and executive officers of the corporation, or any member of their immediate families), in the aggregate, of less than a 10 percent equity interest in another person (other than a partnership) that is a party to the transaction, or (3) from both such position and ownership,

•
Transactions where the individual's interest arises solely from the holding of an equity interest (including a limited partnership interest, but excluding a general partnership interest) or a creditor interest in another person that is party to the transaction with PG&E Corporation, the Utility, or any of their respective subsidiaries or affiliates, and the transaction is not material to such other person,

•
Transactions where the individual's interest arises only from such person's position as a limited partner in a partnership engaged in a transaction with PG&E Corporation or the Utility, in which the individual's interest (when aggregated with any other Related Parties) is less than 10 percent and the individual does not serve as a general partner of, nor hold another position in, the partnership,

•
An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation is reported pursuant to Regulation S-K, Item 402,

•
An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation would have been reported pursuant to Regulation S-K, Item 402 as compensation earned for services if that individual were an executive officer named in the Summary Compensation Table, and such compensation had been approved or recommended to the Board by the PG&E Corporation Compensation Committee (and the executive officer is not an immediate family member of another Related Party), or

•
Compensation provided to a director, provided that such compensation is reported pursuant to Regulation S-K, Item 407.

Since January 1, 2012, all related party transactions have been approved by the applicable Audit Committee in accordance with this Policy.

Related Person Transactions

Since January 1, 2012, three providers of asset management services also were beneficial owners of at least 5 percent of PG&E Corporation common stock: BlackRock, Inc. ("BlackRock"), State Street Corporation ("State Street"), and Wellington Management Company, LLP ("Wellington"). As reported as of January 1, 2013, Wellington no longer held at least 5 percent of PG&E Corporation's common stock. The nature and value of services provided by these 5 percent shareholders and their affiliates since January 1, 2012 are described below.

•
Affiliates of BlackRock provided asset management services to various trusts associated with the companies' employee benefit plans and to the Utility's nuclear decommissioning trusts. In exchange for these services, BlackRock's affiliates earned approximately $3.7 million in fees during 2012.

•
Affiliates of State Street provided asset management services to various trusts associated with the companies' employee benefit plans and to the Utility's nuclear decommissioning trusts. In exchange for these services, State Street's affiliates earned approximately $2.6 million in fees during 2012, of which approximately $2.1 million consisted of management fees paid by participants in the Pacific Gas and Electric Company Retirement Savings Plan.

•
Wellington provided asset management services to various trusts associated with company employee benefit plans. In exchange for these services, Wellington earned approximately $1.2 million in fees during 2012.

In each of these cases, the services were initiated before the entity became a 5 percent shareholder, and the services were subject to terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party. PG&E Corporation and the Utility expect that these entities will continue to provide similar services and products in the future, at similar levels, in the normal course of business operations.

 Legal Proceedings

In October 2010, a purported shareholder derivative lawsuit was filed in San Mateo County Superior Court following the San Bruno accident to seek recovery on behalf of PG&E Corporation and the Utility for alleged breaches of fiduciary duty by officers and directors, among other claims, relating to the Utility's natural gas business. The judge has ordered that proceedings in the derivative lawsuit be delayed until further order of the court. On February 7, 2013, another purported shareholder derivative lawsuit was filed in U.S. District Court for the Northern District of California to seek recovery on behalf of PG&E Corporation for alleged breaches of fiduciary duty by officers and directors, among other claims.

 Website Availability of Governance Documents

Current copies of the following corporate governance documents are available on-line in the Corporate Governance section of PG&E Corporation's website (www.pgecorp.com/aboutus/corp_gov) or the Utility's website (www.pge.com/about/company), as appropriate.

  •
  Corporate Governance Guidelines for PG&E Corporation and Pacific Gas and Electric Company (which include definitions of "independence" for directors)

  •
  Charters for the standing committees of the PG&E Corporation and Utility Boards of Directors, including:

  o
  Audit Committees of PG&E Corporation and the Utility

  o
  Compensation Committee of PG&E Corporation

  o
  Executive Committees of PG&E Corporation and the Utility

  o
  Finance Committee of PG&E Corporation

  o
  Nominating and Governance Committee of PG&E Corporation

  o
  Nuclear, Operations, and Safety Committee of PG&E Corporation

  o
  Public Policy Committee of PG&E Corporation

  •
  Code of Conduct for Employees (including executive officers)

  •
  Code of Conduct for Directors

General Information About the Annual Meetings and Voting

How do I vote?

You can attend and vote at the annual meetings, or the proxyholders will vote your shares as you indicate on your proxy.

If your shares are not registered to you directly but are held indirectly through a broker, bank, trustee, nominee, or other third party ("nominee"), follow the instructions provided by your nominee to vote your shares.

If your shares are registered to you directly, there are three ways to submit your proxy:

1.
Over the Internet. You may submit your proxy over the Internet either (i) by following the instructions in the Notice of Internet Availability, or (ii) for shareholders who received the proxy materials by mail, by following the instructions on the proxy card.

2.
By telephone. If you received your proxy materials by mail, you may submit your proxy by calling the toll-free number on the proxy card.

3.
By mail. If you received your proxy materials by mail, you may submit your proxy by completing, signing, and dating the proxy card and mailing it in the postage-paid envelope provided.

If you submit your proxy over the Internet or by telephone, your vote must be received by 6:00 a.m., Eastern time, on Monday, May 6, 2013. These Internet and telephone voting procedures comply with California law. If you submit your proxy by mail, your vote must be received by 10:00 a.m., Pacific time, on Monday, May 6, 2013.

What am I voting on, and what are each Board's voting recommendations?

PG&E Corporation shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal
4	Shareholder Proposal	Against this proposal

The Utility's shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal

What vote is required to approve each item?

A majority voting standard applies to the election of each director nominee and to the approval of each other item described in this Joint Proxy Statement. A director nominee will be elected, and a proposal will be approved, if a majority of the shares represented and voting approve that nominee's election or the proposal. Abstentions will not be considered in determining whether a majority of the shares represented and voting have elected a director nominee or approved a proposal. Similarly, any broker non-votes (see definition below under "What is a broker non-vote?") that occur with respect to a director nominee or a proposal will not be considered in determining whether a majority of the shares represented and voting have elected a director or approved that proposal. As explained below, broker non-votes do not apply to the ratification of the appointment of the independent registered public accounting firm.

In addition, the shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at each meeting. This means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote. For this purpose, abstentions could prevent the election of a director nominee or the approval of a proposal, and broker non-votes that occur with respect to the election of a director nominee or a proposal could prevent the election of a nominee or the approval of a proposal if the number of shares voting affirmatively does not constitute a majority of the required quorum.

Abstentions and broker non-votes also are considered in determining whether a quorum is present at each meeting.

Where shareholders are being asked for an advisory vote or for ratification, any approval of an item will be non-binding on the affected company but will be considered by that company's directors.

What is a broker non-vote?

If you hold your shares indirectly through a nominee, that party is the registered holder of your shares and submits the proxy to vote your shares. You are the beneficial owner of the shares, and typically you will be asked to provide your nominee with instructions as to how you want your shares to be voted. If your nominee is your broker, then under the rules of the NYSE, if you fail to provide your broker with voting instructions, your broker can use its discretion to vote your shares on certain routine matters, like the ratification of the appointment of the independent registered public accounting firm. However, your broker may not use its discretion to vote your shares on certain other matters, like director elections, advisory votes on executive compensation, and shareholder proposals. When a broker votes your shares on routine matters but is unable to vote your shares on other matters because you have failed to provide instructions, a "broker non-vote" occurs with respect to these other matters.

What shares am I entitled to vote?

If you are a PG&E Corporation registered shareholder, you are entitled to vote all the shares of PG&E Corporation common stock in your account as of the close of business on March 7, 2013 (the "record date"), including shares in the PG&E Corporation Dividend Reinvestment and Stock Purchase Plan. If you are a Utility registered shareholder, you are entitled to vote all the shares of Utility preferred stock in your account as of the record date.

If you are a registered holder of both PG&E Corporation common stock and Utility preferred stock, you are entitled to vote separately on each company's proposals. If you receive more than one copy of the Notice of Internet Availability or more than one proxy card for either company, it means that your shares are held in more than one account. You should vote the shares in all of your accounts.

How many copies of the Notice of Internet Availability or the Joint Notice, the Joint Proxy Statement, and the Annual Report will I receive?

Registered Holders.    You will receive one Notice of Internet Availability for each account, unless you have requested paper copies of the proxy materials, in which case you will receive one Joint Notice, one Joint Proxy Statement, a proxy card or voting instruction card, and one Annual Report for each account.

Beneficial Owners.    If you receive your proxy materials through Broadridge Investor Communication Solutions ("Broadridge"), and there are multiple beneficial owners at the same address, you may receive fewer Notices of Internet Availability or fewer paper copies of the Joint Notice, the Joint Proxy Statement, and the Annual Report (together, the "2013 Proxy Materials") than the number of beneficial owners at that address. SEC rules permit Broadridge to deliver only one Notice of Internet Availability, or only one copy of the 2013 Proxy Materials to multiple beneficial owners sharing an address, unless the applicable company receives contrary instructions from any beneficial owner at that address.

If you receive your proxy materials through Broadridge and (1) you currently receive only one copy of the Notice of Internet Availability, or only one copy of the proxy materials, at a shared address but you wish to receive an additional copy of the Notice of Internet Availability or of the 2013 Proxy Materials or any future proxy materials, or (2) you share an address with other beneficial owners who also receive their separate Notices of Internet Availability or proxy materials through Broadridge and you wish to request delivery of a single copy of the Notice of Internet Availability or of the proxy materials to the shared address in the future, please contact the office of the Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company, as appropriate, at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, or call 1-415-973-8200.

Are proxy materials for the annual meetings available on-line?

Yes. You can go on-line at www.pgecorp.com/investors/financial_reports/ to access the 2013 Proxy Materials.

You also can vote your proxy over the Internet. Specific voting instructions also are included on the Notice of Internet Availability and on the proxy card or voting instruction card.

What if I submit my proxy but I do not specify how I want my shares voted?

For PG&E Corporation shareholders, the PG&E Corporation proxyholders will vote your shares in accordance with the PG&E Corporation Board's recommendations, which are as follows: "For" each of the nominees for director, "For" Items 2 and 3, and "Against" Item 4. For Utility shareholders, the Utility's proxyholders will vote your shares in accordance with the Utility Board's recommendations, which are as follows: "For" each of the nominees for director and "For" Items 2 and 3.

What if I do not submit my proxy?

Your shares will not be voted if you do not submit a proxy or vote at the annual meetings, unless your broker votes your shares in the broker's discretion, as discussed above under "What is a broker non-vote?"

Can I change my proxy vote?

If your shares are registered to you directly, you can change your proxy vote or revoke your proxy any time before it is exercised by doing one of the following before the applicable deadline: (1) returning a signed proxy card with a later date, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary of PG&E Corporation or the Utility, as appropriate, in writing, or (4) submitting a written ballot at the annual meetings.

If your shares are not registered to you directly but are registered in the name of your broker, bank, trustee, nominee, or other third party, follow the instructions provided by your nominee to change your vote or revoke your proxy.

Is my vote confidential?

PG&E Corporation and the Utility each have adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims.

Who will count the votes?

Corporate Election Services will act as the proxy tabulators and the inspectors of election for the 2013 annual meetings. Corporate Election Services is independent of PG&E Corporation and the Utility and the companies' respective directors, officers, and employees.

How many shares are entitled to vote at the annual meetings?

As of the record date, there were 439,460,515 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote. Each share is entitled to one vote.

As of the record date, there were 10,319,782 shares of Utility preferred stock, $25 par value, and 264,374,809 shares of Utility common stock, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote.

May I attend the annual meetings?

All PG&E Corporation and Utility shareholders of record as of the record date may attend the annual meetings. You must have an admission ticket to attend the annual meetings. Also, shareholders will be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meetings.

If you are a registered shareholder and you received a copy of the Notice of Internet Availability, your Notice of Internet Availability will be your admission ticket. If you receive a proxy card, your admission ticket will be attached to your card. Please bring your admission ticket (which may be your Notice of Internet Availability) to the annual meetings. If a nominee holds your shares, please inform that party that you plan to attend the annual meetings, and ask for a legal proxy. Bring the legal proxy to the shareholder registration area when you arrive at the meetings, and we will issue an admission ticket to you. If you cannot get a legal proxy in time, we will issue an admission ticket to you if you bring a copy of your brokerage or bank account statement showing that you owned PG&E Corporation or Utility stock as of the record date.

May I bring a guest to the annual meetings?

Each registered shareholder or beneficial owner may bring up to a total of three of the following individuals to the annual meetings: (1) a spouse or domestic partner, (2) legal proxies, (3) qualified representatives presenting the shareholder's proposal, or (4) financial or legal advisors.

Shareholders must provide advance written notice to the Corporate Secretary of PG&E Corporation or the Utility, as appropriate, if they intend to bring any legal proxy, qualified representative, or advisor to the annual meetings. The notice must include the name and address of the legal proxy, representative, or advisor, and must be received at the principal executive office of the applicable company by 5:00 p.m., Pacific time, on April 29, 2013, in order to allow enough time for the issuance of additional admission tickets. We recommend that shareholders send their notice using a delivery method that indicates when the notice was received at the principal executive office of the applicable company.

How will the annual meetings be conducted?

The Chairman of the Board ("Chairman") of PG&E Corporation or his designee will preside over the annual meetings and will make any and all determinations regarding the conduct of the meetings.

All items of business described in this Joint Proxy Statement will be deemed presented at the annual meetings.

For the shareholder proposal, a qualified representative will have an opportunity to discuss that item. Other shareholders will have an opportunity to ask questions and make comments regarding that proposal.

There will be a general question and answer period. Questions and comments should pertain to corporate performance, items for consideration at the annual meetings, or other matters of interest to shareholders generally. The meeting is not a forum to present general economic, political, or other views that are not directly related to the business of PG&E Corporation or the Utility.

Shareholders will be recognized on a rotating basis. If you wish to speak, please raise your hand and wait to be recognized. When you are called upon, please direct your questions and comments to the company officer chairing the meetings. Each person called upon during the meetings will have a maximum of three minutes on any one question or comment.

Can shareholders introduce other proposals (including director nominations) during the annual meetings?

The Bylaws of PG&E Corporation and the Utility each require advance written notice of the intention to introduce a shareholder proposal or bring other matters for action (including introducing nominees for director) at an annual meeting. The notice for proposals and other matters to be considered by shareholders at the 2013 annual meetings must have been received at the principal executive office of the applicable company by February 12, 2013. The companies did not receive timely advance written notice of any shareholder matters that will be introduced at the annual meetings.

How much will this proxy solicitation cost?

PG&E Corporation and the Utility hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $14,500 plus reasonable out-of-pocket expenses. In addition, PG&E Corporation and the Utility will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. The solicitation of proxies also may be made in person, by telephone, or by electronic communications by the companies' respective directors, officers, and employees, who will not receive additional compensation for those solicitation activities.

 2014 Annual Meetings

What is the date of the 2014 annual meetings?

PG&E Corporation and the Utility currently anticipate that the date of their 2014 annual meetings will be roughly one year after the date of the 2013 annual meetings. Exact dates will be communicated to shareholders in the proxy materials for that meeting.

Can shareholders introduce proposals (including director nominations) during the 2014 annual meetings?

If you would like to introduce a shareholder proposal or other business during PG&E Corporation's or the Utility's 2014 annual meeting, each company's Bylaws require that your proper advance written notice of the matter be received at the principal executive office of the applicable company by 5:00 p.m., Pacific time, on February 7, 2014. However, if the 2014 annual meeting of either company is scheduled on a date that differs by more than 30 days from the anniversary date of the 2013 annual meetings, your notice will be timely if it is received no later than the tenth day after the date on which that company publicly discloses the date of its 2014 annual meeting.

If you would like to nominate an individual for director during the annual meeting, certain additional information must be provided in your advance written notice. For more information on the director nomination process, see page 17 of this Joint Proxy Statement.

If you wish to submit advance notice of any business to be brought before the 2014 annual meetings, we recommend that you use a delivery method that indicates when the advance notice of other business was received at the principal executive office of the applicable company.

Is there a different due date that applies if I want my shareholder proposal to be included in the proxy statement for the 2014 annual meetings?

Yes. If you would like to submit a proposal to be included in the proxy statement for PG&E Corporation's or the Utility's 2014 annual meeting, the applicable company's Corporate Secretary must receive your proposal after the date of the 2013 annual meetings, but by 5:00 p.m., Pacific time, on November 25, 2013.

If you wish to submit a shareholder proposal for inclusion in the 2014 proxy statement, we recommend that you use a delivery method that indicates when your proposal was received at the principal executive office of the applicable company.

Appendix A
PG&E Corporation
Pacific Gas and Electric Company

Secondary Pay Comparator Group of General Industry Companies

For the 2012 officer compensation program, the general industry comparator groups provided by Aon Hewitt and Towers Watson included the following companies:

Accenture	H. J. Heinz Company
Acciona S.A.	Hartford Financial Services Group
AFLAC, Inc.	Health Net, Inc.
Agrium, Inc.	Holcim Ltd.
Air Liquide	Illinois Tool Works Inc.
Air Products and Chemicals, Inc.	Ingersoll-Rand Company
Alcoa Inc.	ITT Corporation
Altria Group, Inc.	J. C. Penney Company, Inc.
Amgen Inc.	Jabil Circuit, Inc.
Anadarko Petroleum Corporation	Jacobs Engineering Group, Inc.
Apache Corporation	KBR, Inc.
Applied Materials, Inc.	Kellogg Company
Areva, Inc.	Kimberly-Clark Corporation
Arrow Electronics, Inc.	Kinder Morgan Inc.
Ashland Inc.	Kyocera Corporation
Automatic Data Processing, Inc.	L-3 Communications Corporation
AutoNation, Inc.	Lear Corporation
Avon Products, Inc.	Lenovo
Baxter International Inc.	Limited Brands
Blue Shield of California	Lincoln Financial Group
Bristol-Myers Squibb Company	Marriott International, Inc.
Burlington Northern Santa Fe Corporation	Massachusetts Mutual Life Insurance Company
Carnival	McDonald's Corporation
Catholic Healthcare West	Medtronic, Inc.
CIGNA Corporation	Monsanto Company
CNA Financial Corporation	Motorola, Inc.
Colgate-Palmolive Company	Motorola Mobility, Inc.
ConAgra Foods, Inc.	Murphy Oil Corporation
Covidien	Navistar International
CSX Corporation	Newmont Mining Corporation
Cummins, Inc.	Nordstrom
DCP Midstream	Norfolk Southern Corporation
Dean Foods Company	NRG Energy, Inc.
Devon Energy Corporation	Occidental Petroleum Corporation
Eaton Corporation	Office Depot
eBay Inc.	ONEOK Inc.
Eli Lilly and Company	Oshkosh Truck Corporation
EMC Corporation	Parker Hannifin Corporation
Emerson Electric Co.	PPG Industries, Inc.
Fluor Corporation	PPL Corporation
Ford Motor Credit Company LLC	Praxair, Inc.
General Mills, Inc.	Progress Energy, Inc.
Genuine Parts Company	Providence Health & Services
Goodyear Tire & Rubber Company	QUALCOMM Incorporated
Grupo Ferrovial	R. R. Donnelley

A-1

 Appendix A
PG&E Corporation
Pacific Gas and Electric Company

Secondary Pay Comparator Group of General Industry Companies
Continued

Research In Motion Ltd.	The Williams Companies, Inc.
Reynolds American Inc.	Thermo Fisher Scientific, Inc.
Sara Lee Corporation	Time Warner Cable
Science Applications International Corporation	Toys R Us
Seagate Technology	TransCanada Corporation
Sempra Energy	Transocean Ltd.
Sodexo, Inc.	TRW Automotive
Staples, Inc.	Tyco Electronics Corporation
Starbucks Corporation	Tyco International
Takeda Pharmaceutical Company	Union Pacific Railroad Co.
TE Connectivity Ltd.	United Continental Holdings, Inc.
Tenet Healthcare Corporation	United States Steel Corporation
Tennessee Valley Authority	Unum Group
Tesoro Corporation	Viacom Inc.
Tetrapak	Waste Management, Inc.
Textron Inc.	Whirlpool Corporation
The Chubb Corporation	Xerox Corporation
The Linde Group	Yum Brands, Inc.
The Principal Financial Group

A-2

Directions to the PG&E Corporation and Pacific Gas and
Electric Company Annual Meetings of Shareholders

The 2013 annual meetings of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Monday, May 6, 2013, at 10:00 a.m., at the PG&E Corporation and Pacific Gas and Electric Company headquarters, located at 77 Beale Street in downtown San Francisco, California. Entry to the annual meetings will be through the atrium on Beale Street, between Market Street and Mission Street.

The meetings are easily accessible using public transportation. If you are traveling by MUNI or BART, exit at the Embarcadero station.

There is no parking available at the company headquarters. Parking is available at public garages in the area. Directions are provided below for shareholders driving to the meetings.

From the North (Golden Gate Bridge):	From the South (Highway 101):	From the East (Bay Bridge):

•

Cross the Golden Gate Bridge (Highway 101 South).

•

Take the Downtown/Lombard Street exit onto Lombard Street.

•

Turn right at Gough Street.

•

Turn left at California Street.

•

Turn right at Davis Street.

•

Cross Market Street onto Beale Street.

•

PG&E is on your left.

•

Merge onto Interstate 80 East (toward Bay Bridge/Oakland).

•

Exit at Fourth Street.

•

Bear left onto Bryant Street.

•

Turn left at Third Street.

•

Turn right at Market Street.

•

Turn right at Beale Street.

•

PG&E is on your left.

• Cross the Bay Bridge (Interstate 80 West). • Exit at Fremont Street. • Turn left onto Fremont Street. • Turn right at Market Street. • Turn right at Beale Street. • PG&E is on your left.

Please note that the following items will not be allowed in the meetings: cameras, video or tape recorders, and other electronic recording devices, or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection. Photography and video/audio recording are not permitted at the meetings.

Real-time captioning services and assistive listening devices will be available at the meetings. Please note that real-time captioning materials are not reviewed by either company before they are presented to shareholders, in order to provide timely information to shareholders attending the meetings. Any documents created in the real-time captioning process cannot be relied upon as an accurate transcript of the annual meeting proceedings.

c/o Corporate Election Services PO Box 1150 Pittsburgh, PA 15230-1150	V O T E B Y T E L E P H O N E

Have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote.

V O T E B Y I N T E R N E T

Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote.

V O T E B Y M A I L

Please mark, sign, and date your proxy card, and return it in the postage-paid envelope provided, or mail it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.

You can view the Joint Proxy Statement and the 2012 Annual Report on the Internet at:  www.pgecorp.com/investors/financial_reports/

Vote by Telephone Call toll-free using a touch-tone phone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy card in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 6:00 a.m., Eastern time, on Monday, May 6, 2013, to be counted in the final tabulation.

If you vote by telephone or Internet, please do not send your proxy card by mail.

Proxy card must be signed and dated below.
Please fold and detach card at perforation before mailing.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PG&E CORPORATION	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 6, 2013.

The undersigned hereby appoints Anthony F. Earley, Jr. and Linda Y.H. Cheng, or either of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of PG&E Corporation, to be held at the PG&E Corporation headquarters, 77 Beale Street, San Francisco, California, on Monday, May 6, 2013, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting and any adjournments or postponements thereof.

Signature

Signature

Date:	, 2013

Please sign exactly as name(s) appears on this card. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

2013 ANNUAL MEETING OF SHAREHOLDERS ADMISSION TICKET

PG&E Corporation headquarters

77 Beale Street

San Francisco, California

Monday, May 6, 2013, at 10:00 a.m.

There is no parking available at the company headquarters. Parking is available at public garages in the area.

Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room.

Note:  Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting.

Please note that the following items will not be allowed in the meeting: cameras, video or tape recorders, and other electronic recording devices, or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection. Photography and video/audio recording are not permitted at the meeting.

Real-time captioning services and assistive listening devices will be available at the meeting. Please note that real-time captioning materials are not reviewed by either company before they are presented to shareholders, in order to provide timely information to shareholders attending the meetings. Any documents created in the real-time captioning process cannot be relied upon as an accurate transcript of the annual meeting proceedings.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   Please fold and detach card at perforation.

Y O U R   V O T E   I S   I M P O R T A N T !

As an alternative to completing and mailing the proxy card below, you may submit your voting instructions over the Internet at www.cesvote.com or by touch-tone telephone at 1-888-693-8683.  Please have your proxy card in hand when submitting your voting instructions over the Internet or by telephone.  These Internet and telephone voting procedures comply with California law.  If you do not vote by telephone or Internet, please mark, sign and date the proxy card, and return it promptly in the postage-paid envelope provided so that your shares may be represented at the meeting.

Proxy card must be signed and dated on the reverse side.
Please fold and detach card at perforation before mailing.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PG&E CORPORATION	PROXY

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR Items 1, 2, and 3, and AGAINST Item 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, AND 3.

1.	Election of Directors

	Nominees are:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	(1)	David R. Andrews	❑	❑	❑	(5)	Fred J. Fowler	❑	❑	❑	(9)	Forrest E. Miller	❑	❑	❑
	(2)	Lewis Chew	❑	❑	❑	(6)	Maryellen C. Herringer	❑	❑	❑	(10)	Rosendo G. Parra	❑	❑	❑
	(3)	C. Lee Cox	❑	❑	❑	(7)	Roger H. Kimmel	❑	❑	❑	(11)	Barbara L. Rambo	❑	❑	❑
	(4)	Anthony F. Earley, Jr.	❑	❑	❑	(8)	Richard A. Meserve	❑	❑	❑	(12)	Barry Lawson Williams	❑	❑	❑

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm										❑ FOR	❑ AGAINST		❑ ABSTAIN

3.	Advisory Vote to Approve the Company’s Executive Compensation										❑ FOR	❑ AGAINST		❑ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST SHAREHOLDER ITEM 4.

4.	Shareholder Proposal: Independent Board Chair										❑ FOR	❑ AGAINST		❑ ABSTAIN

IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PG&E CORPORATION	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 6, 2013.

The undersigned hereby appoints Anthony F. Earley, Jr. and Linda Y.H. Cheng, or either of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of PG&E Corporation, to be held at PG&E Corporation headquarters, 77 Beale Street, San Francisco, California, on Monday, May 6, 2013, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting and any adjournments or postponements thereof.

Signature

Signature

Date:	, 2013

Please sign exactly as name(s) appears on this card. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PG&E CORPORATION	PROXY

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR Items 1, 2, and 3, and AGAINST Item 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, AND 3.

1.	Election of Directors

	Nominees are:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	(1)	David R. Andrews	❑	❑	❑	(5)	Fred J. Fowler	❑	❑	❑	(9)	Forrest E. Miller	❑	❑	❑
	(2)	Lewis Chew	❑	❑	❑	(6)	Maryellen C. Herringer	❑	❑	❑	(10)	Rosendo G. Parra	❑	❑	❑
	(3)	C. Lee Cox	❑	❑	❑	(7)	Roger H. Kimmel	❑	❑	❑	(11)	Barbara L. Rambo	❑	❑	❑
	(4)	Anthony F. Earley, Jr.	❑	❑	❑	(8)	Richard A. Meserve	❑	❑	❑	(12)	Barry Lawson Williams	❑	❑	❑

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm										❑ FOR	❑ AGAINST		❑ ABSTAIN

3.	Advisory Vote to Approve the Company’s Executive Compensation										❑ FOR	❑ AGAINST		❑ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST SHAREHOLDER ITEM 4.

4.	Shareholder Proposal: Independent Board Chair										❑ FOR	❑ AGAINST		❑ ABSTAIN

IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

c/o Corporate Election Services PO Box 1150 Pittsburgh, PA 15230-1150	V O T E B Y T E L E P H O N E

Have your voting instruction card available when you call the toll-free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote.

V O T E B Y I N T E R N E T

Have your voting instruction card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote.

V O T E B Y M A I L

Please mark, sign, and date your voting instruction card, and return it in the postage-paid envelope provided, or mail it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.

You can view the Joint Proxy Statement and the 2012 Annual Report on the Internet at:  www.pgecorp.com/investors/financial_reports/

Vote by Telephone Call toll-free using a touch-tone phone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your voting instruction card in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 6:00 a.m., Eastern time, on Thursday, May 2, 2013, to be counted in the final tabulation.

If you vote by telephone or Internet, please do not send your voting instruction card by mail.

Voting instruction card must be signed and dated below.
Please fold and detach card at perforation before mailing.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PG&E CORPORATION	VOTING INSTRUCTION CARD

To Fidelity Management Trust Company, Trustee:

Pursuant to the provisions of the PG&E Corporation Retirement Savings Plan and the Retirement Savings Plan for Union-Represented Employees, you are instructed to vote the shares of PG&E Corporation common stock attributable to my Plan account as of March 7, 2013 at the Annual Meeting of Shareholders of PG&E Corporation to be held on Monday, May 6, 2013, and at any adjournment or postponement thereof, as indicated on this voting instruction card, and upon all motions and resolutions which may properly come before said meeting and any adjournments or postponements thereof.

To participants in the Retirement Savings Plan and the Retirement Savings Plan for Union-Represented Employees:

If you sign but do not otherwise complete the card, you will be instructing the Trustee to vote all shares in accordance with the recommendations of the PG&E Corporation Board of Directors.

Signature

Date:	, 2013
Please sign exactly as name appears on this card.

TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN AND THE RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES:

As a participant, you are entitled to direct the Trustee how to vote your shares of PG&E Corporation common stock attributable to your account.

The voting instruction card below is provided for your use in giving the Trustee confidential instructions to vote stock held in your Plan account at PG&E Corporation’s Annual Meeting of Shareholders on Monday, May 6, 2013.  You have one vote for each share of PG&E Corporation common stock attributable to your account as of March 7, 2013.  Enclosed is a Joint Proxy Statement that sets forth the business to be conducted at the meeting.  Please mark your instructions on the card below, and sign, date, and return it in the postage-paid envelope provided.

As an alternative to completing and mailing the voting instruction card, you may submit your voting instructions over the Internet at www.cesvote.com or by touch-tone telephone at
1-888-693-8683.  Please have your voting instruction card in hand when submitting your voting instructions over the Internet or by telephone.  These Internet and telephone voting procedures comply with California law.  Participants who also own stock outside the Plan will receive a separate proxy or voting instruction card for those shares.

If you do not return your card, if it is not signed and dated, or if you do not otherwise provide voting directions via telephone or the Internet, the Trustee will not vote the shares attributable to your Plan account.

Voting instruction card must be signed and dated on the reverse side.
Please fold and detach card at perforation before mailing.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PG&E CORPORATION	VOTING INSTRUCTION CARD

This card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If you sign but do not otherwise complete the voting instruction card, you will be instructing the Trustee to vote all shares in accordance with the recommendations of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, AND 3.

1.	Election of Directors

	Nominees are:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	(1)	David R. Andrews	❑	❑	❑	(5)	Fred J. Fowler	❑	❑	❑	(9)	Forrest E. Miller	❑	❑	❑
	(2)	Lewis Chew	❑	❑	❑	(6)	Maryellen C. Herringer	❑	❑	❑	(10)	Rosendo G. Parra	❑	❑	❑
	(3)	C. Lee Cox	❑	❑	❑	(7)	Roger H. Kimmel	❑	❑	❑	(11)	Barbara L. Rambo	❑	❑	❑
	(4)	Anthony F. Earley, Jr.	❑	❑	❑	(8)	Richard A. Meserve	❑	❑	❑	(12)	Barry Lawson Williams	❑	❑	❑

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm										❑ FOR	❑ AGAINST		❑ ABSTAIN

3.	Advisory Vote to Approve the Company’s Executive Compensation										❑ FOR	❑ AGAINST		❑ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST SHAREHOLDER ITEM 4.

4.	Shareholder Proposal: Independent Board Chair										❑ FOR	❑ AGAINST		❑ ABSTAIN

IMPORTANT—THIS VOTING INSTRUCTION CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.